As filed with the United States Securities and Exchange Commission on May 12, 2020

Registration No. 333-237721

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	7373	87-0613716
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2190 Dividend Drive

Columbus, Ohio 43228

(614) 921-8170

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James F. DeSocio

President and Chief Executive Officer

Intellinetics, Inc.

2190 Dividend Drive

Columbus, Ohio 43228

(614) 921-8170

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Erin C. Herbst, Esq.

Kegler Brown Hill & Ritter Co., L.P.A.

65 E. State Street, Suite 1800

Columbus, Ohio 43215

Tel No.: (614) 462-5400

Fax No.: (614) 464-2634

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company) Emerging growth company [ ]	Smaller reporting company [X]

If an emerging growth company, indicated by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.001 per share	2,519,490	(1)	$3.00	(2)	$7,558,470	$981.09	(2)(3)

(1)	This Registration Statement registers for resale 2,519,490 shares of the Registrant’s common stock, par value $0.001 per share, by the selling stockholders identified in this prospectus, consisting of (a) 955,000 shares of common stock, issued to investors in a private placement of securities completed on March 2, 2020, (b) 1,433,740 shares of common stock, issued upon conversion of all the outstanding principal and interest payable by the Registrant pursuant to convertible notes held by noteholders; (c) 35,250 shares of common stock, issued to the placement agent; and (d) up to 95,500 shares of our common stock, issuable upon the exercise of warrants issued to the placement agent. In accordance with Rule 416(a) of the Securities Act, there also are being registered hereunder an indeterminate number of shares that may be issuable with respect to the shares registered hereunder as the result of stock splits, stock dividends or similar transactions.

(2)

Estimated pursuant to Rule 457(c) of the Securities Act solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the common stock as reported on the OTCQB on April 13, 2020.

(3)	The filing fee that was payable upon initial filing of this registration statement was previously paid on April 14, 2020.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 12, 2020

PROSPECTUS

INTELLINETICS, INC.

2,519,490 Shares of Common Stock

The selling stockholders identified in this prospectus may, from time to time, offer and sell up to 2,519,490 shares of our common stock consisting of:

●	955,000 shares of our common stock, issued to investors in a private placement of securities completed on March 2, 2020 (which we refer to as our “2020 private placement”);

●

1,433,740 shares of our common stock, issued to noteholders upon conversion of all the outstanding principal and interest payable pursuant to our convertible notes held by such noteholders (which we refer to as the “2020 note conversion”);

●	35,250 shares of our common stock, issued to the placement agent in connection with the 2020 note conversion; and

●	up to 95,500 shares of our common stock, issuable upon the exercise of warrants issued to the placement agent in connection with the 2020 private placement.

We are not selling any shares of our common stock in this offering and will not receive any proceeds from the sale of the shares by the selling stockholders. We may receive proceeds on the exercise for cash of outstanding warrants for shares of our common stock covered by this prospectus.

The selling stockholders may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our common stock. We will pay all expenses of the registration of the shares, and the selling stockholders will pay any broker-dealer or underwriter fees, discounts or commissions and other selling expenses of the shares.

Our common stock is quoted on the OTCQB under the symbol “INLX.” The closing price of our common stock as reported on the OTCQB on April 13, 2020, was $3.00 per share.

Investing in our securities involves a high degree of risk. You should consider carefully the risk factors beginning on page 6 of this prospectus before you consider buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is__________ , 2020.

This prospectus is part of a Registration Statement we filed with the Securities and Exchange Commission (the “SEC.”) Under this registration process, the selling stockholders may, from time to time, offer and sell up to 2,519,490 shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. You should read this prospectus carefully before making an investment decision.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with additional or different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of our common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances or any jurisdiction in which such offer or solicitation is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. The rules of the SEC may require us to update this prospectus in the future.

The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement.

As used in this prospectus, unless the context indicates otherwise:

•	the terms “Intellinetics,” “Company,” “we,” “our” and similar terms refer to Intellinetics, Inc., a Nevada corporation, and its subsidiaries,
•	“Intellinetics Ohio” refers to Intellinetics, Inc., an Ohio corporation and a wholly-owned subsidiary of the Company, and
•	“Graphic Sciences” refers to Graphic Sciences, Inc., a Michigan corporation and a wholly-owned subsidiary of the Company.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. Before deciding to invest in our securities, you should read this entire prospectus, including the discussion of “Risk Factors” and our consolidated financial statements and the related notes.

Our Company

Our History

Intellinetics, formerly known as GlobalWise Investments, Inc., is a Nevada holding company incorporated in 1997, with two subsidiaries: (i) Intellinetics, Inc., an Ohio corporation that is wholly-owned by the Company, and (ii) Graphic Sciences, Inc., a Michigan corporation that is also wholly-owned by the Company. Intellinetics Ohio was incorporated in 1996, and on February 10, 2012, Intellinetics Ohio became the sole operating subsidiary of the Company as a result of a reverse merger and recapitalization. On March 2, 2020, the Company purchased all the outstanding capital stock of Graphic Sciences, Inc.

Our Company

We are a document services and solutions software company serving both the small-to-medium business and governmental sectors. Our software platform allows customers to capture and manage all documents across operations such as scanned hard-copy documents and all digital documents including those from Microsoft Office 365, digital images, audio, video and emails. Our document services offerings provide assistance to clients with document management generally and migration to our software solutions. Our solutions create value for customers by making it easy to connect business-critical documents to the people who need them by making them easy to find, while also being secure and compliant with the customers’ audit requirements.

Customers obtain use of our software by either purchasing it for installation onto their equipment, referred to as a “premise” model, or by accessing the platform via the Internet, referred to as a “cloud-based,” “software as a service,” or “SaaS” model. We continue to see increases in its provision of SaaS-based customer activation, and this migration by clients is the most significant strategic part of its revenue growth opportunity. Our SaaS products are hosted with Amazon Web Services, Expedient, and Skynet Managed Technology Services, offering our customers reliable hosting services with best practices in data security.

Recent Developments

On April 21, 2020, we acquired substantially all of the assets of CEO Imaging Systems, Inc., who also does business as CEO Image (“CEO Image”), a document solutions company that specializes in the K-12 education market, as well as financial services and others, located in Plymouth, Michigan. More details regarding the acquisition of CEO Image are set forth below in Management’s Discussion and Analysis, and in our Current Report on 8-K filed on April 24, 2020.

On April 15, 2020, we entered into an unsecured promissory note under the Paycheck Protection Program (the “PPP”), through PNC Bank with a principal amount of $838,700. The PPP was established under the recently congressionally approved Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The term of the PPP loan is two years. The interest rate on each PPP loan is 1.0% per annum, which shall be deferred for the first six months of the term of the loan. After the initial six-month deferral period, the loan requires monthly payments of interest until maturity with respect to any portion the PPP loan which is not forgiven as described below. The Company is permitted to prepay or partially prepay the PPP loan at any time with no prepayment penalties. Under the terms of the CARES Act, PPP loan recipients can apply for, and be granted, forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations and ongoing rulemaking by the SBA, based on the use of loan proceeds for payroll costs and mortgage interest, rent or utility costs and the maintenance of employee and compensation levels. No assurance is provided that the Company will obtain forgiveness of the PPP loans in whole or in part.

On March 2, 2020, Intellinetics acquired all of the issued and outstanding capital stock of Graphic Sciences, a document management company located in Madison Heights, Michigan that provides indexing and scanning services, as well as physical document storage and retrieval services. More details regarding the acquisition of Graphic Sciences are set forth below in Management’s Discussion and Analysis, and in our Current Report on 8-K filed on March 4, 2020.

Also on March 2, 2020, we completed a private offering with certain accredited investors to raise aggregate gross proceeds of $2,000,000 in 12% subordinated notes and $3,500,000 in shares of common stock, referred to herein as the 2020 private placement. We used a portion of the net proceeds to finance the acquisition of Graphic Sciences, and intend to use the remaining net proceeds for working capital and general corporate purposes, including potentially other future acquisitions. More details are set forth below in Management’s Discussion and Analysis, and in our Current Report on 8-K filed on March 4, 2020.

On March 2, 2020, we amended all of our currently outstanding convertible promissory notes, in order to permit us to convert all of the then-outstanding principal and accrued and unpaid interest payable with respect to the notes into shares of common stock upon the same terms as the 2020 private placement. On the same day, we converted all of the then-outstanding principal and accrued and unpaid interest into shares of common stock. More details are set forth below in Management’s Discussion and Analysis, and in our Current Report on 8-K filed on March 4, 2020.

On February 27, 2020, shareholders approved a one-for-fifty (1-for-50) reverse split of our common stock and reduction of the number of authorized shares of common stock to 25,000,000 shares. The reverse split was made effective by OTCQB on March 20, 2020. More details regarding the reverse split and related amendments to our Articles of Incorporation are set forth below in Management’s Discussion and Analysis, and in our Current Report on 8-K filed on March 4, 2020.

Corporate Information

Our principal executive offices are located at 2190 Dividend Drive, Columbus, Ohio 43228. Our telephone number is (614) 921-8170 and our website address is www.intellinetics.com. The information contained on our website is not part of this prospectus.

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The Offering

Common stock offered by selling stockholders	Up to 2,519,490 shares

Common stock to be outstanding after the offering	2,906,340 shares, assuming full exercise of all warrants held by selling stockholders

Use of proceeds	The selling stockholders will receive all of the proceeds from the sale of shares of our common stock. We will not receive any proceeds from the sale of the common stock. To the extent that the selling Stockholders exercise for cash all of the warrants covering the 95,500 shares of common stock issuable upon exercise of all the warrants held by such selling stockholders, we may receive a maximum of $382,000 from such exercises. We intend to use any such proceeds for general corporate and working capital purposes. See “Use of Proceeds” for a complete description.

OTCQB Symbol	INLX

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider the “Risk Factors” beginning on page 6.

The selling stockholders identified in this prospectus may offer and sell up to 2,519,490 shares of our common stock consisting of:

●	955,000 shares of our common stock, issued to investors in the 2020 private placement;

●	1,433,740 shares of our common stock, issued to noteholders in the 2020 note conversion;

●	35,250 shares of our common stock, issued to the placement agent in connection with the 2020 note conversion; and

●	up to 95,500 shares of our common stock, issuable upon the exercise of warrants issued to the placement agent in connection with the 2020 private placement.

The number of shares of our common stock outstanding after the offering is based on 2,810,840 shares of our common stock outstanding as of April 13, 2020, but this amount excludes the following shares reserved for issuance:

●	67,330 shares of our common stock reserved for issuance under the 2015 Intellinetics Inc. Equity Incentive Plan

●	230,032 shares of our common stock, issuable upon exercise of warrants outstanding as of April 13, 2020, all of which are immediately exercisable and consist of the following:

	○	five-year warrants to purchase 32,500 shares of our common stock at an exercise price of $32.50 per share, issued to investors on December 29, 2015, December 31, 2015, and January 25, 2016 in connection with a private placement;

	○	five-year warrants to purchase 43,878 shares of our common stock at an exercise price of $32.50 per share, issued to investors on December 31, 2015, and January 6, 2016, in connection with an exchange of convertible notes;

	○	five-year warrants to purchase 17,752 shares of our common stock at an exercise price of $35.75 per share, issued to the placement agent in connection with both the 2015 private placement and the 2015 note exchange;

	○	five-year warrants to purchase 1,125 shares of our common stock at an exercise price of $34 per share, issued to investors in connection with bridge financing prior to a private placement in 2016;

	○	five-year warrants to purchase 3,076 shares of our common stock at an exercise price of $37.50 per share, issued to the placement agent in connection with a private placement with investors on December 30, 2016, January 6, 2017, and January 31, 2017;

	○	five-year warrants to purchase 3,000 shares of our common stock at an exercise price of $15.00 per share, issued to investors in connection with bridge financing prior to a private placement in 2017;

	○	five-year warrants to purchase 17,200 shares of our common stock at an exercise price of $12.50 per share, issued to the placement agent in connection with a private placement with investors on November 17, 2017, and November 29, 2017;

	○	five-year warrants to purchase 16,000 shares of our common stock at an exercise price of $9.00 per share, issued to the placement agent in connection with a private placement with investors on September 20, 2018, and September 26, 2018; and

	○	five-year warrants to purchase 95,500 shares of our common stock at an exercise price of $4.00 per share, issued to the placement agent in connection with the 2020 private placement.

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Summary Historical Financial Data

The following table summarizes our recent financial data. We have derived the following summary of our statements of operations data for the fiscal years ended December 31, 2019 and 2018, and the following summary of our balance sheet data as of December 31, 2019 and 2018, from our audited consolidated financial statements appearing elsewhere in this prospectus. The following summary of our financial data set forth below should be read together with our financial statements and the related notes to those statements, as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in this prospectus.

	Year Ended December 31,
	Audited
	2019	2018
Statement of Operations Data:

Revenues	$2,535,955	$2,381,427
Cost of Revenues	567,843	742,405
Gross Profit	1,968,112	1,639,022
Operating expenses:
General and administrative	2,131,385	2,106,851
Sales and marketing	981,618	997,910
Depreciation	7,701	9,040
Total operating expenses	3,120,704	3,113,801
Other income (expenses):
Interest expense, net	(980,689)	(865,501)

Net loss	$(2,133,281)	$(2,340,280)

Balance Sheet Data:

Current assets	$872,132	$1,386,864
Working capital (deficit)	(6,437,382)	143,151
Total assets	986,574	1,406,279
Long-term liabilities	53,318	4,693,158
Total stockholders’ deficit	(20,796,066)	(18,662,785)

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RISK FACTORS

Investing in our shares involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors and information relating to our business, condition and operating results, including those set forth below and those contained elsewhere in this prospectus. If any of the following risks were to occur, our business, affairs, assets, financial condition, results of operations, cash flows, liquidity and prospects could be materially and adversely affected, the trading price of our shares could decline, and you could lose all or part of your investment in our shares. When we say that something could have a material adverse effect on us or on our business, we mean that it could have one or more of these effects.

Risks Relating to Our Business

We have been and could continue to be negatively impacted by the recent outbreak of the novel coronavirus disease (COVID-19) and related governmental actions and orders and market effects.

In light of the uncertain and rapidly evolving situation relating to the spread of the coronavirus disease (COVID-19), this public health concern could pose a risk to our customers, our employees, our vendors and the communities in which we operate, which could negatively impact our business. The full extent to which COVID-19 may impact our business will depend on future developments, which are highly uncertain and cannot be predicted at this time. At the time of this prospectus, we are obligated to scale back operations in our Graphic Sciences operations in response to the pandemic, under state law in Michigan, where we are processing only those projects which qualify as essential under the state guidance. Should the current shelter-in-place directives continue for an extended period, we expect our business, financial condition and results of operations would be materially adversely affected. We may also be impacted further by decreased customer demand and/or subscription terminations as a result of a reduction in customer spending or as a result of government-imposed restrictions on businesses, shelter-in place orders and temporary restaurant, retail and grocery store closures. Due to the portion of our business that generates subscription-based revenue, the effect of COVID-19 may not be fully reflected in our results of operations until future periods. If the pandemic continues to require governmental orders to shelter-in-place, the disease could have a material adverse effect on our business, results of operations, financial condition and cash flows and adversely impact the trading price of our common stock.

Our management expressed going concern issues that note our need for capital and/or revenues to survive as a business.

Our ability to continue as a going concern is dependent on our ability to manage cash and further implement our business plan. For the twelve months ended December 31, 2019 and 2018, Intellinetics Ohio had a net loss of $2,133,281 and $2,340,280, respectively, and Graphic Sciences had an unaudited net income of approximately $1,105,000 for the twelve months ended December 31, 2019. Intellinetics Ohio has an accumulated deficit of $20,796,066 as of December 31, 2019. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our current Independent Registered Public Accounting Firm’s reports on our financial statements for the twelve months ended December 31, 2019 and 2018, contained explanatory paragraphs indicating that there was substantial doubt as to our ability to continue as a going concern. Our going concern qualification is expected to significantly affect our ability to raise capital and have a meaningful negative effect on the cost of capital, if we are able to raise any capital at all. If we are unable to manage cash, generate revenues from operations, or raise capital, we may not be able to continue operations without significant curtailment, especially in light of our reduction in operations in the State of Michigan during that state’s shelter-in-place directives.

Our cash reserves may be insufficient, and we may require additional capital to fund our future activities. We may not be able to ensure the survival of the business if we fail to raise additional capital on satisfactory terms and in sufficient amounts when the needs arrive.

As of December 31, 2019, we had cash of $404,165. Given the current outbreak of and containment strategies for the novel coronavirus disease (COVID-19) and given our history of operating losses, we believe that, through the next 12 months, the capital requirements to cover our operating costs and fund growth may not be met from cash flows generated by operations. There is no assurance that we will be able to obtain additional capital or debt financing within that time. We will be required to meet our needs from increased internally generated cash flows, debt financings and/or equity financings. We are dependent on our ability to obtain financing to continue operations and to implement our business plan. The type, timing and terms of the additional financing we may select will depend on, among other things, our cash needs, the availability of other financing sources and prevailing conditions in the financial markets. Any financing would be dilutive to our stockholders. There can be no assurance that any of these sources will be available to us at any time. Even if additional capital is available, we may not be able to obtain debt or equity financing on terms favorable to us. If cash generated by operations is not sufficient to meet our capital requirements, the failure to obtain additional financing could result in a reduction or curtailment of our operations.

Economic conditions and uncertainty are likely to adversely affect our operating results or financing in ways that are hard to predict or to defend against.

Our overall performance depends on economic conditions. The United States economy is currently suffering from uncertainty, volatility, disruption, and other adverse conditions, primarily caused by the current outbreak of and containment strategies for the coronavirus disease (COVID-19), and those conditions will adversely impact the business community and financial markets in ways that are difficult to fully understand at this moment. During adverse economic conditions, many customers delay or reduce technology purchases. Contract negotiations are likely to become more protracted, or conditions could result in reductions in sales of our products, longer sales cycles, pressure on our margins, difficulties in collection of accounts receivable or delayed payments, increased default risks associated with our accounts receivable, slower adoption of new technologies, and increased price competition. In addition, a curtailment of credit markets could adversely impact our ability to complete sales of our products and services, including maintenance and support renewals. Any of these prolonged events are likely to cause a curtailment in government or corporate spending and delay or decrease customer purchases, and adversely affect our business, financial condition, and results of operations.

We need to continue to maintain an effective system of internal controls, in order to be able to report our financial results accurately and timely and prevent fraud.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. We maintain a small accounting and reporting staff, concentrated in a few individuals. Any future weaknesses in our internal controls and procedures over financial reporting could result in material misstatements in our financial statements not being prevented or detected. We may experience difficulties or delays in completing remediation or may not be able to successfully remediate material weaknesses at all. Any material weakness or unsuccessful remediation could affect our ability to file periodic reports on a timely basis and investor confidence in the accuracy and completeness of our financial statements, which in turn could harm our business and have an adverse effect on our stock price and our ability to raise additional funds.

6

If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our operating results could fall below expectations of securities analysts and investors, resulting in a decline in our stock price.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” in this Annual Report on Form 10-K, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of securities analysts and investors, resulting in a decline in our stock price. Significant assumptions and estimates used in preparing our consolidated financial statements include those related to revenue recognition, deferred contract costs and commission expense, accounting for business combination, troubled debt restructuring and stock compensation.

We may have to issue additional securities at prices which may result in substantial dilution to our stockholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of ordinary shares outstanding. We may have to issue securities that may have rights, preferences, and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations, and financial condition.

We may not be able to generate sufficient cash to service any indebtedness that we may incur from time to time, which could force us to sell assets, cease operations, or take other detrimental actions for our business.

Our ability to make scheduled payments on or to refinance any debt obligations that we may incur depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond our control. We cannot ensure that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on any indebtedness.

If our cash flows and capital resources are at any time insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital, restructure or refinance our indebtedness, or reduce or cease operations. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other operating obligations.

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The length of our sales cycle can fluctuate significantly, resulting in significant fluctuations in revenue recognition.

The decision by a customer to purchase our products sometimes involves a comprehensive implementation process across the customer’s network or networks. As a result, licenses of these products may entail a significant commitment of resources by prospective customers, accompanied by the attendant risks and delays frequently associated with significant expenditures and lengthy sales cycles and implementation procedures. Given the significant investment and commitment of resources required by an organization to implement the type of software we supply, our sales cycle may be longer compared to other companies within our own industry, as well as companies in other industries. It may take several months, or even several quarters, for marketing opportunities to materialize. If a customer’s decision to license our software is delayed or if the installation of our products takes longer than originally anticipated, the date on which we may recognize revenues from these licenses would be delayed. Such delays could cause our revenues to be lower than expected in a particular period.

Any significant reduction in the sales efforts or cooperative efforts from our partners could materially impact our revenues.

We rely on close cooperation with our resellers for sales and product development as well as for the optimization of opportunities that arise in our competitive environment. In particular, the success of our reseller program is entirely dependent upon our relationships with resellers of multi-functional devices, which are currently being purchased by current and potential customers in our target markets. Our success will depend, in part, upon our ability to maintain access to existing channels of distribution and to gain access to new channels if and when they develop. We may not be able to retain a sufficient number of our existing partners or develop a sufficient number of future partners. We are unable to predict the extent to which our partners will be successful in marketing and licensing our products. A reduction in partner cooperation or sales efforts, or a decline in the number of channels, could materially reduce revenues.

We need to continue to develop new technologically-advanced products that successfully integrate with the software products and enhancements used by our customers.

Our success depends upon our ability to design, develop, test, market, license, and support new software products and enhancements of current products on a timely basis in response to both competitive threats and marketplace demands. Recent examples of significant trends in the software industry include cloud computing, mobility, social media, networking, browser, and software as a service. In addition, software products and enhancements must remain compatible with standard platforms and file formats. Often, we must integrate software licensed or acquired from third parties with our proprietary software to create or improve our products. If we are unable to achieve a successful integration with third-party software, we may not be successful in developing and marketing our new software products and enhancements. If we are unable to successfully integrate third-party software to develop new software products and enhancements to existing products, or to complete products currently under development which we license or acquire from third parties, our operating results will materially suffer. In addition, if the integrated or new products or enhancements do not achieve acceptance by the marketplace, our operating results will materially suffer. Also, if new industry standards emerge that we do not anticipate or adapt to, our software products could be rendered obsolete and, as a result, our business and operating results, as well as our ability to compete in the marketplace, would be materially harmed.

If our products and services do not gain market acceptance, our operating results may be negatively affected.

We intend to pursue our strategy of growing the capabilities of our document solutions software offerings through our proprietary research and the development of new product offerings. In response to customer demand, it is important to our success that we continue: (i) to enhance our products, and (ii) to seek to set the standard for document solutions capabilities in the small-to-medium market. The primary market for our software and services is rapidly evolving, due to the nature of the rapidly changing software industry, which means that the level of acceptance of products and services that have been released recently or that are planned for future release by the marketplace is not certain. If the markets for our products and services fail to develop, develop more slowly than expected or become subject to increased competition, our business may suffer. As a result, we may be unable to: (i) successfully market our current products and services, (ii) develop new software products, services and enhancements to current products and services, (iii) complete customer installations on a timely basis, or (iv) complete products and services currently under development. In addition, increased competition could put significant pricing pressures on our products, which could negatively impact our margins and profitability. If our products and services are not accepted by our customers or by other businesses in the marketplace, our business and operating results will be materially affected.

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If we are unable to continue to attract new customers, our growth could be slower than we expect.

We believe that our future growth depends in part upon increasing our customer base. Our ability to achieve significant growth in revenue in the future will depend, in part, upon continually attracting new customers and obtaining subscription renewals to our solutions from those customers. If we fail to attract new customers our revenue may grow more slowly than expected and our business may be harmed.

A significant downturn in our business may not be immediately reflected in our operating results because of the way we recognize revenue.

We recognize revenue from subscription agreements ratably over the terms of these agreements, which are typically one year. As a result, a significant portion of the revenue we report in each quarter is generated from customer agreements entered into during previous periods, which is reflected as deferred revenue on our balance sheet. Consequently, a decline in new or renewed subscriptions, or a downgrade of renewed subscriptions to less-expensive editions, in any one quarter may not be fully reflected in our revenue in that quarter, and may negatively affect our revenue in future quarters. If contracts having significant value expire and are not renewed or replaced at the beginning of a quarter or are downgraded, our revenue may decline significantly in that quarter and subsequent quarters.

If we are unable to increase market awareness of our company and our solutions, our revenue may not continue to grow, or may decline.

Market awareness of our capabilities and solutions is essential to our ability to generate new leads for expanding our business and our continued growth. If we fail to sufficiently invest in our marketing programs or they are unsuccessful in creating market awareness of our company and solutions, our business may be harmed.

Reduced IT or enterprise software spending may adversely impact our business.

Our business depends on the overall demand for IT and enterprise software spend and on the economic health of our current and prospective customers. Any meaningful reduction in IT or enterprise software spending or weakness in the economic health of our current and prospective customers could harm our business in a number of ways, including longer sales cycles and lower prices for our solutions.

Security breaches may harm our business.

Any security breaches, unauthorized access, unauthorized usage, virus or similar breach or disruption could result in loss of confidential information, damage to our reputation, early termination of our contracts, litigation, regulatory investigations or other liabilities. Our clients may use our products and services to handle personally identifiable information, sensitive personal information, or information that is otherwise confidential. If our security measures or those of our third-party data centers are breached as a result of third-party action, employee error, malfeasance or otherwise and, as a result, someone obtains unauthorized access to customer data, our reputation could be damaged, our business may suffer and we could incur significant liability.

The United States has laws and regulations relating to data privacy, security, and retention and transmission of information. We have certain measures to protect our information systems against unauthorized access and disclosure of our confidential information and confidential information belonging to our customers. We have policies and procedures in place dealing with data security and records retention. However, there is no assurance that the security measures we have put in place will be effective in every case.

There has been an increase in the number of private privacy-related lawsuits filed against companies in recent years. There has also been an increase in the incidence of data breaches in public companies operating in the US, resulting in unfavorable publicity and high amounts of damages against the breached companies, including the cost of obtaining credit monitoring services for all persons whose information was compromised. In addition, we are unable to predict what additional legislation or regulation in the area of privacy of personal information could be enacted and what effect that could have on our operations and business. Concerns about our practices with regard to the collection, use, disclosure, or security of personal information or other privacy-related matters, even if unfounded and even if we are in compliance with applicable laws, could damage our reputation and harm our business.

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Breaches, or perceived breaches, in security could result in a negative impact for us and for our customers, potentially affecting our business, assets, revenues, brand, and reputation, and resulting in penalties, fines, litigation, and other potential liabilities, in each case depending upon the nature of the information disclosed. These risks to our business may increase as we expand the number of products and services we offer.

Any disruption of service at data centers that house our equipment and deliver our solutions could harm our business.

Our users expect to be able to access our solutions 24-hours a day, seven-days a week, without interruption. We have computing and communications hardware operations located in data centers owned and operated by third parties. We do not control the operation of these data centers and we are therefore vulnerable to any security breaches, power outages or other issues the data centers experience. We expect that we will experience interruptions, delays and outages in service and availability from time to time.

The owners of our data centers have no obligation to renew agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, we may be required to move to new data centers, and we may incur significant costs and possible service interruption in connection with doing so.

These data centers are vulnerable to damage or interruption from human error, malicious acts, earthquakes, hurricanes, tornados, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. The occurrence of a natural disaster or an act of terrorism, vandalism or other misconduct, or a decision to close the data centers without adequate notice or other unanticipated problems could result in lengthy interruptions in availability of our solutions.

Any changes in third-party service levels at our data centers or any errors, defects, disruptions or other performance problems with our solutions could harm our reputation and may damage our customers’ businesses. Interruptions in availability of our solutions might reduce our revenue, cause us to issue credits to customers, subject us to potential liability, and cause customers to terminate their subscriptions or decide not to renew their subscriptions with us.

If our existing customers fail to renew their support agreements, or if customers do not license updated products on terms favorable to us, our revenues could be adversely affected.

We currently derive a significant portion of our overall revenues from maintenance services and software subscriptions, and we depend on our installed customer base for future revenue from maintenance services and software subscriptions and licenses of updated products. The IT industry generally has been experiencing increasing pricing pressure from customers when purchasing or renewing support agreements. Moreover, the trend towards consolidation in certain industries that we serve, such as financial services and telecommunications, could result in a reduction of the software and hardware being serviced and put pressure on our maintenance terms with customers who have merged. Given this environment, there can be no assurance that our current customers will renew their maintenance agreements or agree to the same terms when they renew, which could result in our reducing or losing maintenance fees. If our existing customers fail to renew their maintenance agreements, or if we are unable to generate additional maintenance fees through the licensing of updated products to existing or new customers, our business and future operating results could be adversely affected.

The loss of a major customer or the failure to collect a large account receivable could negatively affect our results of operations and financial condition.

Revenues from a limited number of customers have accounted for a substantial percentage of our total revenues. Our two largest customers account for approximately 6% and 10% of our revenues for the twelve months ending December 31, 2019 and 2018, respectively. In addition, our newly acquired subsidiary, Graphic Sciences, derives over 75% of its revenues from a single customer (the State of Michigan), and another 10% of its revenues from a second customer. For the twelve months ended December 31, 2019 and 2018, government contracts represented approximately 41% and 30% of our net revenues, respectively, without accounting for the recent addition of Graphic Sciences. For the twelve months ended December 31, 2019 and 2018, the most significant of these government contracts represented approximately 6% and 10% of our net revenues, respectively. In addition, Graphic Sciences derives over 75% of its revenues from government contracts. Due to their dependence on state, local and federal budgets, government contracts carry short terms, typically less than 18 months. The loss of a meaningful percentage of government contracts could materially affect our business and operating results

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Our investment in our current research and development efforts may not provide a sufficient, timely return.

The development of document solutions software products is a costly, complex, and time-consuming process, and the investment in document solutions software product development often involves a long wait until a return is achieved on such an investment. When cash is available, we make and will continue to make significant investments in software research and development and related product opportunities. Investments in new technology and processes are inherently speculative. Commercial success depends on many factors including the degree of innovation of the products developed through our research and development efforts, sufficient support from our strategic partners, and effective distribution and marketing. Accelerated product introductions and short product life cycles require high levels of expenditures for research and development. These expenditures may adversely affect our operating results if they are not offset by increased revenues. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts in order to maintain our competitive position. However, significant revenues from new product and service investments may not be achieved for a number of years, if at all. Moreover, new products and services may not be profitable, and even if they are profitable, operating margins for new products and businesses may not be as high as the margins we have experienced for our current or historical products and services.

Product development is a long, expensive, and uncertain process, and we may terminate one or more of our development programs.

We may determine that certain product candidates or programs do not have sufficient potential to warrant the continued allocation of resources. Accordingly, we may elect to terminate one or more of our programs for such product candidates. If we terminate a product in development in which we have invested significant resources, our prospects may suffer, as we will have expended resources on a project that does not provide a return on our investment and we may have missed the opportunity to have allocated those resources to potentially more productive uses, and this may negatively impact our business operating results or financial condition.

The use of open-source software in our products may expose us to the risk of having to disclose the source code to our product, rendering our software no longer proprietary and reducing or eliminating its value.

Certain open-source software is licensed pursuant to license agreements that require a user who distributes the open-source software as a component of the user’s software to disclose publicly part or all of the source code to the user’s software. This effectively renders what was previously proprietary software open-source software. As competition in our markets increases, we must strive to be cost-effective in our product development activities. Many features we may wish to add to our products in the future may be available as open-source software, and our development team may wish to make use of this software to reduce development costs and speed up the development process. While we carefully monitor the use of all open-source software and try to ensure that no open-source software is used in such a way as to require us to disclose the source code to the related product, such use could inadvertently occur. Additionally, if a third party has incorporated certain types of open-source software into its software but has failed to disclose the presence of such open-source software, and we embed that third-party software into one or more of our products, we could, under certain circumstances, be required to disclose the source code to our product. This could have a material adverse effect on our business.

Failure to protect our intellectual property could harm our ability to compete effectively.

We are highly dependent on our ability to protect our proprietary technology. We rely on a combination of intellectual property laws, trademark laws, as well as non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights. We intend to protect our rights vigorously; however, there can be no assurance that these measures will be successful. Enforcement of our intellectual property rights may be difficult or cost prohibitive. While U.S. copyright laws may provide meaningful protection against unauthorized duplication of software, software piracy has been, and is expected to be, a persistent problem for the software industry, and piracy of our products represents a loss of revenue to us. Certain of our license arrangements may require us to make a limited confidential disclosure of portions of the source code for our products, or to place such source code into escrow for the protection of another party. Although we will take considerable precautions, unauthorized third parties, including our competitors, may be able to: (i) copy certain portions of our products, or (ii) reverse engineer or obtain and use information that we regard as proprietary. Also, our competitors could independently develop technologies that are perceived to be substantially equivalent or superior to our technologies. Our competitive position may be adversely affected by our possible inability to effectively protect our intellectual property.

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Any claim that we infringe on a third party’s intellectual property could materially increase costs and materially harm our ability to generate future revenues and profits.

Claims of infringement are becoming increasingly common as the software industry develops and as related legal protections, including patents are applied to software products. Although we are not aware of any infringement on the rights of third parties, third parties may assert infringement claims against us in the future. Although most of our technology is proprietary in nature, we do include certain third-party software in our products. In these cases, this software is licensed from the entity holding the intellectual property rights. Although we believe that we have secured proper licenses for all third-party software that is integrated into our products, third parties may assert infringement claims against us in the future. The third parties making these assertions and claims may include non-practicing entities (known as “patent trolls”) whose business model is to obtain patent-licensing revenues from operating companies, such as ours. Any such assertion, regardless of merit, may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. Such licenses may not be available, or they may not be available on reasonable terms. In addition, such litigation could be time-consuming, disruptive to our ability to generate revenues or enter into new market opportunities, and may result in significantly increased costs as a result of our defense against those claims or our attempt to license the intellectual property rights or rework our products to avoid infringement of third-party rights to ensure they comply with judicial decisions. Our agreements with our partners and end-users typically contain provisions that require us to indemnify them, with certain limitations on the total amount of such indemnification, for damages sustained by them as a result of any infringement claims involving our products. Any of the foregoing results of an infringement claim could have a significant adverse impact on our business and operating results, as well as our ability to generate future revenues and profits.

The loss of licenses to use third-party software or the lack of support or enhancement of such software could adversely affect our business.

We currently depend upon a limited number of third-party software products. If such software products were not available, we might experience delays or increased costs in the development of our products. In certain instances, we rely on software products that we license from third parties, including software that is integrated with internally-developed software, and which is used in our products to perform key functions. These third-party software licenses may not continue to be available to us on commercially reasonable terms, and the related software may not continue to be appropriately supported, maintained, or enhanced by the licensors. The loss by us of the license to use, or the inability by licensors to support, maintain, and enhance any of such software, could result in increased costs or in delays or reductions in product shipments until equivalent software is developed or licensed and integrated with internally-developed software. Such increased costs or delays or reductions in product shipments could adversely affect our business.

Current and future competitors could have a significant impact on our ability to generate future revenues and profits.

The markets for our products are intensely competitive, and are subject to rapid technological change and other pressures created by changes in our industry. The convergence of many technologies has resulted in unforeseen competitors arising from companies that were traditionally not viewed as threats to our marketplace. We expect competition to increase and intensify in the future as the pace of technological change and adaptation quickens, and as additional companies enter our markets, including those competitors who offer similar products and services to ours, but offer them through a different form of delivery. Numerous releases of competitive products have occurred in recent history and are expected to continue in the future. We may not be able to compete effectively with current competitors and potential entrants into our marketplace. We could lose market share if our current or prospective competitors: (i) introduce new competitive products, (ii) add new functionality to existing products, (iii) acquire competitive products, (iv) reduce prices, or (v) form strategic alliances with other companies. If other businesses were to engage in aggressive pricing policies with respect to competing products, or if the dynamics in our marketplace resulted in increased bargaining power by the consumers of our products and services, we would need to lower the prices we charge for the products we offer. This could result in lower revenues or reduced margins, either of which could materially and adversely affect our business and operating results. Additionally, if prospective consumers choose other methods of document solutions delivery, different from those that we offer, our business and operating results could also be materially and adversely affected.

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Consolidation in the industry, particularly by large, well-capitalized companies, could place pressure on our operating margins which could, in turn, have a material adverse effect on our business.

Acquisitions by large, well-capitalized technology companies have changed the marketplace for our goods and services by replacing competitors that are comparable in size to our company with companies that have more resources at their disposal to compete with us in the marketplace. In addition, other large corporations with considerable financial resources either have products that compete with the products we offer, or have the ability to encroach on our competitive position within our marketplace. These companies have considerable financial resources, channel influence, and broad geographic reach; thus, they can engage in competition with our products and services on the basis of sales price, marketing, services, or support. They also have the ability to introduce items that compete with our maturing products and services. The threat posed by larger competitors and their ability to use their better economies of scale to sell competing products and services at a lower cost may materially reduce the profit margins we earn on the goods and services we provide to the marketplace. Any material reduction in our profit margin may have a material adverse effect on the operations or finances of our business, which could hinder our ability to raise capital in the public markets at opportune times for strategic acquisitions or general operational purposes, which may prevent effective strategic growth or improved economies of scale or put us at a disadvantage to our better-capitalized competitors.

We must manage our internal resources during periods of company growth, or our operating results could be adversely affected.

The document solutions market has continued to evolve at a rapid pace. If we are successful in growing the Company, any growth will place significant strains on our administrative and operational resources, and increase demands on our internal systems, procedures and controls. Our administrative infrastructure, systems, procedures and controls may not adequately support our operations. In addition, our management may not be able to achieve a rapid, effective execution of the product and business initiatives necessary to successfully implement our operational and competitive strategy. If we are unable to manage growth effectively, our operating results will likely suffer which may, in turn, adversely affect our business.

If we are not able to attract and retain top employees, our ability to compete may be harmed.

Our performance is substantially dependent on the performance of our executive officers and key employees. The loss of the services of any of our executive officers or other key employees could significantly harm our business. Our success is also highly dependent upon our continuing ability to identify, hire, train, retain, and motivate highly-qualified management, technical, sales, and marketing personnel. In particular, the recruitment of top software developers and experienced salespeople remains critical to our success. Competition for such people is intense, substantial, and continuous, and we may not be able to attract, integrate, or retain highly-qualified technical, sales, or managerial personnel in the future. In addition, in our effort to attract and retain critical personnel, we may experience increased compensation costs that are not offset by either improved productivity or higher prices for our products or services.

The market price of our common stock may limit the appeal of certain alternative compensation structures that we might offer to the high-quality employees we seek to attract and retain.

If the market price of our common stock performs poorly, such performance may adversely affect our ability to retain or attract critical personnel. For example, if we were to offer options to purchase shares of our common stock as part of an employee’s compensation package, the attractiveness of such a compensation package would be highly dependent upon the performance of our common stock.

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In addition, any changes made to any of our compensation practices which are made necessary by governmental regulations or competitive pressures could adversely affect our ability to retain and motivate existing personnel and recruit new personnel. For example, any limit to total compensation which may be prescribed by the government, or any significant increases in personal income tax levels in the United States, may hurt our ability to attract or retain our executive officers or other employees whose efforts are vital to our success.

Any unauthorized, and potentially improper, actions of our personnel could adversely affect our business, operating results, and financial condition.

The recognition of our revenue depends on, among other things, the terms negotiated in our contracts with our customers. Our personnel may act outside of their authority and negotiate additional terms without our knowledge. We have implemented policies to help prevent and discourage such conduct, but there can be no assurance that such policies will be followed. For instance, in the event that our sales personnel negotiate terms that do not appear in the contract and of which we are unaware, whether the additional terms are written or verbal, we could be prevented from recognizing revenue in accordance with our plans. Furthermore, depending on when we learn of unauthorized actions and the size of the transactions involved, we may have to restate revenue for a previously reported period, which would seriously harm our business, operating results, and financial condition.

Unexpected events may materially harm our ability to align our incurrence of expenses with our recognition of revenues.

We incur operating expenses based upon anticipated revenue trends. Because a high percentage of these expenses are relatively fixed, a delay in recognizing revenues from transactions related to these expenses (which delay may be due to the factors described elsewhere in this section or may be due to other factors) could cause significant variations in operating results from quarter to quarter, and such a delay could materially reduce operating income. If these expenses are not subsequently matched by revenues, our business, financial condition, or results of operations could be materially and adversely affected.

Our products may contain defects that could harm our reputation, be costly to correct, delay revenues, and expose us to litigation.

Our products are highly complex and sophisticated and, from time to time, may contain design defects or software errors that are difficult to detect and correct. Errors may be found in new software products or improvements to existing products after delivery to our customers. If these defects are discovered, we may not be able to successfully correct such defects in a timely manner. In addition, despite the tests we conduct on all of our products, we may not be able to fully simulate the environment in which our products will operate and, as a result, we may be unable to adequately detect the design defects or software errors which may become apparent only after the products are installed in an end-user’s network. The occurrence of errors and failures in our products could result in the delay or the denial of market acceptance of our products, and alleviating such errors and failures may require us to make significant expenditure of our resources. The harm to our reputation resulting from product errors and failures may be materially damaging. Because we regularly provide a warranty with our products, the financial impact of fulfilling warranty obligations may be significant in the future. Our agreements with our strategic partners and end-users typically contain provisions designed to limit our exposure to claims. These agreements regularly contain terms such as the exclusion of all implied warranties and the limitation of the availability of consequential or incidental damages. However, such provisions may not effectively protect us against claims and the attendant liabilities and costs associated with such claims. Accordingly, any such claim could negatively affect our business, operating results or financial condition.

A claim for damages, regardless of our responsibility for the failure, could expose us to liability.

We provide business management solutions that we believe are critical to the operations of our customers’ businesses and provide benefits that may be difficult to quantify. Any failure of a customer’s system installed by us or of the services offered by us could result in a claim for substantial damages against us, regardless of our responsibility for the failure. Although we attempt to limit our contractual liability for damages resulting from negligent acts, errors, mistakes, or omissions in rendering our services, we cannot assure you that the limitations on liability we include in our agreements will be enforceable in all cases, or that those limitations on liability will otherwise protect us from liability for damages. There can be no assurance that any insurance coverage we may have in place will be adequate or that current coverages will remain available at acceptable costs. Successful claims brought in excess of any insurance coverage could seriously harm our business, prospects, financial condition, and results of operations. Even if not successful, large claims against us could result in significant legal and other costs and may be a distraction to our senior management.

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Our products rely on the stability of infrastructure software that, if not stable, could negatively impact the effectiveness or reliability of our products, resulting in harm to our reputation and business.

Our development of internet and intranet applications depends and will continue to depend on the stability, functionality, and scalability of the infrastructure software of the underlying internet and intranet. If weaknesses in such infrastructure exist, we may not be able to correct or compensate for such weaknesses. If we are unable to address weaknesses resulting from problems in the infrastructure software such that our products do not meet customer needs or expectations, our reputation and, consequently, our business may be significantly harmed.

In addition, our business and operations are highly automated, and a disruption or failure of our systems may delay our ability to complete sales and to provide services. A major disaster or other catastrophic event that results in the destruction or disruption of any of our critical business or information technology systems could severely affect our ability to conduct normal business operations, which may materially and adversely affect our future operating results.

We may become involved in litigation that may materially adversely affect us.

From time to time in the ordinary course of our business, we may become involved in various legal proceedings, including commercial, product liability, employment, class action, and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results, or financial condition.

Our contracts with government clients subject us to risks including early termination, audits, investigations, sanctions, and penalties.

A significant portion of our revenues comes from contracts with state and local governments, and their respective agencies, which may terminate most of these contracts at any time, without cause. The percentage of revenue from governmental contracts as a percentage of total revenue for the periods ended December 31, 2019 and December 31, 2018 were 41% and 30%, respectively. At this time, governments and their agencies are operating under increased pressure to reduce spending. Contracts at the state and local levels are subject to government funding authorizations. Additionally, government contracts are generally subject to audits and investigations that could result in various civil and criminal penalties and administrative sanctions, including termination of contracts, refund of a portion of fees received, forfeiture of profits, suspension of payments, fines and suspensions, or debarment from future government business.

We are subject to the reporting requirements of federal securities laws, causing us to make significant compliance-related expenditures that may divert resources from other projects, thus impairing its ability to grow.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, and other federal securities laws, including the Sarbanes-Oxley Act of 2002. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders causes our expenses to be higher than most other similarly-sized companies that are privately held. As a public company, we expect these rules and regulations to continue to keep our compliance costs high in 2020 and beyond, and to make certain activities more time-consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

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The elimination of monetary liability against our directors, officers, agents and employees under Nevada law, and the existence of indemnification rights to such persons, may result in substantial expenditures by the Company and may discourage lawsuits against our directors, officers, agents and employees.

Our articles of incorporation and bylaws contain provisions permitting us to eliminate the personal liability of our directors, officers, agents and employees to the Company and its stockholders for damages for breach of fiduciary duty to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, agents and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against certain individuals for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers, agents and employees even though such actions, if successful, might otherwise benefit the Company and stockholders.

The acquisition of Graphic Sciences may be dilutive to our per share operating results, which may negatively affect the market price of shares of our common stock.

We acquired Graphic Sciences in March 2020. While management believes that acquisition will be accretive to our per share operating results, it may be dilutive. In addition, future events and conditions could decrease or delay the accretion that is currently projected or could result in dilution, adverse changes in market conditions, additional transaction and integration-related costs and other factors such as the failure to realize some or all of the anticipated benefits of the acquisition of Graphic Sciences. Any dilution of, decrease in or delay of any accretion to, our operating results per share could cause the price of our common stock to decline.

There is a risk that a significant amount of the combined company’s total assets will be related to acquired intangible assets and goodwill, which are subject to annual impairment reviews, or more frequent reviews if events or circumstances indicate that the carrying value may not be recoverable. Because of the significance of these assets, any charges for impairment as well as amortization of intangible assets could have a material adverse effect on the combined company’s results of operations and financial condition.

We may be unable to acquire other businesses, technologies or companies or engage in other strategic transactions, and we may not be able to successfully realize the benefits of and may be exposed to a variety of risks from any such strategic transactions.

The acquisition of Graphic Sciences is our first strategic business acquisition. As part of our growth strategy, we also expect to continue to evaluate and consider potential strategic transactions, including business combinations, acquisitions and strategic alliances, to enhance our existing businesses and to develop new products and services. At any given time we may be engaged in discussions or negotiations with respect to one or more of these types of transactions, and any of these transactions could be material to our financial condition and results of operations. However, we do not know if we will be able to identify any future opportunities that we believe will be beneficial for us. Even if we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction, and even if we do consummate such a transaction we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Any future acquisition involves risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, technologies, finance and accounting functions, and products and services of the acquired business;

●	technologies, products or businesses that we acquire may not achieve expected levels of revenue, profitability, benefits or productivity;

●	we may not be able to achieve the expected synergies from an acquisition, or it may take longer than expected to achieve those synergies;

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●	unexpected costs and liabilities and unknown risks associated with the acquisition;

●	difficulties and inefficiencies in managing and operating businesses in multiple locations or businesses in which we have limited or no direct experience;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources away from our daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our product and service offerings;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in managing, maintaining and enhancing relationships with customers and suppliers of the acquired business;

●	risks of entering markets in which we have no or limited direct prior experience;

●	difficulties in integrating accounting and financial reporting systems;

●	potential disruptions to our ongoing businesses;

●	potential need for restructuring operations or reductions in workforce, which may result in substantial changes to our operations;

●	difficulties in implementing controls, procedures and policies, including disclosure controls and procedures and internal controls over financial reporting, appropriate for a larger public company at companies that, prior to their acquisition, lacked such controls, procedures and policies, which may result in ineffective disclosure controls and procedures or material weaknesses in internal controls over financial reporting;

●	incurring future impairment charges related to diminished fair value of businesses acquired as compared to the price we paid for them; and

●	issuing potentially dilutive equity securities, or incurring debt or contingent liabilities, which could harm our financial condition.

We cannot assure you that we will make any additional acquisitions, or that any future acquisitions will be successful, will assist us in the accomplishment of our business strategy, or will generate sufficient revenues to offset the associated costs and other adverse effects or will otherwise result in us receiving the intended benefits of the acquisition. In addition, we cannot assure you that any future acquisition of new businesses or technology will lead to the successful development of new or enhanced customer relationships, products, and services, or that any new or enhanced products and services, if developed, will achieve market acceptance or prove to be profitable.

Risks Relating to Our Common Stock

Shares of our common stock that have not been registered under the Securities Act, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144.

Pursuant to Rule 144 of the Securities Act, a “shell company” is defined as a company that has no or nominal operations, and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were a shell company pursuant to Rule 144 prior to 2012. Even though we are no longer a shell company, investors may be reluctant to invest in our securities because securities of a former shell company may not be as freely tradable as securities of companies that are not former “shell companies.” In addition, since we are a former shell company, shareholders with restricted securities cannot rely upon Rule 144 for sales of restricted securities in the event that we are not current in its filing obligations under the Exchange Act.

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Our shares are quoted on the OTCQB and are subject to limited trading, a high degree of volatility, and liquidity risk.

Our common stock is currently quoted on the OTCQB. Shares of our common stock have had very limited and sporadic trading in the past. As such, we believe our stock price to be more volatile and the share liquidity characteristics to be of higher risk than if we were listed on one of the national exchanges. Due to this volatility, our stock price as quoted by the OTCQB may not reflect an actual or perceived value of our common stock. In the past, several days have passed between trades in our common stock, meaning that at any given time, there may be few or no investors interested in purchasing our common stock at or near ask prices. This limited trading, volatility, and liquidity risk is in large part attributable to being a small company relatively unknown to stock analysts, brokers, and institutional or other investors, having a very small number of shares issued and outstanding, especially after the recent 1-for-50 reverse split, and the hesitance of analysts, brokers, and investors may also be hesitant to follow a company such as ours that faces substantial doubt about its ability to continue as a going concern. Finally, if our stock were no longer quoted on the OTCQB, the ability to trade our stock would become even more limited and investors might not be able to sell their shares. Consequently, investors must be prepared to bear the economic risk of holding the securities for an indefinite period of time. There is no assurance that a more active market for our common stock will develop or be sustained, which limits the liquidity of our common stock, and could have a material adverse effect on the price of our common stock and our ability to raise capital.

Shares eligible for future sale may adversely affect the market price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 of the Securities Act, subject to certain limitations. Any substantial sale of our common stock pursuant to Rule 144 may have an adverse effect on the market price of our common stock.

The price of our common stock may fluctuate significantly.

The common stock of public companies can experience extreme price and volume fluctuations. These fluctuations often have been unrelated or out of proportion to the operating performance of such companies. We expect our stock price to be similarly volatile. These broad market fluctuations may continue and could harm our stock price. Any negative change in the public’s perception of the prospects of our business or companies in our industry could also depress our stock price, regardless of our actual results. Factors affecting the trading price of our common stock may include:

●	Variations in operating results;
●	Announcements of technological innovations, new products or product enhancements, strategic alliances, or significant agreements by us or by competitors;
●	Recruitment or departure of key personnel;
●	Litigation, legislation, regulation, or technological developments that adversely affect our business; and
●	Market conditions in our industry, the industries of our customers, and the economy as a whole.

Further, the stock market in general, and securities of smaller companies in particular, can experience extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. You should also be aware that price volatility might be worse if the trading volume of our common stock is low.

The volatility of our stock price could lead to losses by stockholders.

The market price of our common stock may be subject to wide fluctuations in response to: (i) quarterly and annual variations in operating results, (ii) announcements of technological innovations or new products that are relevant to our industry, or (iii) other events or factors. In addition, financial markets experience significant price and volume fluctuations that particularly affect the market prices of equity securities of many technology companies. These fluctuations have often resulted from the failure of such companies to meet market expectations in a particular quarter, and thus such fluctuations may or may not be related to the underlying operating performance of such companies. Broad market fluctuations or any failure of our operating results in a particular quarter to meet market expectations may adversely affect the market price of our common stock. Occasionally, periods of volatility in the market price of a company’s securities may lead to the institution of securities class action litigation against a company. Due to the volatility of our stock price, we may be the target of such securities litigation in the future. Such legal action could result in substantial costs to defend our interests and a diversion of management’s attention and resources, each of which would have a material adverse effect on our business and operating results.

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Our common stock may be subject to the “penny stock” rules of the SEC, which makes transactions in our common stock more cumbersome and could adversely affect trading in our common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain rules adopted by the SEC. Penny stocks generally are equity securities with a market price of less than $5.00 per share, subject to exceptions. The rules require that a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the rules generally require that before a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. Our common stock has never traded above $5.00 per share, and as such the holders of our common stock or other of our securities may find it more difficult to sell their securities.

We have outstanding warrants that contain a “cashless exercise” feature.

As part of our offerings of equity and debt in the past five years, we issued warrants to purchase an aggregate of 230,032 shares of common stock. The warrants have a cashless exercise feature giving the holders the option of not paying cash to exercise the warrants but gives the holder the right to surrender a portion of the warrants to us as full payment of the exercise price and receive shares equal to the difference between the exercise price and the price of the shares at the time of exercise. We would not receive any proceeds from the exercise of warrants issued to the holder, causing dilution to existing stockholders with no corresponding influx of capital. This may affect our ability to raise additional equity capital.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, sometimes referred to as “FINRA”, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We have never paid and do not expect to pay any dividends on our common stock for the foreseeable future.

We have never paid and do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. The declaration, payment, and amount of any future dividends, if any, will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors that the board of directors considers relevant. We currently are subject to loan covenants that would require consent from our lenders in order to pay any dividends prior to repayment of certain outstanding loans. In addition, any future credit facilities we enter into may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated into this prospectus by reference contain, and we may from time to time make, forward-looking statements. From time to time in the future, we may make additional forward-looking statements in presentations, at conferences, in press releases, in other reports and filings and otherwise. Forward-looking statements are all statements other than statements of historical fact, including statements that refer to plans, intentions, objectives, goals, targets, strategies, hopes, beliefs, projections, prospects, expectations or other characterizations of future events or performance, and assumptions underlying the foregoing. The words “may”, “could”, “should”, “would”, “will”, “project”, “intend”, “continue”, “believe”, “anticipate”, “estimate”, “forecast”, “expect”, “plan”, “potential”, “opportunity”, “scheduled”, “goal”, “target” and “future”, variations of such words, and other comparable terminology and similar expressions and references to future periods are often, but not always, used to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements about the following:

●	our prospects, including our future business, revenues, expenses, net income, earnings per share, margins, profitability, cash flow, cash position, liquidity, financial condition and results of operations, backlog of orders and revenue, our targeted growth rate, our goals for future revenues and earnings, and our expectations about realizing the revenues in our backlog and in our sales pipeline;

●	the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions, including the current economic and market conditions and their effects on our customers and their capital spending and ability to finance purchases of our products, services, technologies and systems;

●	the effects of fluctuations in sales on our business, revenues, expenses, net income, earnings per share, margins, profitability, cash flow, capital expenditures, liquidity, financial condition and results of operations;

●	our products, services, technologies and systems, including their quality and performance in absolute terms and as compared to competitive alternatives, their benefits to our customers and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

●	our markets, including our market position and our market share;

the impact of the novel coronavirus disease (COVID-19) and related governmental actions and orders and economic effects upon our business, operations, customers, revenues, financial results and prospects;,

●	our ability to successfully develop, operate, grow and diversify our operations and businesses;

●	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

●	the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability of borrowings under our credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

●	the value of our assets and businesses, including the revenues, profits and cash flow they are capable of delivering in the future;

●	industry trends and customer preferences and the demand for our products, services, technologies and systems;

●	the nature and intensity of our competition, and our ability to successfully compete in our markets;

●	business acquisitions, combinations, sales, alliances, ventures and other similar business transactions and relationships; and

●	the effects on our business, financial condition and results of operations of litigation, warranty claims and other claims and proceedings that arise from time to time.

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Any forward-looking statements we make are based on our current plans, intentions, objectives, goals, targets, strategies, hopes, beliefs, projections and expectations, as well as assumptions made by and information currently available to management. Forward-looking statements are not guarantees of future performance or events, but are subject to and qualified by substantial risks, uncertainties and other factors, which are difficult to predict and are often beyond our control. Forward-looking statements will be affected by assumptions and expectations we might make that do not materialize or that prove to be incorrect and by known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, anticipated or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described in “Risk Factors” as well as other risks, uncertainties and factors discussed elsewhere in this prospectus, in documents that we include as exhibits to or incorporate by reference in this prospectus, and in other reports and documents we from time to time file with or furnish to the SEC. In light of these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements that we make.

Any forward-looking statements contained in this prospectus speak only as of the date of this prospectus, and any other forward-looking statements we make from time to time in the future speak only as of the date they are made. We undertake no duty or obligation to update or revise any forward-looking statement or to publicly disclose any update or revision for any reason, whether as a result of changes in our expectations or the underlying assumptions, the receipt of new information, the occurrence of future or unanticipated events, circumstances or conditions or otherwise.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own accounts. We will not receive any proceeds from sale of the shares of common stock covered by this prospectus by the selling stockholders. To the extent that the selling stockholders exercise for cash all of the warrants covering the 95,500 shares of common stock issuable upon exercise of all of the warrants held by such selling stockholders, we may receive $382,000 from such exercises. The warrants may be exercised on a cashless basis, or they may expire without having been exercised. Even if some or all of these warrants are exercised for cash, we cannot predict when they will be so exercised and when we would receive the proceeds. We intend to use any proceeds we receive upon exercise of the warrants for cash general corporate and working capital purposes.

MARKET INFORMATION REGARDING Common Stock and dividends

Our common stock is quoted on the OTCQB under the symbol “INLX.” The closing price of our common stock as reported on the OTCQB on April 13, 2020, was $3.00 per share.

As of April 13, 2020, we had 172 stockholders of record. Such number of record stockholders does not include additional stockholders whose shares are held in street or nominee name by banks, brokerage firms, and other institutions on their behalf.

Dividends may be declared and paid out of legally available funds at the discretion of our board of directors (“Board of Directors,” or “Board”). We have never declared or paid any cash dividends on our common stock. We do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors. We currently intend to utilize all available funds to develop our business.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial conditions and results of operations of the Company for the fiscal twelve months ended December 31, 2019 and 2018 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Annual Report on Form 10-K.

We caution you that any forward-looking statements included in this section are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risk factors that are included in this prospectus.

Company Overview

We are a document solutions software development, sales and marketing company serving both the public and private sectors. Our software platform allows customers to capture and manage all documents across operations such as scanned hard-copy documents and all digital documents including those from Microsoft Office 365, digital images, audio, video and emails. Our solutions create value for customers by making it easy to connect business-critical documents to the processes they drive by making them easy to find, secure and compliant with its customers’ audit requirements.

Customers obtain use of the our software by either purchasing it for installation onto their equipment, referred to as a “premise” model, or by accessing the platform via the Internet, referred to as a “cloud-based,” “software as a service,” or “SaaS” model. We anticipate that the provision of SaaS-based customer activation, will increase over time and become the priority in the market and the most significant strategic part of its revenue growth opportunity. Our SaaS products are hosted with Amazon Web Services, Expedient, and Skynet Managed Technology Services, offering our customers reliable hosting services with best practices in data security. Our revenues from cloud-based delivery of our software, including hosting services, as a percentage of total revenue for the twelve months ended December 31, 2019 and 2018, were 34% and 31%, respectively.

We operate a predominantly U.S. business with sales that are diversified by customer. We hold or compete for leading positions regionally in select markets and attribute this leadership to several factors including the strength of our brand name and reputation, our comprehensive offering of innovative solutions, and the quality of our service support. Net sales growth in sales of software as a service and software maintenance services during 2019 reflects market demand for these solutions over traditional sales of on-premise software. We expect to continue to benefit from our select niche leader positions, diversified customer base, innovative product offering, installed base, and the impact of our sales and marketing programs. Examples of these programs include identifying and investing in growth and market penetration opportunities, more effectively pricing our products and services, increasing our sales force effectiveness through improved guidance, and continuing to optimize our lead generation and lead nurturing processes.

How We Evaluate our Business Performance and Opportunities

The major qualitative and quantitative factors we consider in the evaluation of our operating results include the following:

●	Our current strategy is to focus on cloud-based delivery of our software products. Historically, our revenues have mostly resulted from premise-based software licensing revenue and professional services revenue. Our observation of industry trends leads us to anticipate that cloud-based delivery will become our principal software business and a primary source of revenues for us, and we are seeing our customers migrate to cloud-based services. Accordingly, when we evaluate our results, we assess whether our cloud-based software revenues are increasing, relative to prior periods and relative to other sources of revenue.

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●	We are focused upon sales of our software products through resellers and directly to our customers, with a further focus on select vertical markets. We assess whether our sales resulting from relationships with resellers are increasing, relative to prior periods and relative to direct sales to customers, and whether reseller or direct efforts offer the best opportunities for growth in our targeted vertical markets.

●	Our customer engagements often involve the development and licensing of customer-specific software solutions and related consulting and software maintenance services. When analyzing whether to undertake a particular customer engagement, we often consider the following factors as part of our overall strategy to grow the business: (i) the profit margins the project may yield, and (ii) whether the project would help to develop new product and service features that we could integrate into our suite of products, resulting in an overall product portfolio that better aligns with the needs of our target customers.

●	Our sales cycle averages 1-2 months; however, large projects can be longer, lasting 3-6 months. Even when a project begins, we often perform pre-installation assessment, project scoping, and implementation consulting. Therefore, when we plan our business and evaluate our results, we consider the revenue we expect to recognize from projects in our late-stage pipeline.

●	Our research and development efforts and expenses to create new software products are critical to our success. When developing new products or product enhancements, our developers collaborate with our own employees across a wide variety of job functions. We also gather in-depth feedback from our customers and resellers. We evaluate new products and services to determine their likelihood of market success and their potential profitability.

●	We monitor our costs and capital needs to ensure efficiency as well as an adequate level of support for our business plan.

Recent Developments

On April 21, 2020, we acquired substantially all of the assets of CEO Image, a document solutions company that specializes in the K-12 education market, as well as financial services and others. CEO Image, located in Plymouth, Michigan, had $0.5 million in revenues and a net loss of $0.04 million in its most recent fiscal year, ended December 31, 2019 (unaudited). As of December 31, 2019, total assets for CEO Image were $0.05 million (unaudited). The initial purchase price for CEO Image consisted of approximately $300,000 in cash, on a cash-free, debt-free basis, subject to a post-closing net working capital adjustment, and payable in installments with $130,000 due upon closing, $70,000 due in August 2020, and $100,000 due in November 2020. In addition to the initial purchase price, two annual potential earnout payments of up to an aggregate of $370,000 will be payable to the Seller over two years if certain revenue levels are achieved over those periods.

On April 15, 2020, we entered into an unsecured promissory note under the PPP, through PNC Bank with a principal amount of $838,700. The PPP was established under the recently congressionally approved CARES Act and is administered by the SBA. The term of the PPP loan is two years. The interest rate on each PPP loan is 1.0% per annum, which shall be deferred for the first six months of the term of the loan. After the initial six-month deferral period, the loan requires monthly payments of interest until maturity with respect to any portion the PPP loan which is not forgiven as described below. The Company is permitted to prepay or partially prepay the PPP loan at any time with no prepayment penalties. Under the terms of the CARES Act, PPP loan recipients can apply for, and be granted, forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations and ongoing rulemaking by the SBA, based on the use of loan proceeds for payroll costs and mortgage interest, rent or utility costs and the maintenance of employee and compensation levels. No assurance is provided that the Company will obtain forgiveness of the PPP loans in whole or in part.

On March 2, 2020, Intellinetics acquired all of the issued and outstanding capital stock of Graphic Sciences. The initial purchase price for Graphic Sciences consisted of approximately $3.5 million in cash, on a cash-free, debt-free basis, and subject to a post-closing net working capital adjustment. In addition to the initial purchase price, three annual potential earnout payments of up to an aggregate of $2.5 million will be payable to the sellers over three years if certain gross profit levels are achieved. Located in Madison Heights, Michigan, Graphic Sciences is a document management company that provides indexing and scanning services, physical document storage, and retrieval services. Multi-year state and local government contracts account for the majority of Graphic Sciences’ sales. More details regarding the acquisition of Graphic Sciences are set forth in Note 16 to our consolidated financial statements, Subsequent Events.

Also on March 2, 2020, we completed the 2020 private placement with certain accredited investors, pursuant to which we issued and sold (i) 875,000 shares of the our common stock, at a price of $4.00 per share, for aggregate gross proceeds of $3,500,000 and (ii) 2,000 units (“Units”), with each Unit consisting of $1,000 in 12% subordinated notes and 40 shares of the our common stock, for aggregate gross proceeds of $2,000,000 in Units and $5,500,000 for the combined private placement. We used a portion of the net proceeds of the 2020 private placement to finance the acquisition of Graphic Sciences described above, and intend to use the remaining net proceeds for working capital and general corporate purposes, including potentially other future acquisitions. More details regarding the 2020 private placement are set forth in Note 16 to our consolidated financial statements, Subsequent Events.

On March 2, 2020, we entered into amendments to all of our currently outstanding convertible promissory notes, which were issued to various investors in 2016, 2017, and 2018 (collectively, the “2016-2018 Notes”). The Note Amendments permit us, in the event we offer our shares of common stock to investors in any private placement of securities, to convert all of the then-outstanding principal and accrued and unpaid interest payable with respect to the 2016-2018 Notes into shares of common stock upon the same terms as such private placement. Pursuant to the Note Amendments, on March 2, 2020, we completed the 2020 note conversion by converting all of the then-outstanding principal and accrued and unpaid interest payable with respect to the 2016-2018 Notes into the aggregate amount of 1,433,739 shares of common stock at a conversion price of $4.00 per share. More details regarding the 2020 note conversion are set forth in Note 16 to our consolidated financial statements, Subsequent Events.

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Effective February 27, 2020, upon recommendation and authorization by the Board of Directors, stockholders holding a majority in interest of the issued and outstanding shares of common stock, acting by written consent, adopted an amendment to the Company’s Articles of Incorporation to (i) effectuate a reverse split at a ratio of one-for-fifty (1-for-50) and (ii) reduce the number of authorized shares of common stock of the Registrant as of the effective date of such amendment to 25,000,000 shares. On March 3, 2020, we filed the amendment with the Nevada Secretary of State, which became effective on March 20, 2020. On March 1, 2020, upon recommendation and authorization by the Board of Directors, stockholders holding a majority in interest of the issued and outstanding shares of common stock of the Company, acting by written consent, adopted an amendment to our Articles of Incorporation to increase the authorized number of shares of common stock to 160,000,000 from 75,000,000, in order to facilitate the acquisition of Graphic Sciences, the 2020 private placement, and the 2020 note conversion. On March 2, 2020, we filed the foregoing amendment, which was effective immediately upon filing. More details regarding the reverse split are set forth in Note 16 to our consolidated financial statements, Subsequent Events.

Executive Overview of Results

Below are our key financial results for the fiscal year ended December 31, 2019 (consolidated unless otherwise noted):

●	Revenues were $2,535,955, representing revenue growth of 6% year over year.

●	Cost of revenues was $567,843.

●	Operating expenses (excluding cost of revenues) were $3,120,704.

●	Loss from operations was $1,152,592.

●	Net loss was $2,133,281, with a basic and diluted net loss per share of $5.76.

●	Operating cash flow was $(982,169).

●	Capital expenditures were $5,489.

●	Number of employees was 18 as of December 31, 2019, including two part-time.

In December 2019, a novel strain of coronavirus (COVID-19) was reported in Wuhan, China. The COVID-19 pandemic has continued to spread and has already caused severe global disruptions. The extent of COVID-19’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. For example, the impact of COVID-19 on any of our channel partners or customers may negatively affect our revenues. In addition, our growth strategy to expand our operations may be impeded. At the time of this prospectus, we are obligated to scale back operations in our Graphic Sciences operations in response to the pandemic, under state law in Michigan, where we are processing only those projects which qualify as essential under the state guidance. Should the current shelter-in-place directives continue for an extended period, we expect our business, financial condition and results of operations would be materially adversely affected. We may also be impacted further by decreased customer demand and/or subscription terminations as a result of a reduction in customer spending or as a result of government-imposed restrictions on businesses, shelter-in place orders and temporary restaurant, retail and grocery store closures. If the pandemic continues to evolve into a severe worldwide health crisis, the disease could have a material adverse effect on our business, results of operations, financial condition and cash flows and adversely impact the trading price of our common stock.

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Results of Operations

Revenues

We reported total revenues of $2,535,955 and $2,381,427 for the twelve months ended December 31, 2019 and 2018, respectively, representing an increase of $154,528 or 6%. The net increase in total revenues year-over-year is primarily attributable to increased professional services and cloud-based software as a service, partially offset by a decrease to lower-margin third party services, as further described below.

Sale of Software

Revenues from the sale of software principally consist of sales of additional or upgraded software licenses and applications to existing customers and resellers. These software revenues were $189,165 and $173,691, for the twelve months ended December 31, 2019 and 2018, respectively, representing an increase of $15,474, or 9%. The increase year-over-year in sales was due to timing of large direct sales projects, which slightly favored 2019, more than offsetting a market shift toward SaaS in each year.

Sale of Software as a Service

For customers who wish to avoid the upfront costs and ongoing internal maintenance of typical premise-based software installations, we provide access to our software solutions as a service, accessible through the internet. Our customers typically enter into our software as a service agreement for periods of one year or more. Under these agreements, we generally provide access to the applicable software, data storage and related customer assistance and support. Our software as a service revenues were $859,637 and $748,754, for the twelve months ended December 31, 2019 and 2018, respectively, representing an increase of $110,883 or 15%. The increase in revenue year-over-year was primarily the result of new customers choosing a cloud-based solution, as well as expanded data storage, user seats, and hosting fees for existing customers.

Sale of Software Maintenance Services

Software maintenance services revenues consist of fees for post contract customer support services provided to license (premise-based) holders. These agreements allow our customers to receive technical support, enhancements and upgrades to new versions of our software products when and if available. A substantial portion of these revenues were generated from customers to whom we sold software in prior years who have continued to renew their maintenance agreements. The support and maintenance agreements typically have a term of 12 months. Our software maintenance support revenue was $1,011,278 and $995,170, for the twelve months ended December 31, 2019 and 2018, respectively, representing an increase of $16,108, or 2%. The increase in revenue year-over-year was the result of new growth and normal price increases exceeding attrition of existing maintenance agreement renewals.

Sales of Professional Services

Professional services revenues consist of revenues from consulting, discovery, training, and advisory services to assist customers with document management needs, as well as document scanning services. These revenues include those arrangements where we do not sell software license as an element of the overall arrangement. Professional services revenues were $449,707 and $289,962, for the twelve months ended December 31, 2019 and 2018, respectively, representing an increase of $159,745 or 55%. The increase in revenue was due to growth in our document scanning services, as well as timing of consulting contracts for customers seeking expanded applications for our solutions, project management, and training.

Sale of Third Party Services

Third party services consist of third party vendor software, hardware and/or services purchases as requested by our customers as needed in conjunction with our core software or services. By classifying these revenues under a separate revenue category, we reduce the extent to which fluctuations in this revenue category impact the other categories of revenues. Third party services revenues were $26,168 and $173,850, respectively, for the twelve months ended December 31, 2019 and 2018, respectively, representing a decrease of $147,682 or 85%. The decrease is due to timing of projects with third party components and a mix shift towards our own software or software as a service solutions, including bringing select document scanning services in house.

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Costs of Revenue

The cost of revenues during the twelve months ended December 31, 2019 and 2018 were $567,843 and $742,405, respectively, representing a decrease of $174,562, or 24%. The decrease in cost of revenue year-over-year is primarily the result of improvements in margins in software as a service, driven by more standardization, as well as the mix shifts between software license, professional services, and third party services, with the mix shift away from third party services contributing to reduced costs of revenue.

Gross Margins

Overall gross margin for the twelve months ended December 31, 2019 and 2018 were 78% and 69%, respectively, representing an increase of 9%. The increase in gross margin year-over-year is primarily a result of the revenue mix shift, including the decrease of costs associated with third party services, relative to the revenues, as discussed in Costs of Revenue above.

Cost of Software Revenues

Cost of software revenues consists primarily of third-party software licenses that are sold in connection with our core software applications and labor costs of our software engineers and implementation consultants. Cost of software revenues was $8,633 and $69,754 for the twelve months ended December 31, 2019 and 2018, respectively, representing a decrease of $61,121 or 88%.

Gross margin for this product category increased to 95% for the twelve months ended December 31, 2019 from 60% for the twelve months ended December 31, 2018. The increase is driven by increased sales of standardized products with minimal configuration required, relative to more extensive configuration in 2018.

Cost of Software as a Service

Cost of software as a service consists primarily of technical support personnel, hosting services, and related costs. Cost of software as a service was $254,999 for the twelve months ended December 31, 2019, as compared with $300,235 for the twelve months ended December 31, 2018, representing a decrease of $45,236, or 15%. The decrease was driven from more standardized solutions as well as a more efficient support process.

Gross margins for this product category were 70% and 60% for the twelve months ended December 31, 2019, and 2018, respectively.

Cost of Software Maintenance Services

Cost of software maintenance services consists primarily of technical support personnel and related costs. Cost of software maintenance services for the twelve months ended December 31, 2019 was $87,280 compared with $100,205 for the twelve months ended December 31, 2018, representing a decrease of $12,925, or 13%, due to a more efficient support process and no turnover in support roles.

Gross margins in this product category were 91% and 90% for the twelve months ended December 31, 2019, and 2018, respectively.

Cost of Professional Services

Cost of professional services consists primarily of the compensation of our software engineers and implementation consultants and related third-party costs. Cost of consulting services was $192,129 for the twelve months ended December 31, 2019, as compared with $120,421 for the twelve months ended December 31, 2018, representing an increase of $71,708 or 60%. The increase year-over-year resulted from higher revenue volume.

Gross margins in this product category were 57% and 58% for the twelve months ended December 31, 2019, and 2018, respectively. Gross margins related to consulting services may vary widely, depending upon the nature of the consulting project and the amount of labor it takes to complete a project.

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Cost of Third Party Services

Cost of third party services consists primarily of third-party software licenses that are sold in connection with our core software applications, and related third-party costs. Cost of third party services was $24,802 for the twelve months ended December 31, 2019, as compared with $151,790 for the twelve months ended December 31, 2018, representing a decrease of $126,988 or 84%. The decrease year-over-year resulted from the timing of projects with large third party services components and the nature of different types of third party products and services provided, bearing different margins.

Gross margins in this product category were 5% and 13% for the twelve months ended December 31, 2019, and 2018, respectively. Gross margins related to third party services may vary widely, depending upon the type of the third party services and the timing of the related projects.

Operating Expenses

General and Administrative Expenses

General and administrative expenses were $2,131,385 during the twelve months ended December 31, 2019 as compared with $2,106,851 during the twelve months ended December 31, 2018, representing an increase of $24,534 or 1%. The increase in operating expenses year-over-year was principally related to increased professional fees related the GSI Acquisition and the Offering, as well as a net $52,500 training credit in 2018, partially offset decreased stock compensation costs due to certain option grants vesting in 2019 and other operational savings.

Sales and Marketing Expenses

Sales and marketing expenses were $981,618 during the twelve months ended December 31, 2019 as compared with $997,910 during the twelve months ended December 31, 2018, representing a decrease of $16,292 or 2%. The relatively flat year-over-year expenses were a result of no headcount changes and the net of several small offsetting factors.

Depreciation

Depreciation was $7,701 for the twelve months ended December 31, 2019, as compared with $9,040 for the twelve months ended December 31, 2018, representing a decrease of $1,339 or approximately 15%. The decrease year-over-year reflects the impact of fully depreciated assets no longer depreciating.

Interest Expense, Net

Interest expense, net, was $980,689 during the twelve months ended December 31, 2019 as compared with $865,501 during the twelve months ended December 31, 2018, representing an increase of $115,188 or 13%. The increase year-over-year resulted primarily from increased interest expense associated with our notes payable issued in September 2018.

Liquidity and Capital Resources

We have financed our operations primarily through a combination of cash on hand, cash generated from operations, borrowings from third parties and related parties, and proceeds from private sales of equity. As of December 31, 2019, we had $404,165 in cash, and net working capital deficit of $6,437,382. The significant net working capital deficit is a result of our notes payable becoming current as of December 31, 2019. As of the date of this prospectus, substantially all such current notes payable have been converted to equity in the 2020 note conversion described above in Recent Developments.

On March 2, 2020, we completed the 2020 private placement and the 2020 note conversion, both as described above in Recent Developments, which provided more liquidity and reduced our outstanding debt to $2,000,000 from the December 31, 2019 balance of $6,019,861. As a result of the 2020 private placement, after payment of the initial purchase price for the acquisition of Graphic Sciences and transaction fees and expenses, we retained approximately $530,000 for working capital and general corporate purposes.

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We believe that, through the next 12 months, the capital requirements to cover our operating costs and fund growth may not be met from cash flows generated by operations. Given the current outbreak of and containment strategies for coronavirus (COVID-19) and given our history of operating losses, there is no assurance that we will be able to obtain additional capital or debt financing within that time. Given these conditions, our ability to continue as a going concern is contingent upon successfully managing our cash requirements.

From 2012 through March 2, 2020 we raised a total of $18,533,494 through issuance of debt and equity securities. We are also in the process of exploring strategies to increase our existing revenues, including strategic acquisitions such as the recent acquisition of Graphic Sciences. We believe we will be successful in these efforts; however, there can be no assurance we will be successful in raising additional debt or equity financing or finding any other financing source to fund our operations on terms agreeable to us.

Equity Capital Resources

As of March 26, 2020, we had 2,810,840 shares of common stock issued and outstanding; and 297,362 shares reserved for issuance upon the exercise of outstanding warrants, outstanding stock options, and shares reserved for the 2015 Plan.

Our shares are available for quotation on the OTCQB, and we believe this is important for raising capital to finance our growth plan. We intend to deploy any future capital we may raise to expand our sales and marketing capabilities, develop ancillary software products, enhance our internal infrastructure, support the accounting, auditing and legal costs of operating as a public company, and provide working capital.

Stockholders holding a majority in interest of the issued and outstanding shares of common stock, acting by written consent, have adopted an amendment to our Articles of Incorporation to (i) effectuate a reverse split at a ratio of one-for-fifty (1-for-50) and (ii) reduce the number of authorized shares of our common stock as of the effective date of such amendment to 25,000,000 shares. The reverse split became effective on March 20, 2020. We believe the reverse split will generally improve the liquidity and marketability of our common stock.

Debt Capital Resources

We have issued debt in 2020, 2019, and 2018 in order to finance our operations. In November of 2019, we raised $350,000, and in September of 2018, we raised $1,300,000. The November 2019 notes were issued with an original issue discount of 12% and were due to mature on May 15, 2020. The September 2018 notes bore interest at 8% and were due to mature on December 31, 2020. As part of the 2020 private placement and 2020 note conversion, substantially all outstanding promissory notes, including those issued in 2018 and 2019, were converted to equity at a price of $4.00 per share. In addition, we issued an aggregate principal balance of $2,000,000 in 12% promissory notes as part of the 2020 private placement, with a maturity date of February 28, 2023.

Summary of Outstanding Indebtedness at December 31, 2019

Our outstanding indebtedness at December 31, 2019 is as follows (with all defined terms set forth in Notes 8 and 9 to the Consolidated Financial Statements):

●	The 2016 Unrelated Notes and the 2016 Related Notes issued to accredited investors on December 30, 2016 and on January 5 and January 31, 2017, with an aggregate original principal balance of $1,250,000, a current principal balance of $1,250,000, and accrued interest of $474,497.

●	The 2017 Unrelated Notes and the 2017 Related Notes issued to accredited investors on November 17 and November 30, 2017, with an aggregate original principal balance of $2,150,000, a current principal balance of $2,150,000, and accrued interest of $579,723.

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●	The 2018 Unrelated Notes and the 2018 Related Notes issued to accredited investors on September 20 and September 26, 2018, with an aggregate original principal balance of $1,300,000, a current principal balance of $1,300,000, and accrued interest of $158,278.

●	Promissory note held by accredited investors, dated November 15, 2019, with a principal balance of $397,728, current principal balance of $397,728, and an unamortized original issue discount of $35,796.

For more information, please see Note 8 to the Consolidated Financial Statements, titled Notes Payable, and Note 9 to the Consolidated Financial Statements, titled Notes Payable – Related Parties.

Cash Provided by Operating Activities.

From our inception, we have generated revenues from the sales, implementation, subscriptions, and maintenance of our internally generated software applications. Our uses of cash from operating activities include compensation and related costs, hardware costs, rent for our corporate offices, hosting fees for our cloud-based software services, other general corporate expenditures, and travel costs to client sites and industry events.

Our plan is to increase our sales and market share by developing a targeted marketing approach to select vertical markets and an expanded network of resellers through which we expect to sell our expanded software product portfolio, as well as continue to enhance our direct selling results. Further, we will continue to strategically monitor and assess potential acquisition targets which we believe would be accretive. We expect our operations to continue to require additional capital in order to implement direct marketing campaigns and leads management, reseller training and on-boarding, acquisition transition, and to develop additional software integration and customization capabilities. Although management believes that we may have access to additional capital resources, there are currently no commitments in place for new financing, and there is no assurance that we will be able to obtain funds on commercially acceptable terms, if at all.

Net cash used in operating activities for the twelve months ended December 31, 2019 and 2018, was $982,169 and $1,157,407, respectively. During the twelve months ended December 31, 2019, the net cash used in operating activities was primarily attributable to the net loss adjusted for non-cash expenses of $631,433, an increase in operating assets of $336,589 and an increase in operating liabilities of $856,268. During the twelve months ended December 31, 2018, the net cash used in operating activities was primarily attributable to the net loss adjusted for non-cash expenses of $743,170, a decrease in operating assets of $167,254 and an increase in operating liabilities of $272,449.

Cash Provided/Used by Investing Activities.

Net cash used in investing activities for the twelve months ended December 31, 2019, and 2018 amounted to $5,489 and $3,410, respectively, and was related to the purchase of property and equipment.

Capital Expenditures

There were no material commitments for capital expenditures at December 31, 2019.

Cash Provided/Used by Financing Activities.

Cash provided/used by financing activities primarily consist of net proceeds from issuance or repayments of debt, or new issuance of equity.

Net cash provided by financing activities for the twelve months ended December 31, 2019 amounted to $303,193. New borrowings of $350,000 were partially offset by $46,807 of notes payable repayments to related parties.

Net cash provided by financing activities for the twelve months ended December 31, 2018 amounted to $1,123,526. New borrowings of $1,300,000 were partially offset by $45,633 of notes payable repayments to related parties.

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Critical Accounting Policies and Estimates

These critical accounting policies and estimates by our management should be read in conjunction with Note 5 Summary of Significant Accounting Policies to the Consolidated Financial Statements.

The preparation of financial statements in accordance U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. We regularly make estimates and assumptions that affect the reported amounts of assets and liabilities. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.

The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

We consider the following accounting policies and estimates to be both those most important to the portrayal of our financial condition and those that require the most subjective judgment:

●	Liquidity, Going Concern and Management’s Plans
●	Revenue Recognition
●	Deferred Revenues
●	Allowance for Doubt Accounts
●	Accounting for Costs of Computer Software to be Sold, Leased or Marketed and Accounting for Internal Use Software
●	Accounting Stock-Based Compensation

Liquidity, Going Concern and Management’s Plans

We have incurred substantial recurring losses since our inception. The accompanying financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. Thus, the financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Revenue Recognition

Effective January 1, 2018, we adopted ASC 606, “Revenue from Contracts with Customers” (“ASC 606”), using the full retrospective transition method. Adoption of the standard using the full retrospective method required us to restate certain previously reported results.

In accordance with ASC 606, we follow a five-step model to assess each contract of a sale or service to a customer: identify the legally binding contract, identify the performance obligations, determine the transaction price, allocate the transaction price, and determine whether revenue will be recognized at a point in time or over time. Revenue is recognized when a performance obligation is satisfied and the customer obtains control of promised goods and services. The amount of revenue recognized reflects the consideration to which we expect to be entitled to receive in exchange for these goods and services. In addition, ASC 606 requires disclosures of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers

Our contracts with customers often contain multiple performance obligations. For these contracts, we account for individual performance obligations separately if they are distinct. The transaction price is allocated to the separate performance obligations on a relative standalone selling price (“SSP”) basis. We determine the SSP based on an observable standalone selling price when it is available, as well as other factors, including, the price charged to customers, our discounting practices, and our overall pricing objectives, while maximizing observable inputs. In situations where pricing is highly variable or uncertain, we estimate the SSP using a residual approach.

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Revenue from on-premises licenses is recognized upfront upon transfer of control of the software, which occurs at delivery, or when the license term commences, if later. We recognize revenue from maintenance contracts ratably over the service period. Cloud services revenue is recognized ratably over the cloud service term. Training and professional services are provided either on a time and material basis, in which revenues are recognized as services are delivered, or over a contractual term, in which revenues are recognized ratably. With respect to contracts that include customer acceptance provisions, we recognize revenue upon customer acceptance. Our policy is to record revenues net of any applicable sales, use or excise taxes.

Payment terms and conditions vary by contract type, although our terms generally include a requirement of payment within 30 to 60 days. We assess whether payment terms are customary or extended in accordance with normal practice relative to the market in which the sale is occurring. In instances where the timing of revenue recognition differs from the timing of payment, we have determined our contracts do not include a significant financing component. The primary purpose of our invoicing terms is to provide customers with simplified and predictable ways of purchasing our products and services, not to receive financing from our customers or to provide customers with financing.

We generally do not offer rights of return or any other incentives such as concessions, product rotation, or price protection and, therefore, do not provide for or make estimates of rights of return and similar incentives.

We establish allowances for doubtful accounts when available information causes us to believe that credit loss is probable.

Deferred Revenues

Amounts that have been invoiced are recognized in accounts receivable, deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. Deferred revenue represents amounts billed for which revenue has not yet be recognized. Deferred revenues typically relate to maintenance and software as a service agreements which have been paid for by customers prior to the performance of those services, and payments received for professional services and license arrangements and software as a service performance obligations that have been deferred until fulfilled under our revenue recognition policy.

Allowance for Doubtful Accounts

We maintain an allowance for doubtful accounts which represents estimated losses resulting from the inability, failure or refusal of our clients to make required payments.

We analyze historical percentages of uncollectible accounts and changes in payment history when evaluating the adequacy of the allowance for doubtful accounts. We use an internal collection effort, which may include our sales and services groups as we deem appropriate. Although we believe that our allowances are adequate, if the financial condition of our clients deteriorates, resulting in an impairment of their ability to make payments, or if we underestimate the allowances required, additional allowances may be necessary, resulting in increased expense in the period in which such determination is made.

Accounting for Costs of Computer Software to be Sold, Leased or Marketed and Accounting for Internal Use Software

We design, develop, test, market, license, and support new software products and enhancements of current products.

In accordance with ASC 985-20 “Costs of Software to be Sold, Leased or Otherwise Marketed,” we expense software development costs, including costs to develop software products or the software component of products to be sold, leased, or marketed to external users, before technological feasibility is reached. Technological feasibility is typically reached shortly before the release of such products and as a result, development costs that meet the criteria for capitalization were not material for the periods presented in this prospectus.

In accordance with ASC 350-40, “Internal-Use Software,” we capitalize purchase and implementation costs of internal use software. No such costs were capitalized during the periods presented in this prospectus.

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Stock-Based Compensation

As of December 31, 2019, we maintain one stock-based compensation plan. We account for stock-based payments to employees in accordance with ASC 718, “Compensation - Stock Compensation.” Stock-based payments to employees include grants of stock that are recognized in the consolidated statement of operations based on their fair values at the date of grant. We account for stock-based payments to non-employees in accordance with ASC 718, “Compensation - Stock Compensation,” which requires that such equity instruments are recorded at their fair value on the grant date.

The grant date fair value of stock option awards is recognized in earnings as stock-based compensation cost over the requisite service period of the award using the straight-line attribution method. We estimate the fair value of the stock option awards using the Black-Scholes-Merton option pricing model. The exercise price of options is specified in the stock option agreements. The expected volatility is based on the historical volatility of our stock for the previous period equal to the expected term of the options. The expected term of options granted is based on the midpoint between the vesting date and the end of the contractual term. The risk-free interest rate is based upon a U.S. Treasury instrument with a life that is similar to the expected term of the options. The expected dividend yield is based upon the yield expected on date of grant to occur over the term of the option.

OUR BUSINESS

Company Overview

We are a document services and solutions software company serving both the small-to-medium business and governmental sectors. Our software platform allows customers to capture and manage all documents across operations such as scanned hard-copy documents and all digital documents including those from Microsoft Office 365, digital images, audio, video and emails. Our document services offerings provide assistance to clients with document management generally and migration to our software solutions. Our solutions create value for our customers by making it easy to connect business-critical documents to the people who need them by making them easy to find, while also being secure and compliant with the customers’ audit requirements.

Customers obtain use of our software by either purchasing it for installation onto their equipment, referred to as a “premise” model, or by accessing the platform via the Internet, referred to as a “cloud-based,” “software as a service,” or “SaaS” model. We continue to see increases in its provision of SaaS-based customer activation, and this migration by clients is the most significant strategic part of our revenue growth opportunity. Our SaaS products are hosted with Amazon Web Services, Expedient, and Skynet Managed Technology Services, offering our customers reliable hosting services with best practices in data security.

Intellinetics Ohio was incorporated in 1996, and on February 10, 2012, Intellinetics Ohio became the sole operating subsidiary of Intellinetics as a result of a reverse merger and recapitalization. On March 2, 2020, Intellinetics purchased Graphic Sciences, Inc., a Michigan-based company, as described in “Recent Events,” below.

Recent Events

On April 21, 2020, we acquired substantially all of the assets of CEO Image, a document solutions company that specializes in the K-12 education market, as well as financial services and others, located in Plymouth, Michigan. More details regarding the acquisition of CEO Image are set forth above in Management’s Discussion and Analysis, and in our Current Report on 8-K filed on April 24, 2020.

On March 2, 2020, Intellinetics acquired all of the issued and outstanding capital stock of Graphic Sciences, a document management company located in Madison Heights, Michigan that provides indexing and scanning services, as well as physical document storage and retrieval services. More details regarding the acquisition of Graphic Sciences are set forth above in Management’s Discussion and Analysis, and in our Current Report on 8-K filed on March 4, 2020.

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Also on March 2, 2020, we completed a private offering with certain accredited investors to raise aggregate gross proceeds of $2,000,000 in 12% subordinated notes and $3,500,000 in shares of common stock, referred to herein as the 2020 private placement. We used a portion of the net proceeds to finance the acquisition of Graphic Sciences, and intend to use the remaining net proceeds for working capital and general corporate purposes, including potentially other future acquisitions. More details are set forth above in Management’s Discussion and Analysis, and in our Current Report on 8-K filed on March 4, 2020.

On March 2, 2020, we amended all of our currently outstanding convertible promissory notes, in order to permit us to convert all of the then-outstanding principal and accrued and unpaid interest payable with respect to the notes into shares of common stock upon the same terms as the 2020 private placement. On the same day, we converted all of the then-outstanding principal and accrued and unpaid interest into shares of common stock. More details are set forth above in Management’s Discussion and Analysis, and in our Current Report on 8-K filed on March 4, 2020.

On February 27, 2020, shareholders approved a one-for-fifty (1-for-50) reverse split of our common stock and reduction of the number of authorized shares of common stock to 25,000,000 shares. The reverse split was made effective by OTCQB on March 20, 2020. More details regarding the reverse split and related amendments to our Articles of Incorporation are set forth in Management’s Discussion and Analysis, and in our Current Report on 8-K filed on March 4, 2020.

Software and Services

Intellinetics Ohio

Intellinetics Ohio’s flagship software platform is IntelliCloudTM, reflecting the Company and market focus on growth via cloud-based managed document service delivery. Intellinetics Ohio also provides software-related professional services that include installation, integration, training, consulting services, and scanning, as well as ongoing software maintenance and customer support.

The four primary components of the IntelliCloudTM solution are as follows:

●	Image Processing: includes image processing modules used for capturing, transforming and managing images of paper documents, including support of distributed and high-volume capture, optical character recognition;

●	Records Management: addresses needs relating to retention of content through automation and policies, ensuring legal, regulatory and industry compliance for our clients;

●	Workflow: supports business processes, routing content electronically, assigning work tasks and states (e.g., reviews or approvals, including incident case management), and creating related audit trails;

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●	Extended Components: includes document composition and e-forms (via third party OEM integration partnership), search, content and web analytics (via third party data visualization and advanced OCR engine partnerships), email and information archiving, packaged application integration, and advanced capture for invoice processing.

Graphic Sciences

Our recently acquired subsidiary, Graphic Sciences, converts images from paper to digital, paper to microfilm, and microfiche to microfilm for business and federal, county, and municipal governments. Graphic Sciences also provides its clients with long-term paper and microfilm storage and retrieval options.

The four document service offerings provided by Graphic Sciences, are:

●	Digital Scanning Services. These services include paper scanning, newspaper and microfilm scanning, microfiche scanning, aperture card scanning, drawing scanning, and book scanning. Most government files must be retained for a long term or permanently, making such clients a prime candidate for digital conversion. There are four production categories for these services, consisting of document prep, scanning, indexing, and delivery.

●	Microfilm and Microfiche. Graphic Sciences provides microfilming/microfiche, converting scanned images to microfilm or microfiche, and microfilm/microfiche preservation and duplication.

●	Box Storage Services. Graphic Sciences provides physical document storage and retrieval services for its clients.

●	Scanning Equipment, Software and Repair. Graphic Sciences sells and services document image software, document scanners, and microfilm scanners, readers and printers. This is a smaller, slowly declining part of Graphic Sciences’ business.

Marketing and Sales

We have a multi-channel sales model that directs our sales efforts toward both sales through direct sales and through intermediaries, such as software developers and resellers and multi-function device resellers. We have developed marketing programs with resellers and distributors (collectively, “Resellers”) that facilitate their selling and support of our software solutions. We believe that our Reseller strategy improvements have increased the competitive strength of our platform of products. In addition, we have established a set of business solutions templates for specific vertical markets that provide base software configurations which we believe will facilitate our delivery and installation of software to our customers in both our direct and Reseller channels. We believe that these advancements, in the aggregate, will allow us to license and sell our products to a targeted customer base, shortening our sales cycle, making margins more consistent, and allowing us to expand our sales through existing and new Reseller partnerships and direct customers. We continue to devote significant efforts, in both development and marketing, in enhancing all channels to market.

Competition and Market Position

The market for our products is competitive, and we expect that competition will continue to intensify as the document solutions markets evolve and potentially consolidate.

We believe the Intellinetics Ohio primary competitors in our market, primarily the small-to-medium business (SMB) and governmental sectors, are DocuWare, Square 9, M-files, On Base, and Laserfiche. The principal competitive factors affecting the market for our software products and services include: (i) vendor and product reputation; (ii) product quality, performance and price; (iii) the availability of software products on multiple platforms; (iv) product scalability; (v) product integration with other enterprise applications; (vi) software functionality and features; (vii) software ease of use; (viii) the quality of professional services, customer support services and training; and (ix) the ability to address specific customer business problems. We believe that the relative importance of each of these factors depends upon the concerns and needs of each specific customer.

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We believe the Graphic Sciences competitors vary from smaller entrepreneur shops to larger entities, including Iron Mountain. The principal competitive factors affecting the market for our software products and services include: (i) vendor and services reputation and (ii) services quality, performance and price. We believe that the relative importance of each of these factors depends upon the concerns and needs of each specific customer, and that, for our current and prospective customers, maintaining secure control over the customers’ information is highly valued.

We believe that the consolidated Company has advantages over our competitors in the small-to-medium business market, and particularly organizations in highly regulated, risk and compliance-intensive markets, such as state and local government, non-clinical health care, and K-12 education. In our view, we will remain competitive by remaining a focused niche provider with product offerings aligned with buyer-specific requirements. We anticipate that we will benefit from five specific advantages already in place:

●	Turnkey cloud or premise document workflow and document conversion solutions targeting specific industry customers with benchmark value-to-price ratio;

●	Rigorous quality review process and maintenance of customer data confidentiality in document conversions;

●	Modular solution packaging and rapid customer activation model;

●	Integrated on-demand solutions library as standard platform feature; and

●	Proprietary AuditShieldTM compliance management module as a standard platform feature providing customers with a simple way to know if documents required by law or policy are missing.

We believe, with these competitive strengths, that we are well positioned as a cloud-based managed document services provider for the small-to-medium business and governmental sectors.

Customers

Intellinetics Ohio

Revenues from Intellinetics Ohio’s services to a limited number of customers have accounted for a substantial percentage of Intellinetics Ohio’s total revenues. For the twelve months ended December 31, 2019, Intellinetics Ohio’s two largest customers, Loffler, Inc. (including their acquisition of Laser Systems, Inc. (“LSI”)), a reseller, and Franklin County Board of Developmental Disabilities, a direct client, accounted for approximately 6%, each, of the Intellinetics Ohio’s revenues for that period. For the twelve months ended December 31, 2018, Intellinetics Ohio’s three largest customers, Tiburon, Inc., a reseller, Mid-Ohio Strategic Technologies, a reseller, and LSI, accounted for approximately 11%, 10%, and 10%, respectively, of Intellinetics Ohio’s revenues for that period.

For the twelve months ended December 31, 2019 and 2018, government contracts represented approximately 41% and 30% of Intellinetics Ohio’s net revenues, respectively, including a significant portion of Intellinetics Ohio’s sales to Resellers which represent ultimate sales to government agencies. Due to their dependence on state, local and federal budgets, government contracts carry short terms, typically less than 18 months. Since our inception, our contracts with government customers have generally renewed on the original terms and conditions upon expiration.

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Graphic Sciences

Graphic Sciences’ has significant customer concentration with the State of Michigan. Graphic Sciences’ contract is for five years from June 1, 2018 to May 30, 2023 with a provision for two, one-year extensions. The contract is issued to Graphic Sciences through the Michigan Department of Management and Budget, Enterprise Procurement and managed through the Department of Management and Budget, Records Management Services Division (RMS).

The contract provides local and state government agencies access to digital and micrographic conversion services. These agencies have the option to perform these conversion services internally or go out to bid if they so choose. Typically, they elect to have these services outsourced to Graphic Sciences through RMS, which eliminates the bidding process.

All agencies and departments are able to use the services and prices provided under this contract. Mechanically, the work Graphic Sciences performs is invoiced to RMS and the end user is invoiced through the State of Michigan accounting system. Graphic Sciences does not invoice the end user directly. Graphic Sciences has a single point of contact for managing billing and receipt. The state in effect acts as a reseller of Graphic Sciences services to the other agencies and makes a mark-up of what is charged.

Intellectual Property

Our software and most of the underlying technologies are built on a Microsoft.Net framework. We rely on a combination of copyright, trademark laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary intellectual property rights.

Customers license the right to use our software products on a non-exclusive basis. We grant to third parties rights in our intellectual property that allow them to market certain of our products on a non-exclusive or limited-scope exclusive basis for a particular application of the product or to a particular geographic area.

While we believe that our intellectual property as a whole is valuable and our ability to maintain and protect our intellectual property rights is important to our success, we also believe that our business as a whole is not materially dependent on any particular trademark, license, or other intellectual property right.

Government Regulation

We are subject to federal, state and local laws and regulations affecting our business. Other than government procurement rules affecting sales to governmental customers, we do not believe that we are subject to any special governmental regulations or approval requirements affecting our products or services. Complying with the regulations and requirements applicable to our business does not entail a significant cost or burden. We believe that we are in compliance in all material respects with all applicable governmental regulations.

Software Development

We design, develop, test, market, license, and support new software products and enhancements of current products.

In accordance with ASC 985-20 “Costs of Software to be Sold, Leased or Otherwise Marketed,” we expense software development costs, including costs to develop software products or the software component of products to be sold, leased, or marketed to external users, before technological feasibility is reached. Technological feasibility is typically reached shortly before the release of such products and as a result, development costs that meet the criteria for capitalization were not material for the periods presented in this prospectus.

In accordance with ASC 350-40, “Internal-Use Software,” we capitalize purchase and implementation costs of internal use software. No such costs were capitalized during the periods presented in this prospectus.

Employees

As of April 13, 2020, we employed a total of 77 individuals, all but 8 of which are full-time employees. We believe that relations with our employees are good. None of our employees are represented by a labor union, and we do not have collective bargaining arrangements with any of our employees.

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PROPERTY

We lease an office facility measuring approximately 6,000 square feet in Columbus, Ohio, for our headquarters, chief executive offices, and conducting the operations of Intellinetics Ohio. The monthly rental payment is $4,524. The lease term continues until December 31, 2021.

Our subsidiary, Graphic Sciences, uses 36,000 square feet of leased space in Madison Heights as its main facility. Graphic Sciences uses about 20,000 square feet for its records storage services, with the remainder of the space used for production, sales, and administration. The monthly rental payment is $40,694, with increases annually in September up to $45,828 for the final year, with a lease term continuing until August 31, 2026.

Graphic Sciences also leases and uses a separate 20,000 square foot building for document storage in Highland Park, MI. The monthly rental payment is $10,417, with increases annually in September up to $11,250 for the final year, with a lease term continuing until August 31, 2021.

Graphic Sciences owns and operates an extensive collection of the specialized equipment necessary for scanning images or converting microfilm to digital images. Graphic Sciences’ logistics department includes a fleet of six leased vehicles for pickup and delivery of client materials. Graphic Sciences also has the ability to provide on-site capture operations for clients needing such services.

MANAGEMENT

Executive Officers and Board of Directors

On April 13, 2020, our executive officers and directors included the following:

Name	Age	Title

James F. DeSocio	64	President, Chief Executive Officer, and Director

Matthew L. Chretien	52	Chief Strategy Officer, Chief Technology Officer, Secretary, and Director

Joseph D. Spain	52	Chief Financial Officer, Treasurer

Rye D’Orazio	65	Director

Robert C. Schroeder	53	Director, Chairman of the Board

Sophie Pibouin	52	Director

Roger Kahn	50	Director

James F. DeSocio, President, Chief Executive Officer, and Director. Mr. DeSocio joined the Company on September 25, 2017. Prior to joining the Company, Mr. DeSocio served as Chief Revenue Officer at Relayware, LLC, a global provider of Partner Relationship Management solutions, from January 2015 to September 2017. From January 2013 to November 2014, Mr. DeSocio served as Executive Vice President of Operations for XRS Corporation, a fleet management software solutions provider. From October 2007 to September 2012, Mr. DeSocio served as Executive Vice President of Sales and Business Development for Antenna Software, Inc., a business mobility solutions provider. Mr. DeSocio has extensive experience in sales, marketing, international operations, mergers and acquisitions.

Matthew L. Chretien, Chief Strategy Officer, Chief Technology Officer, Director. Mr. Chretien is a co-founder of Intellinetics and has served as Secretary since December 19, 2017, Chief Strategy Officer since September 25, 2017, and Chief Technology Officer since September 2011. Mr. Chretien previously served as Intellinetics’ President and Chief Executive Officer from July 2013 to September 2017, and from January 1999 to September 2011; Executive Vice President from September 2011 to July 2013; Chief Financial Officer from September 2011 to September 2012; Treasurer from September 2011 to December 2016; and Vice President from 1996 until 1999. Prior to joining Intellinetics, Mr. Chretien served as the field sales engineer for Unison Industries, a manufacturer of aircraft ignition systems.

Joseph D. Spain, Chief Financial Officer and Treasurer. Mr. Spain joined the Company on October 31, 2016 and was appointed as its Chief Financial Officer on December 1, 2016. Prior to joining the Company, Mr. Spain worked from September 2014 to October 2016 for nChannel, Inc., a software solutions provider for the small-to-medium business retail sector, ultimately serving as Chief Financial Officer of the company. From July 1995 to June 2014, Mr. Spain worked for Mettler-Toledo International, Inc., a global provider of measurement and precision instruments, ultimately serving as Vice President of Finance & Controller for one of the company’s operating units.

Rye D’Orazio, Director. Mr. D’Orazio has served as a director of Intellinetics since 2006. Mr. D’Orazio has been a partner at Ray & Barney Group since 2001. From 1995 to 2000, Mr. D’Orazio served as Vice President of Professional Services at Compucom. From 1985 to 1995, Mr. D’Orazio was a partner at NCGroup, which he founded. From 1982 to 1995, Mr. D’Orazio was employed as the Vice President of Professional Services at Triangle Systems, and from 1977 to 1982, Mr. D’Orazio was employed as a systems engineer at Electronic Data Systems.

Robert C. Schroeder, Director. Mr. Schroeder was appointed as a member of our board of directors in September 2013, and as Chairman of the Board on October 5, 2017. Mr. Schroeder is Vice President of Investment Banking at Taglich Brothers and specializes in advisory services and capital raising for small public and private companies. Prior to that, Mr. Schroeder served as Senior Equity Analyst publishing sell-side research on publicly traded companies. Prior to joining Taglich Brothers, he served in various positions in the brokerage and public accounting industry. Mr. Schroeder received a B.S. degree in accounting and economics from New York University. He currently serves on the board of directors of publicly traded Air Industries Group, a manufacturer of aerospace parts and assemblies, Decisionpoint Systems, Inc., a leading provider and integrator of Enterprise Mobility, Wireless Applications and RFID solutions, and Akers BioSciences, Inc., a developer and manufacturer of rapid point-of-care diagnostic screening and testing products.

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Sophie Pibouin, Director. Ms. Pibouin was appointed as a member of our Board of Directors on March 20, 2015. Ms. Pibouin is currently employed by Resulticks as Head of Sales, U.S. From 2014 to June 2019 Ms. Pibouin served as the worldwide Sales Leader of the IBM Watson marketing brand. Prior to that, Ms. Pibouin served as Chief Operating Officer, from 2012 to 2014, for SDL, PLC, a global provider of customer experience management software and solutions, having previously worked as a General Manager from 2010 to 2012. From 2006 to 2009, she served as Chief Operating Officer at Chronicle Solutions, Inc., a security software company. From 1990 to 2004, she worked for CA, Inc. (formerly Computer Associates), in a variety of positions including ultimately as Senior Vice President/GM for the Mid-Atlantic Region. She graduated with Honors as a Bachelor in International Commerce from the University of Flaubert in Rouen, France.

Roger Kahn, Director. Mr. Kahn was appointed as a member of our Board of Directors on October 5, 2017. Mr. Kahn has served as President and Chief Executive Officer of Bridgeline Digital, Inc. (“Bridgeline”), a web content management solutions provider, since May 2016. Mr. Kahn previously served as Co-Interim Chief Executive Officer and President of Bridgeline from December 2015 to May 2016, and as Chief Operating Officer from August 2015 to May 2016. From 2008 to September 2016, Mr. Kahn was a partner at Great Land Holdings, a resort development company. Mr. Kahn received his Ph.D. in Computer Science and Artificial Intelligence from the University of Chicago.

Corporate Governance

We believe that our corporate governance principles and practices provide an important framework to ensure that our company is managed on a sound basis for the long-term benefit of our stockholders. Our Board of Directors continues to develop its corporate governance policies and practices in light of current operations of the Company to meet laws and regulations, including the rules and regulations of the SEC, the corporate governance requirements of the OTCQB, and best practices in corporate governance.

Board Composition

Our business and affairs are managed under the direction of our Board of Directors, currently consisting of six members. We believe that our corporate governance principles and practices provide an important framework to ensure that our company is managed on a sound basis for the long-term benefit of our stockholders. Our Board of Directors has developed its corporate governance policies and practices to meet laws and regulations, including the rules and regulations of the SEC, the corporate governance standards of the OTCQB, and best practices in corporate governance.

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Director Independence

Because director independence is not defined by the OTCQB, in accordance with Item 407(a)(1)(ii) of Regulation S-K, we have adopted the definition of independence as set forth in the rules of the Nasdaq Stock Market, which we sometimes refer to as our standards of director independence. Currently, the Board of Directors consists of six directors, of which independent directors constitute a majority. When determining the independence of Robert C. Schroeder, the Board considered his affiliation with Taglich Brothers, which has been retained by the Registrant as a Placement Agent and M&A Advisory Firm from time to time including in 2019 and 2020, and his original appointment by Taglich as a director under the terms of a Placement Agent Agreement between the Registrant and Taglich Brothers.

The charters of both our Audit Committee and Nominating and Corporate Governance Committee require that all members of each committee be independent. Currently, Robert Schroeder, Rye D’Orazio, Roger Kahn, and Sophie Pibouin serve as our independent directors.

Meetings of the Board of Directors

Our Board of Directors, which currently consists of six directors, meets regularly throughout the year and holds special meetings whenever circumstances require. The Board of Directors held a total of five (5) meetings during 2019. During 2019, each director attended at least 88% of the total number of meetings of the Board and of the committees of the Board on which such director served, and our directors in the aggregate attended 98% of the total number of meetings of the Board and committees on which they served.

Executive Sessions

Executive sessions of independent directors, without any management director or other members of management being present, are held at the request of the independent directors as they deem necessary or appropriate. The sessions may be held in conjunction with a Board committee meeting at which no management director is present. Any independent director can request that additional executive sessions be scheduled.

Director Attendance at Annual Meetings of Stockholders

The Board of Directors expects all directors to attend each Annual Meeting of Stockholders, either in person or telephonically, except where the failure to attend is due to unavoidable or unforeseeable circumstances. Last year, 50% of the directors attended the Annual Meeting of Stockholders, either in person or telephonically.

Committees of the Board of Directors

Our Board of Directors has established a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The membership of each committee and its functions, duties and responsibilities are discussed below. Each committee operates under a written charter that has been adopted by our Board. Each member of each of these Board committees is an independent director.

Audit Committee

Our Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. In 2019, the Audit Committee consisted of Robert Schroeder (Chairman), Rye D’Orazio, and Roger Kahn. The Board of Directors has determined that all members are independent under our standards of director independence. The Board of Directors has determined that each member of the Audit Committee is financially literate and that Robert C. Schroeder qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act. The Audit Committee met four times during 2019.

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The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight and monitoring responsibilities relating to:

●	the quality and integrity of our financial statements;

●	our system of internal control over financial reporting and disclosure controls and procedures;

●	the quality and integrity of our auditing, accounting and financial reporting processes generally;

●	the audits of our annual financial statements and the appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm;

●	the design and implementation of the internal audit function; and

●	our compliance with legal and regulatory requirements.

The Audit Committee’s duties and responsibilities include:

●	reviewing and discussing with management and our independent registered public accounting firm our annual audited and quarterly unaudited consolidated financial statements;

●	determining whether to recommend to the Board of Directors that our annual consolidated financial statements be included in our Annual Report on Form 10-K;

●	reviewing with management any earnings announcements or guidance forecasts and other announcements regarding our historical or projected results of operations;

●	selecting, appointing and, when appropriate, terminating our independent registered public accounting firm;

●	reviewing and pre-approving the nature, scope and fee arrangements of the annual audit and non-audit services of our independent registered public accounting firm;

●	reviewing the qualifications, performance and independence of our independent registered public accounting firm;

●	reviewing the scope and the results of the annual audit of our consolidated financial statements by our independent registered public accounting firm;

●	reviewing and discussing with management and our independent registered public accounting firm our accounting and financial reporting practices and procedures and the design, implementation, adequacy and effectiveness of our system of internal controls;

●	preparing the annual Audit Committee report required by the rules of the SEC to be included in our proxy statement for our annual meetings of stockholders;

●	reviewing any transaction that involves a potential conflict of interest or a related person;

●	adopting and overseeing procedures for the receipt, retention and treatment of employee concerns and complaints regarding accounting, internal controls or auditing matters; and

●	providing other assistance to the Board of Directors, as requested, with respect to our financial, accounting and reporting practices.

The Audit Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A current copy of the Audit Committee Charter is available at http://www.intellinetics.com/corporate-governance.

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Compensation Committee

Our Board of Directors has established a Compensation Committee. In 2019, the members of the Compensation Committee were Rye D’Orazio (Chairman), Robert C. Schroeder, and Sophie Pibouin. The Board of Directors has determined that all members of the Compensation Committee are independent under our standards of director independence. In addition, all committee members meet the definition of a “non-employee director” under Section 16b-3 of the Exchange Act, and of an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met once during 2019.

The primary purposes of the Compensation Committee are to review and approve the compensation of our executive officers and to oversee our compensation plans and policies generally. The Compensation Committee’s duties and responsibilities include:

●	establishing, reviewing and approving our general compensation philosophy and strategy;

●	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, and evaluating their performance in light of those corporate goals and objectives, and determining and approving their compensation based on that evaluation;

●	overseeing, evaluating and, as directed by the Board, administering and recommending changes to our incentive compensation plans and programs;

●	approving employment agreements, severance agreements, change in control agreements and other compensation agreements and arrangements for our executive officers;

●	reviewing and approving the compensation of directors;

●	evaluating and assessing any risks and excessive risk-taking activities encouraged by our compensation programs and policies;

●	reviewing the results of the advisory vote by stockholders on the compensation of our named executive officers;

●	reviewing, modifying and making recommendations with respect to, and monitoring compliance with, our stock ownership guidelines; and

●	preparing the annual Compensation Committee report required by the rules of the SEC to be included in our proxy statement for our annual meeting of stockholders.

The Compensation Committee does not generally exercise its power to delegate its authority to subcommittees and officers. The Compensation Committee has the authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities. To date, the Compensation Committee has not engaged an independent compensation consultant.

While the Compensation Committee gives significant weight to the recommendations of our Chief Executive Officer, the Compensation Committee is responsible for making the final decisions on executive compensation matters and exercises its discretion and authority in approving, modifying or rejecting these recommendations.

The Compensation Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A current copy of the Compensation Committee Charter is available at http://www.intellinetics.com/corporate-governance.

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Nominating and Corporate Governance Committee

Our Board of Directors has established a Nominating and Corporate Governance Committee. In 2019, the members of the Nominating and Corporate Governance Committee were Robert C. Schroeder (Chairman), Rye D’Orazio, and Sophie Pibouin. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are independent under our standards of director independence. The Nominating and Corporate Governance Committee did not meet during 2019 but took action by unanimous written consent.

The primary purposes of the Nominating and Corporate Governance Committee are to:

●	identify and recommend individuals qualified to become members of the Board of Directors and its committees;

●	determine the Board’s size, composition, procedures, governance and committees;

●	develop, review and assess, our corporate governance principles and policies;

●	develop qualification criteria for Board membership;

●	review and recommend independence determinations with respect to the directors;

●	recommend Board committee assignments;

●	oversee our Board’s performance and self-evaluation process;

●	oversee risks and exposures associated with director nominations and qualifications, corporate governance and overall Board effectiveness; and

●	review governance-related stockholder proposals and recommend Board responses.

The Nominating and Corporate Governance Committee performs its functions and responsibilities under a written charter adopted by the Board of Directors. A current copy of the Nominating and Corporate Governance Committee Charter is available at http://www.intellinetics.com/corporate-governance.

Board Leadership Structure

Our Board of Directors has determined that at the present time it is in the best interests of our company and our stockholders to separate the roles and offices of the Chairman of the Board from the Chief Executive Officer in recognition of the differences between their roles, thereby allowing our Chief Executive Officer to focus on the day-to-day running of our company. The Board determined that this structure is optimal for us under our current circumstances because it allows James F. DeSocio, our Chief Executive Officer to devote his full attention and energy to setting and executing the strategic plan for our company and to providing day-to-day management and leadership of our company and our business and affairs, while allowing our Chairman to lead and direct Board meetings and to facilitate other Board activities and the flow of information between management and directors. Over the two most recently completed fiscal years, the Chairman of the Board has been Robert Schroeder.

We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board, strengthens the Board’s independence from management and provides the appropriate leadership to help ensure effective risk oversight by the Board.

The offices of Chairman of the Board and Chief Executive Officer have been held by separate persons since 2012. However, the Board of Directors recognizes that circumstances may change over time. Accordingly, the Board of Directors has not adopted a formal policy requiring us to separate the roles of Chairman of the Board and Chief Executive Officer but rather believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and the Chief Executive Officer from time to time in a manner that is in the best interests of our company and our stockholders based upon then prevailing circumstances. We believe our current leadership structure is serving the best interests of our company and our stockholders.

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Nominations of Directors

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size and composition of the Board of Directors, the needs and the respective committees of the Board, and the qualifications of candidates in light of those needs.

In selecting candidates for nomination at an annual meeting of stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at that meeting desire and are qualified to continue their service on the Board of Directors. The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the Board, and who the Nominating and Corporate Governance Committee believes will continue to make important contributions to the Board.

If there are Board positions for which the Nominating and Corporate Governance Committee will not be re-nominating a qualified incumbent, the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including Board members, management, business contacts, stockholders and other appropriate sources. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the criteria for membership set forth below under “Qualifications of Nominees for Director.”

Qualifications of Nominees for Director

The Nominating and Corporate Governance Committee is responsible for reviewing the requisite qualifications and skills of director candidates in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. While the Nominating and Corporate Governance Committee has not established specific requirements or policies regarding age, education, years of experience, diversity or specific types of skills for potential candidates, it analyzes certain criteria and qualifications that candidates for membership on the Board of Directors should possess. No particular criterion is necessarily applicable to all prospective nominees. Except in limited and exceptional circumstances, each candidate to serve on the Board of Directors should have the following qualifications:

●	A reputation for high personal and professional integrity, strong moral character and adherence to our high ethical standards and values.

●	The absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the candidate serving as a director, and no other interests that would materially impair the candidate’s ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders.

●	Holds or has held a recognized position of leadership in the candidate’s community or the candidate’s field of endeavor, and has demonstrated high levels of achievement in the candidate’s community or field.

●	Business acumen and experience, inquisitiveness, strong analytical skills and the ability to exercise sound business judgment and common sense in matters that relate to our current and long-term objectives.

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●	A general level of expertise and experience in our business areas.

●	The ability to read and understand basic financial statements and other financial information pertaining to us.

●	A commitment to understanding our company and our business, industry and strategic objectives.

●	The availability and a commitment to devote adequate time to the Board and its committees and the ability to generally fulfill all responsibilities as a member of our Board of Directors, including to regularly attend and participate in meetings of the Board, Board committees and stockholders, in light of the number of other company boards on which the candidate serves and the candidate’s other personal and professional commitments.

●	The willingness and ability to represent fairly and to act in the interests of all of our stockholders rather than the interests of any particular stockholder, special interest group or other constituency.

●	For prospective non-employee directors, independence under SEC rules and regulations.

●	The willingness to accept the nomination to serve as a member of our Board of Directors.

●	Whether the prospective nominee will foster a diversity of skills, experiences and backgrounds on the Board.

●	Whether the prospective nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC rules.

●	For incumbent directors standing for re-election, the incumbent director’s performance during his term, including the number of meetings attended, the level of participation, and overall contribution to the Board.

●	The composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

From time to time the Nominating and Corporate Governance Committee may identify certain other skills or attributes as being particularly desirable to help meet specific Board needs that have arisen. While our Board has not adopted a specific or formal policy on diversity with respect to directors, they share a commitment to an inclusive culture, endorse equal opportunity principles and practices and seek nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. We believe that the backgrounds and qualifications of the members of the Board, considered as a group, should provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board is committed to nondiscrimination on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law in selecting nominees.

Recommendations and Nominations by Stockholders

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted written nominations from stockholders for nominees for director. In general, persons properly recommended by stockholders as nominees for director are evaluated on the same basis as candidates recommended by other sources. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and us, personal references, a statement of recommendation of the candidate from the stockholder, a description of the shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Nominating and Corporate Governance Committee and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request.

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Nominations by stockholders for director candidates must be addressed to:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

Attention: Chief Financial Officer

Role of the Board in Risk Oversight

Risk is inherent in every business. We face a number of risks, including operational, financial, legal, regulatory, safety, strategic and reputational risks. While management is responsible for the day-to-day management of the risks we face, the role of our Board is to engage in the oversight of risk management and encourage management to promote a culture that actively manages risks as a part of our corporate strategy and operations. The Board’s role in the risk oversight process includes regular communication with members of senior management on areas of material risk to us, which enables the Board to understand our risk identification, assessment and management and our risk mitigation strategies. There is not separate Risk Committee.

Each Board committee considers risk within its areas of responsibility and keeps the Board regularly informed through committee reports about such risks. The Audit Committee assists the Board with respect to risk management primarily in the areas of accounting, financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board primarily with respect to the management of risks related to our compensation programs, policies and practices. The Nominating and Corporate Governance Committee assists the Board primarily with respect to the management of risks associated with Board organization, membership and structure and with corporate governance. This allocation of risk oversight responsibilities enables the Board of Directors and its committees to coordinate the risk oversight role. The full Board considers our risk profile and focuses on the most significant risk factors facing us with the goal of ensuring that all material risks are identified and appropriate risk mitigation measures are implemented.

We believe that the Board’s leadership structure, as discussed above, is consistent with the roles of the Board and the Board committees in risk oversight. The Board has found that its current structure, with the separation of the roles of the Chairman of the Board and the Chief Executive Officer, supports the Board’s risk oversight activities, because the Chief Executive Officer and other members of senior management have responsibility for the management of risk and our Board, led by our Chairman, provides oversight of that risk management, and because various aspects of risk oversight are allocated among the committees of the Board within their areas of responsibility.

Legal Proceedings

We are not aware of any material proceedings in which any of our directors, executive officers or affiliates, any owner of record or beneficial owner of more than 5% of our common stock, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us.

Codes of Ethics

We have adopted a Code of Ethics and Conduct, designed to encourage our directors, officers and employees to act with the highest level of integrity. This code is available on the Investor Relations section of our website at www.intellinetics.com/corporate-governance.

The Intellinetics, Inc. Code of Ethics and Conduct is a code of conduct that applies to all of our directors, officers and employees. Under the Code of Ethics and Conduct, each officer, director and employee is required to maintain a commitment to high standards of business conduct and ethics. The Code of Ethics and Conduct covers many areas of professional conduct, including conflicts of interest, protection of confidential information, and strict adherence to laws and regulations applicable to the conduct of our business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Conduct.

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If we make any amendment to, or grant any waiver from a provision of, our code of conduct with respect to any director, executive officer or senior financial officer, we will disclose the nature of such amendment or waiver on our website, in a Current Report on Form 8-K or both.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors. No member of the Compensation Committee is or has ever been an officer or employee of us or of any of our subsidiaries. None of our executive officers serves as a member of the board of directors or of the compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or of our Compensation Committee.

Access to Management and Outside Advisors

Our directors have full and unrestricted access to our management and employees. Our Board of Directors and its committees have the right to retain outside advisors and consultants of their choosing at our expense, without the consent or approval of management.

Communications with the Board of Directors

While the Board believes that management speaks for our company, any stockholder who wishes to communicate directly with the Board of Directors, any committee of the Board or any individual director may do so by directing a written request addressed to such director or directors as follows:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, OH 43228

Attention: Chief Financial Officer

Communications directed to members of the Board will be forwarded to the intended Board members, unless such communications are deemed advertisements or promotional, clearly unrelated to our business or to Board or committee matters, or unduly hostile, threatening, illegal or otherwise unnecessary or inappropriate to forward.

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EXECUTIVE COMPENSATION

As a “smaller reporting company” under SEC rules, our named executive officers (or NEOs) for our last completed fiscal year consisted of (i) our principal executive officer, and; (ii) our two most highly compensated executive officers, other than the principal executive officer. For the year ended December 31, 2019, our NEOs were the following individuals:

●	James F. DeSocio, our current President and Chief Executive Officer;

●	Matthew L. Chretien, our current Secretary and Chief Strategy Officer; and

●	Joseph D. Spain, our current Chief Financial Officer and Treasurer.

Summary Compensation Table

The following table sets forth certain information relating to the total compensation earned for services rendered to us in all capacities by our NEOs for 2019.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards(1) ($)	All Other Compensation ($)		Total ($)
Matthew L. Chretien	2019	175,000	-	-	16,977	(2)	191,977
Chief Strategy Officer	2018	175,000	-	-	17,815	(2)	192,815
James F. DeSocio	2019	240,000	30,000	-	7,776	(3)	277,776
President and Chief Executive Officer	2018	270,000	-	-	6,588	(3)	276,588
Joseph D. Spain	2019	140,000	-	13,245	7,255	(4)	160,500
Chief Financial Officer and Treasurer	2018	140,000	-	-	7,402	(4)	147,402

(1) The amounts in this column reflect the aggregate grant date fair value of stock awards computed in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, based on the closing sale price of our common stock on the date of grant. The amounts shown in this column are not necessarily indicative of the actual value that will be realized by the named executive officers with respect to such awards.

(2) Mr. Chretien received other compensation in the form of Health and Welfare Related Insurance Premiums ($14,706), Life Insurance Premiums ($55), Short-Term Disability Insurance Premiums ($331), and cell phone allowance ($1,885) in 2019, and Health and Welfare Related Insurance Premiums ($15,685), Life Insurance Premiums ($57), Short-Term Disability Insurance Premiums ($331), and cell phone allowance ($1,741) in 2018.

(3) Mr. DeSocio received other compensation in the form of Health and Welfare Related Insurance Premiums ($5,897), Life Insurance Premiums ($55), Short-Term Disability Insurance Premiums ($393), and cell phone allowance ($1,432) in 2019, and Health and Welfare Related Insurance Premiums ($4,965), Life Insurance Premiums ($57), Short-Term Disability Insurance Premiums ($393), and cell phone allowance ($1,172) in 2018.

(4) Mr. Spain received other compensation in the form of Health and Welfare Related Insurance Premiums ($6,222), Life Insurance Premiums ($55), Short-Term Disability Insurance Premiums ($318), and cell phone allowance ($660) in 2019, and Health and Welfare Related Insurance Premiums ($6,366), Life Insurance Premiums ($57), Short-Term Disability Insurance Premiums ($318), and cell phone allowance ($660) in 2018.

Employment Agreements with our Executive Officers

Pension Benefits

We do not provide, sponsor or maintain any pension arrangements for our named executive officers or for our employees. Our named executive officers are eligible to participate in our 401(k) defined contribution plan. Joseph Spain and James DeSocio participated in our 401(k) plan during fiscal 2019 and 2018, but no other named executive officers participated in our 401(k) plan during fiscal 2019 or 2018.

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Non-Qualified Deferred Compensation

We do not provide and we have not adopted any non-qualified deferred contribution plans or other deferred compensation plans. In the future, the Compensation Committee may elect to provide our officers and other employees with non-qualified deferred contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Employment Agreements with our Executive Officers

On December 1, 2016, pursuant to an Offer of Employment and Employment Agreement, the Company appointed Joseph D. Spain as the Chief Financial Officer. On September 25, 2017, pursuant to an offer letter agreement, the Company appointed James F. DeSocio as its President and Chief Executive Officer. Intellinetics Ohio is a party to an employment agreement with Matthew L. Chretien, dated as of September 16, 2011.

Offer Letter Agreement with James F. DeSocio

Under this offer letter agreement, James F. DeSocio (i) receives compensation at the rate of $270,000 per year, (ii) is eligible to receive options to purchase up to 1,250,000 of the Company’s common stock, subject to various approvals, contingencies, and time vesting, (iii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, (iv) is eligible for a bonus of up to $135,000, and (v) may become eligible, at the sole discretion of the Company, for profit sharing, and other bonuses. The term of the agreement is indefinite, and James F. DeSocio is an “at will” employee. Under the agreement, James F. DeSocio covenants (i) not to disclose trade secrets or proprietary information of the Company, (ii) not to solicit customers, clients, or employees of the Company for a period of two years after termination of the agreement, and (iii) not to compete with the Company in the State of Ohio for a period of six months after termination of his employment.

Employment Agreement with Matthew L. Chretien

Under this employment agreement, Matthew L. Chretien agreed to serve as the Interim President and Chief Executive Officer, Principal Accounting Officer, and Treasurer of Intellinetics, and to devote his full-time efforts to his employment with Intellinetics. Pursuant to the agreement, Matthew L. Chretien (i) receives compensation at the rate of $195,000 per year, (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, (iii) may become eligible, at the sole discretion of Intellinetics, for profit sharing, commissions, and bonuses, and (iv) was entitled to receive deferred compensation in the form of a lump sum payment of $100,828 on March 31, 2015. Mr. Chretien has informally agreed to receive less in salary than he is entitled to receive under his employment agreement at the current time, while the Company is managing available cash and working towards profitability. The Company notified Mr. Chretien on March 31, 2015, that payment of the lump sum amount scheduled for March 31, 2015 is deferred subject to the Company’s available cash flow. The term of the agreement is indefinite, and both parties stipulate and agree that Matthew L. Chretien is an “at will” employee under Ohio law, which governs the agreement. The agreement can also terminate (i) if Intellinetics discontinues the operation of its business, or (ii) at the option of Intellinetics in the event that Matthew L. Chretien becomes permanently disabled. Under the agreement, Matthew L. Chretien covenants (i) not to disclose trade secrets or proprietary information of Intellinetics, (ii) not to solicit customers, clients, or employees of Intellinetics for a period of two years after termination of the agreement, and (iii) not to compete with Intellinetics in the State of Ohio for a period of six months after termination of his employment. Since the date of the agreement, Mr. Chretien has resigned the titles of President, Chief Executive Officer, Principal Accounting Officer, and Treasurer, and currently holds the titles of Secretary, Chief Technology Officer, and Chief Strategy Officer.

48

Employment Agreement with Joseph D. Spain

Under this employment agreement, Joseph D. Spain (i) receives compensation at the rate of $140,000 per year, (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, and (iii) may become eligible, at the sole discretion of the Company, for profit sharing and bonuses. The term of the agreement is indefinite, and Joseph D. Spain is an “at will” employee. Under the agreement, Joseph D. Spain covenants (i) not to disclose trade secrets or proprietary information of the Company, (ii) not to solicit customers, clients, or employees of the Company for a period of two years after termination of the agreement, and (iii) not to compete with the Company in the State of Ohio for a period of six months after termination of his employment.

Outstanding Equity Awards at 2019 Fiscal Year End

The following table sets forth information regarding the outstanding equity awards, consisting of unvested and/or unexercised stock options held by our NEOs as of December 31, 2019:

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Matthew L. Chretien Chief Strategy Officer	2,000	0	$6.50	12/31/2025

James F. DeSocio President and Chief Executive Officer	25,000	0	$6.50	12/31/2025

Joseph D. Spain Chief Financial Officer and Treasurer	1,500	3,500	$6.50	12/31/2025

Director Compensation

The following table summarizes the total compensation we paid to our non-employee directors for the fiscal year ended December 31, 2019:

Name	Fees Earned or Paid in Cash	Stock Awards($)(1)	Option Awards($)	Total ($)
(a)	(b)	(c)	(d)	(h)
Sophie Pibouin	$15,000	$10,000	-	$25,000	(2)
Rye D’Orazio	7,500	7,500	-	15,000
Robert C. Schroeder	7,500	32,500	-	40,000
Roger Kahn	7,500	7,500	-	15,000

(1) Stock awards set forth in column (c) were fully vested at the time of grant.

(2) At year end, Ms. Pibouin held aggregate stock option awards of 2,560, which were fully vested upon grant.

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On December 19, 2017, the Compensation Committee, pursuant to the authority given to it by the Board and under the 2015 Intellinetics Inc. Equity Incentive Plan, approved the following annual compensation for non-employee directors, payable on January 2 of each year beginning with 2018:

●	$7,500 cash payment ($15,000 for Ms. Pibouin),

●	Stock award equal to $7,500 as of the date of grant, in shares of our common stock, pursuant to the 2015 Intellinetics Inc. Equity Incentive Plan ($10,000 for Ms. Pibouin), and

●

An additional amount of stock award equal to $25,000 as of the date of grant, in shares of our common stock, pursuant to the 2015 Intellinetics Inc. Equity Incentive Plan, payable to the Chairman of the Board for his additional services in that role.

No additional compensation was paid to directors for meetings attended, committee memberships, or committee chairmanships.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects the beneficial ownership of our common stock by all our executive officers and directors, and by each stockholder who beneficially owns more than 5% of our common stock, as of April 13, 2020.

The information provided in the table below is based on our records, information filed with the SEC and information provided by our directors and executive officers. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Intellinetics, Inc., 2190 Dividend Dr., Columbus, Ohio 43228.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Outstanding (1)
DIRECTORS AND OFFICERS
James F. DeSocio	68,383	(2)	2.41%
Matthew L Chretien	30,681	(3)	1.09%
Joseph D. Spain	9,320	(4)	*
Rye D’Orazio	8,561		*
Sophie Pibouin	8,680	(5)	*
Robert Schroeder	67,425	(6)	2.38%
Roger Kahn	6,277	(7)	*

Officers and Directors as a Group (7 Persons)	199,327	(8)	7.05%

HOLDERS OF MORE THAN 5% BENEFICIAL OWNERSHIP
Michael N. Taglich	462,567	(9)	16.27%
Robert F. Taglich	313,323	(10)	11.03%

*	Represents less than 1% of the outstanding shares of our common stock.
(1)	Based upon 2,810,840 shares of common stock issued and outstanding, plus shares beneficially owned but not issued for each respective stockholder.
(2)	Beneficial ownership includes 25,000 shares of common stock underlying stock options issued to Mr. DeSocio, exercisable within 60 days of April 13, 2020.
(3)	Beneficial ownership includes 2,211 shares of common stock underlying stock options and warrants issued to Mr. Chretien, exercisable within 60 days of April 13, 2020.

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(4)	Beneficial ownership includes 5,000 shares of common stock underlying stock options issued to Mr. Spain, exercisable within 60 days of April 13, 2020.
(5)	Beneficial ownership includes 2,560 shares of common stock underlying stock options issued to Ms. Pibouin, exercisable within 60 days of April 13, 2020.
(6)	Beneficial ownership includes 26,827 shares of common stock underlying warrants issued to Mr. Schroeder, exercisable within 60 days of April 13, 2020.
(7)	Beneficial ownership includes 568 shares of common stock underlying warrants issued to Mr. Kahn, exercisable within 60 days of April 13, 2020.
(8)	Beneficial ownership includes 46,641 shares of common stock underlying stock options and warrants issued to the group, as disclosed in (2) through (6) above, exercisable within 60 days of April 13, 2020.
(9)	Beneficial ownership includes 32,738 shares of common stock underlying warrants issued to Mr. Taglich, exercisable within 60 days of April 13, 2020.
(10)	Beneficial ownership includes 29,729 shares of common stock underlying warrants issued to Mr. Taglich, exercisable within 60 days of April 13, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

The written charter for the Audit Committee requires that all transactions between the Registrant and any related person be reviewed, approved, and overseen by the Audit Committee, which is comprised of independent directors. Related person transactions are those transactions covered by Item 404 of Regulation S-K.

Certain Relationships and Related Transactions

The following is a summary of the related person transactions that Intellinetics has participated in at any time during each of the previous three fiscal years.

2016 Convertible Notes.

The following convertible notes were issued to affiliates, partly in exchange for a surrender and cancellation of previously issued notes, and partially for cash (the “2016 Notes”). The 2016 Notes were amended on September 14, 2018, to extend their maturity dates to December 31, 2020, reduce their annual rate of interest to 10%, and reduce the conversion price to $20.00. On March 2, 2020, the 2016 Notes were amended to permit their conversion into equity upon the same terms as any simultaneous securities offering. On March 2, 2020, the 2016 Notes were converted into shares of common stock as part of the 2020 note conversion, described below.

Name and Affiliation to Company	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2019	Amount outstanding as of April 13, 2020 (principal and interest)	Amount of principal paid during 2019*	Amount of interest paid during 2019*
Robert Schroeder Director	12/30/2016	$20.00	25,000	25,000	0	0	0
Michael Taglich 5% Stockholder	12/30/2016	$20.00	250,000	250,000	0	0	0
Robert Taglich 5% Stockholder	12/30/2016	$20.00	100,000	100,000	0	0	0

*Converted into shares of common stock on March 2, 2020, as part of the 2020 note conversion, described below.

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2017 Bridge Notes

The following convertible notes were issued to stockholders holding more than 5% beneficial ownership of our common stock. The terms for all the following notes provided for interest at an annual rate of 8% until maturity on September 21, 2018, and the notes were issued with original issue discounts. Each note holder had a right, in their sole discretion, to convert the notes into securities to be issued in a private placement of equity, equity equivalent, convertible debt or debt financing. The noteholders converted the notes into new convertible notes, as set forth below, on November 29, 2017.

Name and Affiliation to Company	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2019	Amount outstanding as of April 13, 2020 (principal and interest)	Amount of principal paid during 2019*	Amount of interest paid during 2019*
Michael Taglich 5% Stockholder	09/21/2017	$15.00	77,320	0	0	0	0
Robert Taglich 5% Stockholder	09/21/2017	$15.00	77,320	0	0	0	0

*Converted into 2017 Notes as described below.

Issuance of Warrants in Connection with Bridge Notes

As an inducement for the issuance of the 2017 bridge notes (as described above) to directors and stockholders holding more than 5% beneficial ownership of our common stock, we also issued warrants to purchase shares of common stock to the 2017 bridge note holders in the following amounts:

Name and Affiliation to Company	Expiration Date of Warrant	Exercise Price Per Warrant	Amount Of Warrants
Michael Taglich 5% Stockholder	09/22/2022	$15.00	1,500
Robert Taglich 5% Stockholder	09/22/2022	$15.00	1,500

2017 Convertible Notes

The following convertible notes were issued to directors, officers, and stockholders holding more than 5% beneficial ownership of our common stock, partly in exchange for a surrender and cancellation of the 2017 bridge notes set forth above, and partially for cash. The 2017 notes were amended on September 17, 2018, to extend their maturity dates to December 31, 2020. The 2017 Notes bore interest at an annual rate of interest of 8% and were convertible by the holders into shares of common stock at a price of $10.00 per share. On March 2, 2020, the 2017 notes were amended to permit their conversion into equity upon the same terms as any simultaneous securities offering. On March 2, 2020, the 2017 notes were converted into shares of common stock as part of the 2020 note conversion, described below.

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Name and Affiliation to Company	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2019	Amount outstanding as of April 13, 2020 (principal and interest)	Amount of principal paid during 2019*	Amount of interest paid during 2019*
Michael Taglich 5% Stockholder	11/17/2017	$10.00	200,000	200,000	0	0	0
Michael Taglich 5% Stockholder	11/29/2017	$10.00	75,000	75,000	0	0	0
Robert Taglich 5% Stockholder	12/30/2016	$10.00	75,000	75,000	0	0	0
James DeSocio Officer	11/17/2017	$10.00	40,000	40,000	0	0	0

*Converted into shares of common stock on March 2, 2020, as part of the 2020 note conversion, described below.

2018 Convertible Notes

The following convertible notes were issued to stockholders holding more than 5% beneficial ownership of our common stock for cash. The 2018 notes bore interest at an annual rate of interest of 8% until maturity on December 31, 2020, and were convertible by the holders into shares of common stock at a price of $6.50 per share. On March 2, 2020, the 2018 Notes were amended to permit their conversion into equity upon the same terms as any simultaneous securities offering. On March 2, 2020, the 2018 notes were converted into shares of common stock as part of the 2020 note conversion, described below.

Name and Affiliation to Company	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2019	Amount outstanding as of April 13, 2020 (principal and interest)	Amount of principal paid during 2019	Amount of interest paid during 2019
Michael Taglich 5% Stockholder	9/26/2018	$6.50	200,000	200,000	0	0	0
Robert Taglich 5% Stockholder	9/26/2018	$6.50	200,000	200,000	0	0	0

*Converted into shares of common stock on March 2, 2020, as part of the 2020 note conversion, described below.

2019 Bridge Notes

The following convertible notes were issued to stockholders holding more than 5% beneficial ownership of our common stock. The terms for all the following notes provided for an original issue discount of 12% and maturity on May 15, 2020. Each note holder had a right, in their sole discretion, to convert the notes into securities to be issued in a private placement of equity, equity equivalent, convertible debt or debt financing. The noteholders converted the non-OID portion of the 2019 Bridge Notes into shares of common stock as part of the 2020 private placement, described below.

53

Name and Affiliation to Company	Date of Note	Conversion Rate per Share	Original Principal Balance of Note	Largest aggregate amount of principal outstanding during 2019	Amount outstanding as of April 13, 2020 (principal and interest)	Amount of principal paid during 2019*	Amount of interest paid during 2019*
Michael Taglich 5% Stockholder	11/15/2019	N/A	198,864	198,864	23,864	0	0
Robert Taglich 5% Stockholder	11/15/2019	N/A	198,864	198,864	23,864	0	0

*Converted the non-OID portion of the 2019 bridge notes into shares of common stock as part of the 2020 note conversion, described below.

2020 Private Placement

Certain related persons participated as investors in a private placement of securities by the Company, on the same terms as all other investors in such private placement.

On March 2, 2020, the Company completed the 2020 private placement by entering into a Securities Purchase Agreement with certain accredited investors, pursuant to which we issued and sold (i) shares of the our common stock, at a price of $4.00 per share and (ii) units, with each unit consisting of $1,000 in 12% subordinated notes and 40 shares. The principal amount of the 12% subordinated notes, together with any accrued and unpaid interest thereon, become due and payable on February 28, 2023.

The following related persons participated in such offering, on the same terms as all other investors participating in the offering:

Name of Investor	Relationship to the Company	Number of Shares Purchased	Number of Units Purchased	Date of Transaction
Michael N. Taglich	Beneficially owns more than 5% of the common stock of the Company.	148,750	-	03/02/2020
Robert F. Taglich	Beneficially owns more than 5% of the Common Stock of the Company.	118,750	-	03/02/2020
Robert C. Schroeder	Director and Chairman of the Board of the Company	5,000	-	03/02/2020
James F. DeSocio	President and Chief Executive Officer; Director of the Company	7,500	-	03/02/2020
Joseph D. Spain	Chief Financial Officer of the Company	2,000	8	03/02/2020

54

2020 Note Conversion

Certain related persons held convertible promissory notes that were converted in accordance with their terms on March 2, 2020, as part of the 2020 note conversion, on the same terms as all other note holders.

On March 2, 2020, we entered into amendments to all of its currently outstanding convertible promissory notes, which were issued to various investors in 2016, 2017, and 2018. As amended, the notes permitted the Company to convert all of the then-outstanding principal and accrued and unpaid interest payable with respect to the notes into shares of common stock upon the same terms those offered to investors in any concurrent private placement of securities. In accordance with the amended terms, we converted all of the then-outstanding principal and accrued and unpaid interest payable with respect to all outstanding convertible promissory notes into shares of common stock at a conversion price of $4.00 per share.

The following related persons held convertible promissory notes that were converted into shares of common stock, on the same terms as all other investors participating in the offering:

Name of Investor	Relationship to the Company	Outstanding Principal and Interest Converted into Equity	Number of Shares of Common Stock Issued	Date of Transaction
Michael N. Taglich	Beneficially owns more than 5% of the common stock of the Company	$899,811	224,952	03/02/2020
Robert F. Taglich	Beneficially owns more than 5% of the common stock of the Company	$453,743	113,435	03/02/2020
Robert C. Schroeder	Director and Chairman of the Board of the Company	$34,076	8,518	03/02/2020
James F. DeSocio	President and Chief Executive Officer; Director of the Company	$48,077	12,019	03/02/2020

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Warrant Exercise

On January 3, 2017, Matthew L. Chretien exercised warrants to purchase 9,922 shares of common stock of the Company, from the Registrant through a cashless exercise, at an exercise price of $0.35 per share. These warrants were issued as consideration for Matthew L. Chretien returning to treasury 10,000 shares of common stock he owned in 2013.

Promoters and Certain Control Persons

Robert C. Schroeder, a director of the Company, is the Vice President of Investment Banking at Taglich Brothers, Inc. Robert F. Taglich and Michael N. Taglich, each beneficial owners of more than 5% of the Company’s common stock, are also both principals of Taglich Brothers, Inc.

We retained Taglich Brothers, Inc. as the exclusive placement agent for the private placement offering of notes in 2017. In connection with the offering, we paid Taglich Brothers, Inc. a cash payment of $172,000, which represented an 8% commission of the gross proceeds of the private placement, and approximately $35,000 for reimbursement for reasonable out of pocket expenses, FINRA filing fees and related legal fees. In addition, we issued warrants to the designees of Taglich Brothers, Inc. to purchase 17,200 shares of common stock, which represented 8% of the shares of common stock into which the convertible notes sold in the 2017 private placement could be converted. The warrants have an exercise price of $12.50 per share of common stock, will be exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection and are entitled to registration rights.

We retained Taglich Brothers, Inc. as the exclusive placement agent for the private placement offering of the notes in 2018. In connection with the offering, we paid Taglich Brothers, Inc. a cash payment of $104,000, which represented an 8% commission of the gross proceeds of the private placement. In addition, we issued warrants to the designees of Taglich Brothers, Inc. to purchase 16,000 shares of common stock, which represented 8% of the shares of common stock into which the convertible notes sold in the 2018 private placement could be converted. The warrants have an exercise price of $9.00 per share of common stock, will be exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection and are entitled to registration rights.

We retained Taglich Brothers, Inc. on an exclusive basis to render financial advisory and investment banking services to the Company in connection with our acquisition of Graphic Sciences. Pursuant to an Engagement Agreement, dated April 15, 2019, we paid Taglich Brothers, Inc. a success fee of $300,000 as a result of the successful completion of the acquisition of Graphic Sciences, Inc.

We retained Taglich Brothers, Inc., as the exclusive placement agent for the 2020 private placement, as described above, pursuant to a Placement Agent Agreement. In connection with the 2020 private placement, we paid Taglich Brothers, Inc. $440,000, which represented an 8% commission based upon the gross proceeds of the 2020 private placement. In addition, for its services in the 2020 private placement, Taglich Brothers, Inc. was issued warrants to purchase 95,500 shares of common stock, which amount is equal to 10% of the shares and unit shares sold in the 2020 private placement, which have an exercise price of $4.00 per share of common stock, are exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection rights and are entitled to piggy-back registration rights.

We retained Taglich Brothers, Inc. as the exclusive placement agent for the 2020 note conversion, as described above, pursuant to the Placement Agent Agreement. In connection with the 2020 note conversion, we issued 35,250 shares of common stock to Taglich Brothers, Inc., which, based on the conversion price of $4.00 per share, was equal to 3% of the original principal amount of the converted notes.

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SELLING STOCKHOLDERS

The Selling Stockholders identified in this prospectus may offer and sell up to 2,519,490 shares of our Common Stock, consisting of:

●	955,000 issued to the investors in a private placement of securities completed on March 2, 2020;

●	1,433,740 shares of our common stock, issued to the certain noteholders upon conversion of all the outstanding principal and interest payable by the Company pursuant to convertible notes held by such noteholders;

●	35,250 shares of our common stock, issued to the placement agent in connection with the 2020 note conversion; and

●	up to 95,500 shares of our common stock, issuable upon the exercise of warrants issued to the placement agent in connection with the 2020 private placement.

The 2,519,490 shares of our common stock included in this prospectus were issued to the selling stockholders pursuant to exemptions from the registration requirements of the Securities Act pursuant to Regulation D promulgated thereunder.

The selling stockholders named below, or their respective successors, including transferees, may from time to time sell or otherwise dispose of, pursuant to this prospectus, all, some or none of their shares of our common stock being registered hereby. See “Plan of Distribution” below.

The following table sets forth, as to each of the selling stockholders:

●	the name of each of the selling stockholders;

●	the number of shares of our common stock beneficially owned, based on each selling stockholder’s ownership of shares held of record as of April 13, 2020;

●	the number of shares of our common stock being offered by such selling stockholder pursuant to this prospectus; and

●

the number of shares of our common stock beneficially owned upon completion of the offering and the percentage of beneficial ownership upon completion of the offering based upon 2,810,840 shares of our common stock outstanding as of April 13, 2020, assuming full exercise of all warrants held by the selling stockholders on that date.

Information in the table below and the notes thereto has been provided to us by the selling stockholders or by the placement agent. Unless otherwise indicated, to our knowledge, each selling stockholder listed below has sole dispositive and voting power with respect to the shares of our common stock shown below as beneficially owned by such selling stockholder, except to the extent authority is shared by spouses under applicable law. Beneficial ownership and percentage have been determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or dispositive power with respect to the securities. The information listed below is not necessarily indicative of beneficial ownership for any other purpose. Except as described in the notes below, none of the selling stockholders has held any position, office or other material relationship with us or any of our affiliates within the past three years.

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	Shares Beneficially Owned Before Offering					Shares Beneficially Owned After Offering
Name of Selling Stockholder(1)	Shares	Warrants	Options	Percent (2)	Shares Included in Prospectus # Included	Number (3)	Percent (2)
AJAMB LLC (PAUL SEID)	71,950	833	-	3%	71,950	833	*
ALBERT F SNOLIS JR & TARA SNOLIS JTTEN	600	-	-	*	600	-	*
ALLISON BIBICOFF	10,811	169	-	*	10,811	169	*
ALVIN R BONNETTE REV TRUST UA DTD 1/31/85 ALVIN R BONNETTE TTEE	16,975	-	-	*	16,975	-	*
ANDERS C ALLEN RESIDUARY TRUST U/A SUSAN M ALLEN UAD 4/29/08 ROBERT W ALLEN TRUSTEE	7,500	-	-	*	7,500	-	*
ANDREW K LIGHT	52,760	1,666	-	2%	52,760	1,666	*
ANDREW M SCHATZ & BARBARA F WOLF JT WROS	16,632	-	-	1%	16,632	-	*
ANGUS BRUCE & LAURALEE BRUCE JTWROS	6,624	-	-	*	6,624	-	*
ANN B OLDFATHER	21,980	-	-	*	21,980	-	*
ASHOK KUMAR NARANG	2,714	-	-	*	2,000	714	*
BARKTONES LLC (SARA PENN)	6,000	-	-	*	6,000	-	*
BERIT M ALLEN RESIDUARY TRUST U/A SUSAN M ALLEN UAD 4/29/08 ROBERT W ALLEN TRUSTEE	7,500	-	-	*	7,500	-	*
C MARK CASEY	400	133	-	*	400	133	*
CHARLES S BRAND & PEGGY ANN BRAND JT TEN	47,999	-	-	2%	47,999	-	*
CIBREO LLC (JEFFREY TWEEDY)	9,172	-	-	*	9,172	-	*
DAVID A RANDOM	71,904	1,666	-	3%	68,510	5,060	*
DAVID FRANK RIOS & MARGARET JO RIOS 1999 TRUST DTD 06/22/99 (DAVID FRANK RIOS, TRUSTEE)	13,591	1,000	-	*	11,591	3,000	*
DAVID L ALLEN	16,693	1,000	-	*	16,693	1,000	*
DENIS MCEVOY TOD DTD 3/19/2013	-	3,370	-	*	1,500	1,870	*
DONATA RANDOM	9,740	250	-	*	9,740	250	*
DOUGLAS HAILEY	571	6,640	-	*	2,000	5,211	*
EMBRY FAMILY LIVING TRUST DTD 12/15/94 LLOYD BERTIS EMBRY & KIM THU NGO EMBRY CO-TTEES	30,341	-	-	1%	30,341	-	*
GLENN R HUBBARD	76,167	3,333.00	-	3%	68,786	10,714	*
H PHILIP HOWE TRUST UAD 11/15/02 H PHILIP & MARGARET VIRGINIA HOWE TTEES	17,465	416.00	-	*	16,632	1,249	*
HARVEY BIBICOFF AND JACQUELINE BIBICOFF TRUSTEES OF THE BIBICOFF FAMILY TRUST DTD 5/16/00	28,044	679	-	1%	13,985	14,738	*
HOWARD A KALKA & SUSAN KALKA	21,274	-	-	*	21,274	-	*
JAMES C ROBERTSON	29,950	-	-	1%	29,950	-	*
JAMES DESOCIO (4)	24,973	-	25,000	2%	19,519	30,454	1%
JAMES TADYCH AND PATRICIA TADYCH REVOCABLE TRUST UAD 09/23/93 JAMES L TADYCH & PATRICIA A TADYCH TTEES	11,600	-	-	*	11,600	-	*
JANET SAU - HAN HO	31,854	-	-	1%	31,854	-	*
JEFFREY G HIPP & MARY ANN HIPP JTWROS	22,908	-	-	*	22,908	-	*
JEFFREY L SADAR	1,000	-	-	*	1,000	-	*
JENNIFER DENDEKKER	-	2,330	-	*	2,000	330	*
JOHN CROW	600	-	-	*	600	-	*
JOHN J RESICH JR TTEE JOHN J RESICH JR RET TRUST	26,274	-	-	*	26,274	-	*
JOHN R BERTSCH TRUST DTD 12/04/2004 JOHN R BERTSCH TRUSTEE	25,024	2,500	-	*	25,024	2,500	*
JOSEPH A RUGGIERO & JOANN RUGGIERO JTTEN	13,394	-	-	*	13,394	-	*
JOSEPH DOMINIC SPAIN (5)	2,320	-	5,000	*	2,320	5,000	*
Joseph Vosilla	18,249	-	-	*	18,249	-	*
JOSHUA M ALLEN RESIDUARY TRUST U/A SUSAN M ALLEN UAD 4/29/08 (ROBERT W ALLEN, TRUSTEE)	7,500	-	-	*	7,500	-	*
Junge Revocable Trust UAD 12/09/91 Jeffrey A. Junge TTEE AMD 07/09/19	93,808	1,666	-	3%	93,808	1,666	*
KEITH BECKER	20,280	500	-	*	20,280	500	*
KEITH SCHROEDER	7,250	-	-	*	7,250	-	*
KENNETH M CLEVELAND	1,000	-	-	*	1,000	-	*
KIEFER LIGHT	11,615	-	-	*	11,615	-	*
KTMC INC (BRENDAN MCCARROLL, PRESIDENT)	2,000	-	-	*	2,000	-	*
KYLE G BUCHAKJIAN	5,344	-	-	*	5,344	-	*
LARRY V LOWRANCE	7,344	-	-	*	7,344	-	*
Legendcap Opportunity Fund (EVAN GREENBERG, MANAGER)	12,643	-	-	*	12,643	-	*
LEONARD SCHLEICHER	-	8,850	-	*	7,200	1,650	*
LIAN CHANG	2,995	-	-	*	2,995	-	*
LIGHTHOUSE CAPITAL LLC (LLOYD EMBRY, MANAGING MEMBER)	11,591	-	-	*	11,591	-	*
LINDA TAGLICH	-	2,643	-	*	2,000	643	*
MARVIN J LOUTSENHIZER	5,080	180	-	*	4,900	360	*
MARY MARGUERITE SCHNURER FAMILY TRUST UAD 12/08/05 MARY MARGUERITE SCHNURER TTEE	9,512	-	-	*	9,512	-	*
MAURICE SOLOMON	1,400	-	-	*	1,200	200	*
MERLE F STOCKLEY JR	1,039	209	-	*	800	448	*
MICHAEL N TAGLICH (6)	132,995	54,019	-	7%	110,942	76,072	*
MICHAEL N TAGLICH CLAUDIA TAGLICH JTWROS (6)	199,127	-	-	7%	195,699	3,428	*
MICHAEL N TAGLICH CUST FOR LUCY TAGLICH UTMA NY UNTIL AGE 21 (6)	6,000	500	-	*	5,000	1,500	*
MICHAEL N TAGLICH KEOGH ACCOUNT (6)	87,500	-	-	3%	87,500	-	*
MONICA BERTSCH	9,646	-	-	*	9,646	-	*
NICHOLAS TAGLICH & JULIANA TAGLICH JTWROS	7,500	-	-	*	7,500	-	*
NINA LISA BERTSCH	25,573	-	-	*	25,573	-	*
J NUTIE DOWDLE	35,382	-	-	1%	35,382	-	*
NUVIEW IRA FBO JUANA LEON	1,000	-	-	*	1,000	-	*
NUVIEW IRA FBO ROBERT F TAGLICH (8)	131,889	-	-	5%	131,889	-	*
NUVIEW IRA FBO TIMOTHY FITZPATRICK	5,105	-	-	*	5,105	-	*
Nuview IRA Inc FBO Lawrence Kane IRA	3,562	250	-	*	3,312	500	*
Nuview IRA Inc FBO Luisa Kane IRA	3,562	250	-	*	3,312	500	*
P KENNETH NITZ	23,676	500	-	*	18,046	6,130	*
PAUL R WINTER	29,246	-	-	1%	29,246	-	*
PAUL SEID	28,597	2,624	-	1%	21,478	9,743	*
RAYMOND M BEEBE & JOAN P BEEBE JT TEN	31,632	-	-	1%	31,632	-	*
RICHARD BUCHAKJIAN	14,243	-	-	*	14,243	-	*
RICHARD MOLINSKY	1,600	-	-	*	1,600	-	*
RICHARD OH	0	6,000	-	*	6,000	-	*
ROBERT BROOKS	27,105	850	-	*	27,105	850	*
ROBERT F TAGLICH (8)	150,498	53,628	-	7%	125,735	78,391	3%
ROBERT L DEBRUYN TRUST UAD 10/5/94 ROBERT L DEBRUYN & TRACEY H DEBRUYN TTEES	33,774	-	-	1%	33,774	-	*
ROBERT M DELUCA REVOCABLE LIVING TRUST UAD 12/14/10 ROBERT M DELUCA & NICHOL M DELUCA TRUSTEES	2,000	-	-	*	2,000	-	*
ROBERT ROMANET & MAUREEN L ROMANET JT TEN	2,752	-	-	*	2,752	-	*
ROBERT SCHROEDER (7)	40,599	26,827	-	2%	29,044	34,274	1%
ROBERT W ALLEN III RESIDUARY TRUST U/A SUSAN M ALLEN UAD 4/29/08 ROBERT W ALLEN TRUSTEE	7,500	-	-	*	7,500	-	*
ROBERT W ALLEN JR	18,490	1,000	-	*	18,490	1,000	*
ROBERT W ALLEN TRUST UAD 04/29/08 ROBERT W ALLEN TTEE	65,024	-	-	2%	65,024	-	*
ROGER W LUNSTRA AND JOYCE M LUNSTRA LIVING TRUST DTD 6/15/07 ROGER W LUNSTRA AND JOYCE M LUNSTRA CO-TTEES	4,094	833	-	*	2,000	2,927	*
RONALD D BOWMAN TRUST (RONALD D. BOWMAN, TRUSTEE)	100,000	-	-	4%	100,000	-	*
RONALD JOHNSON	7,488	-	-	*	7,488	-	*
RUSSELL BERNIER	-	2,620	-	*	1,200	1,420	*
SAMUEL E LEONARD TRUST UAD 2/5/90 SAMUEL E LEONARD TTEE	8,257	-	-	*	8,257	-	*
SANDRA L BRECHER	4,000	-	-	*	4,000	-	*
SANDRA P NITZ	10,573	-	-	*	10,573	-	*
SCOT HOLDING INC (Patrick R. Gordon, President)	12,000	333	-	*	12,000	333	*
SHADOW CAPITAL LLC (B KENT GARLINGHOUSE, MANAGER)	48,288	416	-	2%	48,288	416	*
STEPHEN MCCALLEY	5,267	-	-	*	5,267	-	*
STERLING FAMILY INVESTMENT LLC (ARTHUR STERLING, MANAGER)	50,304	-	-	2%	50,304	-	*
TAD WILSON	19,321	-	-	*	18,750	571	*
TAGLICH BROTHERS INC (Michael N. Taglich)	35,732	225	-	1%	35,250	707	*
THE ANTOINETTE PORCO REVOCABLE LIVING TRUST UAD 11/16/92 ANTOINETTE PORCO TTEE AMD 2/23/18	1,600	-	-	*	1,600	-	*
THE CAROLYN L FOUTCH LIVING TRUST UAD 05/17/13 CAROLYN L FOUTCH TTEE	7,493	833	-	*	7,493	833	*
THE CORBET L CLARK JR LIVING TRUST UAD 2/14/13 CORBET L CLARK JR TTEE	6,790	-	-	*	6,790	-	*
THE DENIS FORTIN REVOCABLE TRUST UAD 4/30/14 VIRGINIA FORTIN TTEE	78,798	1,666	-	3%	75,465	4,999	*
THE HILLARY BIBICOFF REVOCABLE TRUST DTD 4/19/07 HILLARY BIBICOFF TRUSTEE	6,226	-	-	*	6,226	-	*
The Paul A Seid Irrevocable Trust FBO Andrew Seid (PAUL SEID, TRUSTEE)	13,735	-	-	*	13,478	257	*
The Paul A Seid Irrevocable Trust FBO Lauren Seid (PAUL SEID, TRUSTEE)	13,735	-	-	*	13,478	257	*
THOMAS J LEONARD	16,632	-	-	*	16,632	-	*
TRACEY H DEBRUYN TRUST UAD 10/5/94 TRACEY H DEBRUYN & ROBERT L DEBRUYN TTEES	33,774	-	-	1%	33,774	-	*
VAHAN BUCHAKJIAN	2,844	-	-	*	2,844	-	*
WALTER T PARKES	12,782	-	-	*	12,782	-	*
WEEDIE TRUST UAD 7/20/16 WENDY H TWEEDY & JEFFREY C TWEEDY TTEES	6,193	-	-	*	6,193	-	*
WILLIAM C STEELE LIVING TRUST UAD 5/11/98 WILLIAM C STEELE TTEE	3,000	-	-	*	3,000	-	*
WILLIAM M COOKE	-	9,070	-	*	7,200	1,870	*

*	indicates less than 1%

(1)	For entity stockholders, the natural person holding voting and dispositive power over the shares appears in parentheses.

(2)	Percentages are based on 2,810,840 shares of common stock outstanding as of April 13, 2020.

(3)	There is no assurance that the selling stockholders will sell all or any portion of the shares being registered for sale. For purposes of this table, we have assumed that, upon completion of the offering, the selling stockholders will have sold all of the shares covered by this prospectus and will not have acquired beneficial ownership of any additional shares.

(4)	James F. DeSocio is the President, CEO, and a director of the Company.

(5)	Joseph D. Spain is the Treasurer and Chief Financial Officer of the Company.

(6)	Michael N. Taglich is a beneficial owner of more than 5% of the Company’s shares of common stock.

(7)	Robert C. Schroeder is a director and Chairman of the Board of the Company.

(8)	Robert F. Taglich is a beneficial owner of more than 5% of the Company’s shares of common stock.

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PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the OTCQB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the Registration Statement of which this prospectus is a part;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Penny Stock

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

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●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our Articles of Incorporation, as amended, authorize the issuance of 25,000,000 shares of common stock.

As of April 13, 2020, we had issued and outstanding:

●	an aggregate of 2,810,840 shares of common stock;

●	an aggregate of 230,032 shares of our common stock issuable upon exercise of warrants with expiration dates between December 2020 and February 2025 at exercise prices ranging from $4.00 to $35.75 per share;

●	an aggregate of 67,330 shares of our common stock reserved for issuance under the 2015 Intellinetics Inc. Equity Incentive Plan; and

As of April 13, 2020, we had no options issued to purchase any capital stock or other securities convertible into capital stock, other than stock options issued pursuant to the 2015 Intellinetics Inc. Equity Incentive Plan and reserved for under that Plan.

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Description of Common Stock

Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Shares of common stock do not have cumulative voting rights. Holders of record of shares of common stock are entitled to receive dividends when and if declared by the Board of Directors. To date, we have not paid cash dividends. We intend to retain any earnings for the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.

Any future determination as to the payment of cash dividends will depend on future earnings, results of operations, capital requirements, financial condition and such other factors as the Board of Directors may consider. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution.

Holders of our common stock do not have pre-emptive rights to subscribe for or to purchase any stock, obligations or other securities.

Warrants

The warrants outstanding as of April 13, 2020, to purchase 230,032 shares of our common stock are immediately exercisable and consist of the following:

●	five-year warrants to purchase 32,500 shares of our common stock at an exercise price of $32.50 per share, issued in December of 2015 and January of 2016;
●	five-year warrants to purchase 43,878 shares of our common stock at an exercise price of $32.50 per share, issued to investors in December of 2015 and January of 2016;
●	five-year warrants to purchase 17,752 shares of our common stock at an exercise price of $35.75 per share, issued in January 2016;
●	five-year warrants to purchase 1,125 shares of our common stock at an exercise price of $34 per share issued in November of 2016;
●	five-year warrants to purchase 3,076 shares of our common stock at an exercise price of $37.50 per share, issued in January of 2017;
●	five-year warrants to purchase 3,000 shares of our common stock at an exercise price of $15.00 per share, issued in September of 2017;
●	five-year warrants to purchase 17,200 shares of our common stock at an exercise price of $12.50 per share, issued in November of 2017;
●	five-year warrants to purchase 16,000 shares of our common stock at an exercise price of $9.00 per share, issued in September of 2018; and
●	five-year warrants to purchase 95,500 shares of our common stock at an exercise price of $4.00 per share, issued to the placement agent in connection with the 2020 private placement.

DILUTION

The shares of common stock offered under this prospectus are already issued and outstanding, other than 95,500 shares of common stock issuable upon the exercise of outstanding warrants that are offered under this prospectus. Thus, the issuance of shares of common stock hereunder will not cause any additional dilution other than any dilution that occurs if any of these outstanding warrants are exercised. Any dilution due to the exercise of warrants by the selling stockholders would not result in material dilution.

Out of the 25,000,000 authorized shares of our common stock, 21,891,798 shares, or approximately 88% of authorized shares, remain available for future issuances. We may issue some or all of these available shares in any attempt by us to raise additional funds through the sale of equity or convertible debt, and this will result in further dilution for existing stockholders. In addition, if we issue all of the authorized shares of our common stock, we may seek stockholder approval in the future to authorize additional stock, and this would also result in further dilution for existing stockholders.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, and assuming the exercise of all warrants covered by this prospectus, we will have 2,906,340 shares of our common stock issued and outstanding, representing approximately 12% of the 25,000,000 authorized shares of our common stock. Furthermore, if all of our other outstanding warrants and options were exercised, we will have 3,108,202 shares of our common stock issued and outstanding, still representing approximately 12% of the 25,000,000 authorized shares of our common stock. The number of shares of our common stock outstanding after the offering is based on 2,810,840 shares of our common stock outstanding as of April 13, 2020, but this amount excludes 230,032 shares of our common stock issuable upon exercise of warrants outstanding as of April 13, 2020, and 67,330 shares reserved for issuance under the 2015 Intellinetics Inc. Equity Incentive Plan.

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The selling stockholders identified in this prospectus may, from time to time, offer and sell up to 2,519,490 shares of our common stock consisting of (a) 955,000 issued to investors in a private placement of securities completed on March 2, 2020; and (b) 1,433,740 shares of our common stock, issued upon conversion of all the outstanding principal and interest payable pursuant to convertible notes held by certain noteholder; (c) 35,250 shares of our common stock, issued to the placement agent in connection with the 2020 note conversion; and (d) up to 95,500 shares of our common stock, issuable upon the exercise of warrants issued to the placement agent in connection with the 2020 private placement.

Sales of substantial amounts of our common stock in the public market, or the perception that future sales may occur, could materially and adversely affect the prevailing market price of our common stock.

Registration Rights

In connection with the 2020 private placement, we entered into a registration rights agreement with certain selling stockholders who now own an aggregate of 955,000 shares of common stock, under which such selling stockholders are entitled to certain registration rights, and this prospectus is a part of the Registration Statement that we filed pursuant to our obligations under that registration rights agreement. Under the terms of the registration rights agreement, we have agreed to prepare and, as soon as practicable, but in no event later than April 16, 2020, file with the SEC a registration statement covering the resale under the Securities Act of all of the shares, and to use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than July 15, 2020 (or 90 days after filing).

EXPERTS

The consolidated financial statements of Intellinetics, Inc. as of December 31, 2019 and 2018, and the condensed financial statements of Graphic Sciences, Inc. as of September 30, 2019 and 2018, included in this Prospectus and in the Registration Statement have been so included in reliance on the report of GBQ Partners, LLC, an independent registered public accounting firm (the report on the consolidated financial statements of Intellinetics, Inc. contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by McDonald Carano LLP, Reno, Nevada.

AVAILABLE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement and you should refer to our Registration Statement and its exhibits for further information. You can obtain a copy of the Registration Statement, including the exhibits filed with it, from the SEC as indicated below.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at their Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

We make available, free of charge, on our website located at www.intellinetics.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The contents of and the information on or accessible through our corporate website and our investor relations website are not a part of, and are not incorporated into, this prospectus and the accompanying prospectus or any report or document we file with or furnish to the SEC and any references to these websites are intended to be inactive textual references only.

Our website address is www.intellinetics.com. The information on our website is not incorporated into this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents filed separately by us with the SEC. The information that we incorporate by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference from information contained in documents that we file later with the SEC, which will automatically update and supersede this information.

We incorporate by reference into this prospectus information contained in any reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the effective date of this prospectus and prior to the completion or termination of the offering of the securities covered by this prospectus, other than information that is furnished but not filed with the SEC under those filings.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that previous statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost, a copy of any and all of the information that is incorporated by reference in this prospectus. Requests for such documents shall be directed to:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, OH 43228

Attention: Chief Financial Officer

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized any person to provide you with any information that is different from that contained in this prospectus or incorporated by reference in this prospectus.

We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction in which such an offer, sale or solicitation is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

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Index to Financial Statements

Intellinetics, Inc.

Annual Financial Statements

Graphic Sciences, Inc.

Annual Financial Statements

Financial Statements (Unaudited)

Intellinetics, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Intellinetics, Inc. and Subsidiary

Columbus, Ohio

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Intellinetics, Inc. and Subsidiary (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years then ended, and related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Continuation as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Subsequent Event - Significant Acquisition

As described in Note 16 to the consolidated financial statements, the Company acquired 100% of the Graphic Sciences capital stock, pursuant to a Stock Purchase Agreement on March 2, 2020. Our opinion is not modified with respect to this matter.

/s/ GBQ Partners LLC
We have served as the Company’s auditor since 2012.
Columbus, Ohio
March 30, 2020

F-2

Part I Financial Information

Item 1. Financial Statements

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Balance Sheets

	December 31,	December 31,
	2019	2018

ASSETS

Current assets:
Cash	$404,165	$1,088,630
Accounts receivable, net	329,571	135,739
Prepaid expenses and other current assets	138,396	162,495

Total current assets	872,132	1,386,864

Property and equipment, net	6,919	9,131
Right of use asset	97,239	-
Other assets	10,284	10,284

Total assets	$986,574	$1,406,279

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$371,017	$308,121
Lease liability - current	47,397	-
Deferred revenues	754,073	723,619
Deferred compensation	117,166	165,166
Accrued interest payable	1,212,498	-
Notes payable, net	3,339,963	-
Notes payable - related party, net	1,467,400	46,807
Total current liabilities	7,309,514	1,243,713

Long-term liabilities:
Notes payable	-	3,144,926
Notes payable - related party	-	1,045,937
Lease liability - net of current portion	53,318	-
Accrued interest payable	-	502,295

Total long-term liabilities	53,318	4,693,158

Total liabilities	7,362,832	5,936,871

Stockholders’ deficit:
Common stock, $0.001 par value, 1,500,000 shares authorized; 370,497 and 354,588 shares issued and outstanding at December 31, 2019 and 2018, respectively	31,528	30,733
Additional paid-in capital	14,388,280	14,101,460
Accumulated deficit	(20,796,066)	(18,662,785)
Total stockholders’ deficit	(6,376,258)	(4,530,592)
Total liabilities and stockholders’ deficit	$986,574	$1,406,279

See Notes to these consolidated financial statements

F-3

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Operations

	For the Twelve Months Ended December 31,
	2019	2018

Revenues:
Sale of software	$189,165	$173,691
Software as a service	859,637	748,754
Software maintenance services	1,011,278	995,170
Professional services	449,707	289,962
Third party services	26,168	173,850

Total revenues	2,535,955	2,381,427

Cost of revenues:
Sale of software	8,633	69,754
Software as a service	254,999	300,235
Software maintenance services	87,280	100,205
Professional services	192,129	120,421
Third party services	24,802	151,790

Total cost of revenues	567,843	742,405

Gross profit	1,968,112	1,639,022

Operating expenses:
General and administrative	2,131,385	2,106,851
Sales and marketing	981,618	997,910
Depreciation	7,701	9,040

Total operating expenses	3,120,704	3,113,801

Loss from operations	(1,152,592)	(1,474,779)

Other income (expense)
Interest expense, net	(980,689)	(865,501)

Net loss	$(2,133,281)	$(2,340,280)

Basic and diluted net loss per share:	$(5.76)	$(6.60)

Weighted average number of common shares outstanding - basic and diluted	370,279	354,538

See Notes to these consolidated financial statements

F-4

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statement of Stockholders’ Deficit

For the Twelve Months Ended December 31, 2019 and 2018

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2017	348,536	$30,431	$13,648,519	$(16,322,505)	$(2,643,555)

Stock Issued to Directors	6,052	302	57,198	-	57,500

Stock Option Compensation	-	-	249,025	-	249,025

Note Offer Warrants	-	-	64,347	-	64,347

Beneficial Conversion of Convertible Notes	-	-	82,371	-	82,371

Net Loss	-	-	-	(2,340,280)	(2,340,280)

Balance, December 31, 2018	354,588	$30,733	$14,101,460	$(18,662,785)	$(4,530,592)

Stock Issued to Directors and Employee	15,909	795	86,705	-	87,500

Stock Option Compensation	-	-	200,115	-	200,115

Net Loss	-	-	-	(2,133,281)	(2,133,281)

Balance, December 31, 2019	370,497	$31,528	$14,388,280	$(20,796,066)	$(6,376,258)

See Notes to these consolidated financial statements

F-5

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Cash Flows

	For the Twelve Months Ended December 31,
	2019	2018

Cash flows from operating activities:
Net loss	$(2,133,281)	$(2,340,280)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,701	9,039
Bad debt expense	28,307	(7,223)
Amortization of deferred financing costs	183,851	232,609
Amortization of beneficial conversion option	70,718	202,220
Amortization of right of use asset	41,310	-
Stock issued for services	87,500	57,500
Stock options compensation	200,115	249,025
Amortization of original issue discount on notes	11,931	-
Changes in operating assets and liabilities:
Accounts receivable	(222,139)	167,299
Prepaid expenses and other current assets	24,099	(45)
Right of use asset	(138,549)	-
Accounts payable and accrued expenses	62,896	(97,034)
Lease liability, current and long-term	100,715	-
Deferred compensation	(48,000)	(48,000)
Accrued interest, current and long-term	710,203	401,994
Deferred revenues	30,454	15,489
Total adjustments	1,151,112	1,182,873
Net cash used in operating activities	(982,169)	(1,157,407)

Cash flows from investing activities:
Purchases of property and equipment	(5,489)	(3,410)
Net cash used in investing activities	(5,489)	(3,410)

Cash flows from financing activities:
Payment of deferred financing costs	-	(130,841)
Proceeds from notes payable	-	900,000
Proceeds from notes payable - related parties	350,000	400,000
Repayment of notes payable - related parties	(46,807)	(45,633)
Net cash provided by financing activities	303,193	1,123,526

Net decrease in cash	(684,465)	(37,291)
Cash - beginning of period	1,088,630	1,125,921
Cash - end of period	$404,165	$1,088,630

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$7,706	$34,852

Supplemental disclosure of non-cash financing activities:
Discount on notes payable for beneficial conversion feature	$-	$57,661
Discount on notes payable - related parties for beneficial conversion feature	-	24,710
Discount on notes payable for warrants	-	44,548
Discount on notes payable - related parties for warrants	-	19,799

See Notes to these consolidated financial statements

F-6

INTELLINETICS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

1.	Business Organization and Nature of Operations

Intellinetics, Inc., formerly known as GlobalWise Investments, Inc., (“Intellinetics”), is a Nevada corporation incorporated in 1997, with a single operating subsidiary, Intellinetics, Inc., an Ohio corporation (“Intellinetics Ohio”), together with Intellinetics, the (“Company,” “we,” “us,” and “our”). Intellinetics Ohio was incorporated in 1996, and on February 10, 2012, Intellinetics Ohio became the sole operating subsidiary of Intellinetics as a result of a reverse merger and recapitalization.

The Company is a document solutions software development, sales and marketing company serving both the public and private sectors. The Company’s software platform allows customers to capture and manage all documents across operations such as scanned hard-copy documents and all digital documents including those from Microsoft Office 365, digital images, audio, video and emails. The Company’s solutions create value for customers by making it easy to connect business-critical documents to the processes they drive by making them easy to find, secure and compliant with its customers’ audit requirements.

On March 2, 2020, Intellinetics acquired all of the issued and outstanding capital stock of Graphic Sciences, Inc. (the “GSI Acquisition”). Located in Madison Heights, Michigan, Graphic Sciences is a document management company that provides indexing and scanning services, as well as physical document storage and retrieval services. See Note 16 to the Consolidated Financial Statements, Subsequent Events, for more detail on the GSI Acquisition.

2.	Basis of Presentation

The accompanying audited consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The Company has evaluated subsequent events through the issuance of this Form 10-K.

3.	Liquidity and Management’s Plans

Through December 31, 2019, the Company had incurred an accumulated deficit since its inception of $20,796,066. At December 31, 2019, the Company had a cash balance of $404,165.

From the Company’s inception, it has generated revenues from the sales and implementation of its internally generated software applications.

The Company’s business plan is to increase our sales and market share by developing a targeted marketing approach to select vertical markets, enhance our direct selling results, continue to develop a network of select resellers through which we expect to sell our expanded software product portfolio. We expect that this marketing initiative will require us to continue our efforts towards direct marketing campaigns and leads management, reseller on-boarding, and to develop additional software integration and customization capabilities, all of which will require additional capital.

The Company believes that, through the next 12 months, the capital requirements to cover the Company’s operating costs and fund growth may not be met from cash flows generated by operations. Given the current outbreak of and containment strategies for coronavirus (COVID-19) and given our history of operating losses, there is no assurance that the Company will be able to obtain additional capital or debt financing within that time. During 2018 and 2019, the Company has used, and been dependent upon, the proceeds from the issuance of convertible notes to sustain operations and execute its business plan. There is no assurance that the Company has, or in the future will be able to obtain, sufficient funds to continue to fund the Company’s operations. Given these conditions, the Company’s ability to continue as a going concern is contingent upon either sufficiently enhancing its operating cash flow, through increasing its revenues and successfully managing its cash requirements, or raising financing through the issuance of additional debt or equity, or some combination of both. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrants into established markets, the competitive environment in which the Company operates and its cash requirements. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Since inception, the Company’s operations have primarily been funded through a combination of gross profits, state business development loans, bank loans, convertible loans, and the sale of securities. Although management believes that the Company may have access to additional capital resources, there are currently no commitments or arrangements in effect that would provide for new financing and there is no assurance that the Company will be able to obtain sufficient additional funds on commercially acceptable terms, if at all.

F-7

During the twelve months ended December 31, 2019, the Company raised $350,000 through the issuance of notes payable. During the twelve months ended December 31, 2018, the Company raised $1,169,159, net of financing costs of $130,841, through the issuance of convertible notes and warrants. The proceeds from the issuances were used to fund the Company’s working capital needs and debt repayment obligations. See also Note 16 for additional information about the Company’s acquisition and related subsequent events.

The current level of cash and operating margins may not be enough to cover the existing fixed and variable obligations of the Company, so increased revenue performance and the addition of capital are critical to the Company’s success.

The Company’s consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should it be unable to continue as a going concern.

4.	Corporate Actions

On February 10, 2012, Intellinetics Ohio was acquired by Intellinetics, when it was known as GlobalWise Investments, Inc., pursuant to a reverse merger, with Intellinetics Ohio surviving as a wholly owned subsidiary of Intellinetics.

On September 1, 2014, the Company changed its name from GlobalWise Investments, Inc., to Intellinetics, Inc. and effected a one-for-seven (1-for-7) reverse stock split of the Company’s common stock. All share and per share amounts herein have been adjusted to reflect the reverse stock split.

5.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses. Actual results could differ from estimated amounts.

Significant estimates and assumptions include valuation allowances related to receivables, the recoverability of long-term assets, depreciable lives of property and equipment, the lease liability, estimates of fair value deferred taxes and related valuation allowances. The Company’s management monitors these risks and assesses its business and financial risks on a quarterly basis.

Revenue Recognition

Effective January 1, 2018, we adopted Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers” (“ASC 606”), using the full retrospective transition method. Adoption of the standard using the full retrospective method required us to restate certain previously reported results.

In accordance with ASC 606, the Company follows a five-step model to assess each contract of a sale or service to a customer: identify the legally binding contract, identify the performance obligations, determine the transaction price, allocate the transaction price, and determine whether revenue will be recognized at a point in time or over time. Revenue is recognized when a performance obligation is satisfied and the customer obtains control of promised goods and services. The amount of revenue recognized reflects the consideration to which we expect to be entitled to receive in exchange for these goods and services. In addition, ASC 606 requires disclosures of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

We categorize revenue as software, software as a service, software maintenance services, professional services, and third party services. We earn the majority of our revenue from the sale of software as a service and the sale of software maintenance services. Specific revenue recognition policies apply to each category of revenue.

a) Sale of software

Revenues included in this classification typically include sales of licenses with professional services to new customers, additional software licenses to existing customers, and sales of software with or without services to the Company’s resellers (See section j) - Reseller Agreements, below. Our software licenses are functional intellectual property and typically provide customers with the right to use our software in perpetuity as it exists when made available to the customer. We recognize revenue from software licenses at a point in time upon delivery, provided all other revenue recognition criteria are met.

b) Sale of software as a service

Sale of software as a service (“SaaS”) consists of revenues from arrangements that provide customers the use of the Company’s software applications, as a service, typically billed on a monthly or annual basis. Advance billings of these services are not recorded to the extent that the term of the arrangement has not commenced and payment has not been received. Revenue on these services is recognized over the contract period.

c) Sale of software maintenance services

Software maintenance services revenues consist of revenues derived from arrangements that provide post-contract support (“PCS”), including software support and bug fixes, to the Company’s software license holders. Advance billings of PCS are not recorded to the extent that the term of the PCS has not commenced and payment has not been received. PCS are considered distinct services. However, these distinct services are considered a single performance obligation consisting of a series of services that are substantially the same and have the same pattern of transfer to the customer. These revenues are recognized over the term of the maintenance contract.

d) Sale of professional services

Professional services consist principally of revenues from consulting, advisory services, training and customer assistance with management and uploading of data into the Company’s applications. We recognize professional services revenue over time as the services are delivered using an input method (i.e., labor hours incurred as a percentage of total labor hours budgeted), provided all other revenue recognition criteria are met.

e) Sale of third party services

Sale of third party services consist principally of third party software and/or equipment as a pass through of software and equipment purchased from third parties at the request of customers. We recognize revenue from third party services at a point in time upon delivery, provided all other revenue recognition criteria are met. In addition, we have considered our relationship with third party vendors as it relates to principal vs. agent considerations and have determined that we are in control of establishing the transaction price for the customer, managing all aspects of the shipments process and taking the risk of loss for delivery, collection, and returns. Based on our evaluation of the control model, we determined that we act as the principal rather than the agent within our revenue arrangements and as such, revenues are reported on a gross basis.

f) Arrangements with multiple performance obligations

In addition to selling software licenses, software as a service, software maintenance services, professional services, and third party services on a stand-alone basis, a portion of our contracts include multiple performance obligations. For contracts with multiple performance obligations, the Company allocates the transaction price of the contract to each distinct performance obligation, on a relative basis using its standalone selling price. The Company determines the standalone selling price based on the price charged for the deliverable when sold separately.

g) Contract balances

When the timing of our delivery of goods or services is different from the timing of payments made by customers, we recognize either a contract asset (performance precedes contractual due date) or a contract liability (customer payment precedes performance). Customers that prepay are represented by deferred revenue until the performance obligation is satisfied. Contract assets represent arrangements in which the good or service has been delivered but payment is not yet due. Our contract assets consisted of unbilled receivables, which are included in prepaid expenses and other current assets. Our contract liabilities consisted of deferred (unearned) revenue, which is generally related to software as a service or software maintenance contracts. We classify deferred revenue as current or noncurrent based on the timing of when we expect to recognize revenue.

F-8

The following table present changes in our contract assets and liabilities during the twelve months ended December 31, 2019 and 2018:

	Balance at Beginning of Period	Revenue Recognized in Advance of Billings	Billings	Balance at End of Period(a)
Twelve months ended December 31, 2019
Contract assets: Unbilled receivables	$65,118	$156,876	$(198,623)	$23,371

Twelve months ended December 31, 2018
Contract assets: Unbilled receivables	$89,847	$319,221	$(343,950)	$65,118

(a) Unbilled receivables were reflected within other current assets on the consolidated balance sheets.

	Balance at Beginning of Period	Billings	Recognized Revenue	Balance at End of Period
Twelve months ended December 31, 2019
Contract liabilities: Deferred revenue	$723,619	$2,637,191	$(2,606,737)	$754,073

Twelve months ended December 31, 2018
Contract liabilities: Deferred revenue	$708,130	$2,370,975	$(2,355,486)	$723,619

h) Deferred revenue

Amounts that have been invoiced are recognized in accounts receivable, deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. Deferred revenue represents amounts billed for which revenue has not yet be recognized. Deferred revenues typically relate to maintenance and software-as-a-service agreements which have been paid for by customers prior to the performance of those services, and payments received for professional services and license arrangements and software-as-a-service performance obligations that have been deferred until fulfilled under our revenue recognition policy.

Remaining performance obligations represent the transaction price from contracts for which work has not been performed or goods and services have not been delivered. We expect to recognize revenue on approximately 91% of the remaining performance obligations over the next 12 months, with the remainder recognized thereafter. As of December 31, 2019, the aggregate amount of the transaction price allocated to remaining performance obligations for software as a service and software maintenance contracts with a duration greater than one year was $69,381. This does not include revenue related to performance obligations that are part of a contract whose original expected duration is one year or less.

i) Rights of return and customer acceptance

The Company does not generally offer variable consideration, financing components, rights of return or any other incentives such as concessions, product rotation, or price protection and, therefore, does not provide for or make estimates of rights of return and similar incentives. Our contracts with customers generally do not include customer acceptance clauses.

j) Reseller agreements

The Company executes certain sales contracts through resellers. The Company recognizes revenues relating to sales through resellers when all the recognition criteria have been met including passing of control. In addition, the Company assesses the credit-worthiness of each reseller, and if the reseller is undercapitalized or in financial difficulty, any revenues expected to emanate from such resellers are deferred and recognized only when cash is received and all other revenue recognition criteria are met.

k) Contract costs

The Company capitalizes the incremental costs of obtaining a contract with a customer. We have determined that certain sales commissions meet the requirement to be capitalized, and we amortize these costs on a consistent basis with the pattern of transfer of the goods and services in the contract. Total capitalized costs to obtain contracts were immaterial during the periods presented and are included in other current and long-term assets on our consolidated balance sheets.

F-9

l) Sales taxes

Sales taxes charged to and collected from customers as part of the Company’s sales transactions are excluded from revenues, as well as the determination of transaction price for contracts with multiple performance obligations, and recorded as a liability to the applicable governmental taxing authority.

m) Disaggregation of revenue

The Company provides disaggregation of revenue based on product groupings in our consolidated statements of operations as it believes this best depicts how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors. Revenues from contracts are primarily within the United States. International revenues were not material to the consolidated financial statements for the twelve months ended December 31, 2019 and 2018.

n) Significant financing component

The Company’s customers typically do not pay in advance for goods or services to be transferred in excess of one year. As such, it is not necessary to determine if the Company benefits from the time value of money and should record a component of interest income related to the upfront payment due to the practical expedient of ASC 606-10-32-18.

Concentrations of Credit Risk

The Company maintains its cash with high credit quality financial institutions. At times, the Company’s cash and cash equivalents may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation insurance limit.

The number of customers that comprise the Company’s customer base, along with the different industries, governmental entities and geographic regions, in which the Company’s customers operate, limits concentrations of credit risk with respect to accounts receivable. The Company does not generally require collateral or other security to support customer receivables; however, the Company may require its customers to provide retainers, up-front deposits or irrevocable letters-of-credit when considered necessary to mitigate credit risks. The Company has established an allowance for doubtful accounts based upon facts surrounding the credit risk of specific customers and past collections history. Credit losses have been within management’s expectations. At December 31, 2019 and 2018, the Company’s allowance for doubtful accounts was $35,733 and $7,427, respectively.

F-10

Property and Equipment

Property, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed over the estimated useful lives of the related assets on a straight-line basis. Furniture and fixtures, computer hardware and purchased software are depreciated over three to seven years. Leasehold improvements are amortized over the life of the lease or the asset, whichever is shorter, generally seven to ten years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation and amortization of these assets are removed from the accounts and the resulting gains and losses are reflected in the results of operations.

Impairment of Long-Lived Assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with ASC 360, “Property, Plant, and Equipment.” The Company tests long-lived assets or asset groups, such as property and equipment, for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable.

Circumstances which could trigger a review include, but are not limited to: significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and a current expectation that the asset will more likely than not be sold or disposed of before the end of its estimated useful life.

Recoverability is assessed based on comparing the carrying amount of the asset to the aggregate pre-tax undiscounted cash flows expected to result from the use and eventual disposal of the asset or asset group. Impairment is recognized when the carrying amount is not recoverable and exceeds the fair value of the asset or asset group. The impairment loss, if any, is measured as the amount by which the carrying amount exceeds fair value, which for this purpose is based upon the discounted projected future cash flows of the asset or asset group.

Stock-Based Compensation

The Company accounts for stock-based payments to employees in accordance with ASC 718, “Compensation - Stock Compensation.” Stock-based payments to employees include grants of stock that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 718, “Compensation - Stock Compensation,” which requires that such equity instruments are recorded at their fair values on the grant date.

The grant date fair value of stock option awards is recognized in earnings as stock-based compensation cost over the requisite service period of the award using the straight-line attribution method. The Company estimates the fair value of the stock option awards using the Black-Scholes-Merton option pricing model. The exercise price of options is specified in the stock option agreements. The expected volatility is based on the historical volatility of the Company’s stock for the previous period equal to the expected term of the options. The expected term of options granted is based on the midpoint between the vesting date and the end of the contractual term. The risk-free interest rate is based upon a U.S. Treasury instrument with a life that is similar to the expected term of the options. The expected dividend yield is based upon the yield expected on date of grant to occur over the term of the option.

F-11

Software Development Costs

The Company designs, develops, tests, markets, licenses, and supports new software products and enhancements of current products. The Company continuously monitors its software products and enhancements to remain compatible with standard platforms and file formats. In accordance with ASC 985-20 “Costs of Software to be Sold, Leased or Otherwise Marketed,” the Company expenses software development costs, including costs to develop software products or the software component of products to be sold, leased, or marketed to external users, before technological feasibility is reached. Once technological feasibility has been established, certain software development costs incurred during the application development stage are eligible for capitalization. Based on the Company’s software development process, technical feasibility is established upon completion of a working model. Technological feasibility is typically reached shortly before the release of such products. No such costs were capitalized during the periods presented in this report.

In accordance with ASC 350-40, “Internal-Use Software,” the Company capitalizes purchase and implementation costs of internal use software. Once an application has reached development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon complete of all substantial testing. The Company also capitalize costs related to specific upgrades and enhancements when it is probable that the expenditure will result in additional functionality. No such costs were capitalized during the periods presented in this report.

For the twelve months ended December 31, 2019 and 2018, our expensed software development costs were $467,364 and $359,789, respectively.

Recent Accounting Pronouncements

Leases

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASC 842”) (“ASU 2016-02”), which modified lease accounting for both lessees and lessors to increase transparency and comparability by recognizing lease assets and lease liabilities by lessees for those leases classified as operating leases under previous accounting standards and disclosing key information about leasing arrangements. ASU 2016-02 was effective for the Company beginning in its first quarter of 2019. On January 1, 2019, the Company recorded a lease liability of $143,761 and a net right-of-use asset of $138,549 using the required modified retrospective approach. In adopting ASC 842, the Company elected to utilize the available package of practical expedients permitted under the transition guidance within the new standard, which does not require the reassessment of the following: i) whether existing or expired arrangements are or contain a lease, ii) the lease classification of existing or expired leases, and iii) whether previous initial costs would qualify as capitalization under the new lease standard.

Recently Issued Accounting Pronouncements Not Yet Effective

Intangibles – Goodwill and Other – Internal-Use Software

In August 2018, the FASB issued ASU 2018-15, which addresses a customer’s accounting for implementation costs incurred in a cloud computing arrangement that is a service contract. Under the new guidance, customers will apply the same criteria for capitalizing implementation costs as they would for an arrangement that has a software license. ASC 2018-15 is effective for annual reporting periods beginning after December 15, 2019, including interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements and related disclosures.

Fair Value

In August 2018, the FASB issued ASU 2018-13, which is guidance that changes the fair value measurement disclosure requirements of ASC 820. ASU 2018-13 is effective for annual reporting periods beginning after December 15, 2019, including interim reporting periods within those annual reporting periods. Early adoption is permitted for any eliminated or modified disclosures upon issuance of this ASU. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements and related disclosures.

Financial Instruments – Credit Losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASC 2016-16 is effective for annual reporting periods beginning after December 15, 2019, including interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements and related disclosures.

All other Accounting Standards Updates issued but not yet effective are not expected to have a material effect on the Company’s future consolidated financial statements.

F-12

Advertising

The Company expenses the cost of advertising as incurred. Advertising expense for the twelve months ended December 31, 2019 and 2018 amounted to $4,255 and $21,402, respectively.

Earnings (Loss) Per Share

Basic earnings per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has outstanding stock options which have not been included in the calculation of diluted net loss per share because to do so would be anti-dilutive. As such, the numerator and the denominator used in computing both basic and diluted net loss per share for each period are the same.

Income Taxes

The Company and its subsidiary file a consolidated federal income tax return. The provision for income taxes is computed by applying statutory rates to income before taxes.

Deferred income taxes are recognized for the tax consequences in future years of temporary differences between the financial reporting and tax bases of assets and liabilities as of each period-end based on enacted tax laws and statutory rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. A 100% valuation allowance has been established on deferred tax assets at December 31, 2019 and 2018, due to the uncertainty of our ability to realize future taxable income.

The Company accounts for uncertainty in income taxes in its financial statements as required under ASC 740, “Income Taxes.” The standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition accounting. Management determined there were no material uncertain positions taken by the Company in its tax returns.

Segment Information

The Company has one reportable segment.

Statement of Cash Flows

For purposes of reporting cash flows, cash includes cash on hand and demand deposits held by banks.

6.	Fair Value Measurements

Under U.S. GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy included in U.S. GAAP gives the highest priority to Level 1 inputs, which consist of unadjusted quoted prices for identical instruments in active markets. Level 2 inputs consist of quoted prices for similar instruments. Level 3 valuations are derived from inputs that are significant and unobservable, and these valuations have the lowest priority.

Management believes that the carrying values of cash and equivalents, accounts receivable, accounts payable, accrued expenses, and the 2019 Related Notes approximate fair value because of their short maturity.

F-13

The table below reflects all notes payable at December 31, 2019 and 2018, respectively.

		December 31, 2019		December 31, 2018
		Fair Value		Fair Value
2016 Unrelated Notes	(a)	$942,256	(a)	$1,000,261
2017 Unrelated Notes	(a)	2,011,859	(a)	2,275,686
2018 Unrelated Notes	(a)	1,028,792	(b)	900,000
Total		$3,982,907		$4,175,947

		December 31, 2019		December 31, 2018
		Fair Value		Fair Value
The $250,000 Shealy Note		$-	(c)	$46,807
2016 Related Notes	(a)	405,784	(a)	433,117
2017 Related Notes	(a)	445,810	(a)	504,271
2018 Related Notes	(a)	457,241	(b)	400,000
Total		$1,308,835		$1,384,195

(a)	The fair value was based upon Level 2 inputs. See Note 8 for additional information about the Company’s 2016, 2017, and 2018 Unrelated Notes. See Note 9 for additional information about the Company’s 2016, 2017, and 2018 Related Notes.
(b)

The fair value was based upon Level 2 inputs. The 2018 Unrelated and Related Notes were closed in September, 2018 between market participants, therefore, fair value approximated carrying value as of December 31, 2018 given the transaction proximity to December 31, 2018. See Note 8 for additional information about the Company’s 2018 Unrelated Notes. See Note 9 for additional information about the Company’s 2018 Related Notes.

(c)	The fair value was based upon Level 2 inputs. Short term maturity and interest rate approximates rate that the Company realized with issuance of new debt in September, 2018; therefore, carrying value approximated fair value. See Note 9 for additional information about the Company’s $250,000 Shealy Note.

7.	Property and Equipment

Property and equipment are comprised of the following:

	December 31, 2019	December 31, 2018
Computer hardware and purchased software	$259,959	$254,470
Leasehold improvements	221,666	221,666
Furniture and fixtures	82,056	82,056
	563,681	558,192
Less: accumulated depreciation and amortization	(556,762)	(549,061)
Property and equipment, net	$6,919	$9,131

Total depreciation expense on the Company’s property and equipment for the twelve months ended December 31, 2019 and 2018 amounted to $7,701 and $9,040, respectively.

8.	Notes Payable

The Company has evaluated the terms of its convertible notes payable in accordance with ASC 815 – 40, “Derivatives and Hedging - Contracts in Entity’s Own Stock” and determined that the underlying common stock is indexed to the Company’s common stock. The Company determined that the conversion feature did not meet the definition of a derivative and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability. The Company evaluated the conversion feature for a beneficial conversion feature. The effective conversion price was compared with the market price on the date of each note. If the conversion price was deemed to be less than the market value of the underlying common stock at the inception of the note, then the Company recognized a beneficial conversion feature resulting in a discount on the note payable, upon satisfaction of the contingency. The beneficial conversion features are amortized to interest expense over the life of the respective notes, starting from the date of recognition.

F-14

The Company issued convertible promissory notes on December 30, 2016 in an aggregate amount of $315,000, and on January 6, 2017 and January 31, 2017 in an aggregate amount of $560,000 (collectively, the “2016 Unrelated Notes”), to unrelated accredited investors (the “2016 Note Investors”). Placement agent and escrow agent fees of $100,255 in the aggregate for those issuances, were paid out of the cash proceeds of those issuances. The 2016 Unrelated Notes bore interest at an annual rate of interest of 12% until maturity, with partial interest of 6% payable quarterly, and an original maturity date of December 31, 2018. The 2016 Note Investors had the right, in their sole discretion, to convert the 2016 Unrelated Notes into shares of Company common stock at a conversion rate of $0.65 per share. On September 17, 2018, the 2016 Unrelated Notes were amended to mature on December 31, 2020, and bear interest at an annual rate of interest of 10% until maturity, with partial interest of 5% payable quarterly. With the amendment, the 2016 Note Investors have the right, in their sole discretion, to convert the 2016 Unrelated Notes into shares of Company common stock at a conversion rate of $0.40 per share. The amendment was accounted for as a troubled debt restructuring with the future undiscounted cash flows being greater than the carrying value of the debt prior to extension. No gain was recorded on the amendment, and a new effective interest rate on the 2016 Unrelated Notes was established based on the carrying value of the debt and the revised future cash flows. If the 2016 Unrelated Notes have not been fully repaid by the Company by the maturity date or converted into shares at the election of the 2016 Note Investors prior to maturity, then they will accrue interest at the annual rate of 12% from the maturity date until the date the 2016 Unrelated Notes are repaid in full. Any interest not paid quarterly will also accrue interest at the annual rate of 7% instead of 5%. The Company used the proceeds of the 2016 Unrelated Notes for working capital, general corporate purposes, and debt repayment. The Company recognized an initial beneficial conversion feature in the amount of $369,677, plus a fair value adjustment of $56,661 under the troubled debt restructuring accounting. Interest expense recognized on the amortization of the beneficial conversion feature of the 2016 Unrelated Notes was $50,703 and $145,424 for the twelve months ended December 31, 2019 and 2018, respectively.

On November 17 and November 30, 2017, the Company issued convertible promissory notes in an aggregate amount of $1,760,000 (“2017 Unrelated Notes”) to unrelated accredited investors (the “2017 Note Investors”). Placement agent and escrow agent fees of $174,810 were paid out of the cash proceeds. The 2017 Unrelated Notes had an original maturity date of November 30, 2019. On September 14, 2018, the 2017 Unrelated Notes were amended to mature on December 31, 2020. The amendment was accounted for as a troubled debt restructuring with the future undiscounted cash flows being greater than the carrying value of the debt prior to extension. No gain was recorded on the amendment, and a new effective interest rate on the 2017 Unrelated Notes was established based on the carrying value of the debt and the revised future cash flows. The 2017 Unrelated Notes bear interest at an annual rate of interest of 8% until maturity, with interest of 8% payable quarterly beginning July 1, 2018. The 2017 Note Investors have the right, in their sole discretion, to convert the 2017 Unrelated Notes into shares of Company common stock under certain circumstances at a conversion rate of $0.20 per share. If the 2017 Unrelated Notes have not been fully repaid by the Company by the maturity date or converted into shares of Company common stock at the election of the 2017 Note Investors prior to maturity, then they will accrue interest at the annual rate of 12% from the maturity date until the date the 2017 Unrelated notes are repaid in full. The Company used the proceeds of the 2017 Unrelated Notes for working capital, general corporate purposes, and debt repayment.

On September 20 and September 26, 2018, the Company issued convertible promissory notes in an aggregate amount of $900,000 (“2018 Unrelated Notes”) to unrelated accredited investors (the “2018 Note Investors”). Placement agent and escrow agent fees of $106,740 were paid out of the cash proceeds. The 2018 Unrelated Notes mature on December 31, 2020, and bear interest at an annual rate of interest of 8% until maturity, with interest of 8% payable quarterly beginning January 2, 2019. The 2018 Note Investors have the right, in their sole discretion, to convert the 2018 Unrelated Notes into shares of Company common stock under certain circumstances at a conversion rate of $0.13 per share. If the 2018 Unrelated notes have not been fully repaid by the Company by the maturity date or converted into shares at the election of the 2018 Note Investors prior to maturity, then they will accrue interest at the annual rate of 12% from the maturity date until the date the 2018 Unrelated Notes are repaid in full. The Company is using the proceeds of the 2018 Unrelated Notes for working capital, general corporate purposes, and debt repayment.

F-15

The table below reflects all notes payable at December 31, 2019 and 2018, respectively, with the exception of related party notes disclosed in Note 9 - Notes Payable - Related Parties.

	December 31, 2019	December 31, 2018
2016 Unrelated Notes, net of beneficial conversion feature of $50,703 and $101,405, respectively	$824,297	$773,595
2017 Unrelated Notes	1,760,000	1,760,000
2018 Unrelated Notes	900,000	900,000
Total notes payable	$3,484,297	$3,433,595
Less unamortized debt issuance costs	(144,334)	(288,669)
Less current portion	3,339,963	-
Long-term portion of notes payable	$-	$3,144,926

Future minimum principal payments of these notes payable as described in this Note 8, with the exception of the related party notes in Note 9 - Notes Payable - Related Parties, are as follows:

For the Twelve-Months Ending December 31,	Amount
2020	$3,535,000
Total	$3,535,000

As of December 31, 2019 and 2018, accrued interest for these notes payable with the exception of the related party notes in Note 9 - Notes Payable - Related Parties, was $918,307 and $379,339, respectively. As of December 31, 2019, unamortized deferred financing costs were $144,334, and was reflected within current liabilities on the consolidated balance sheets. As of December 31, 2018, unamortized deferred financing costs were $288,669, and was reflected within long-term liabilities on the consolidated balance sheets.

With respect to all notes outstanding (other than the notes to related parties), for the twelve months ended December 31, 2019 and 2018, interest expense, including the amortization of deferred financing costs, accrued loan participation fees, original issue discounts, deferred interest and related fees, interest expense related to warrants issued for the conversion of convertible notes, and the embedded conversion feature was $735,474 and $666,458, respectively.

9.	Notes Payable - Related Parties

On March 27, 2012, the Company issued an unsecured promissory note in the amount of $238,000, bearing interest at an annual rate of 10%, payable to Ramon Shealy, a then-director of the Company, who subsequently resigned from the Company’s board of directors (“Board of Directors”) on December 17, 2012, for personal reasons. All principal and interest was initially due and payable on September 27, 2012, but was later extended to November 24, 2012. On April 16, 2012, the Company issued another promissory note payable to Mr. Shealy in the amount of $12,000, bearing interest at a rate of 10%. All principal and interest was initially due on July 15, 2012, but was later extended to November 24, 2012. On November 24, 2012, the two notes were cancelled and replaced with a $250,000 promissory note, under the same terms, with an initial maturity date of January 1, 2014 (the “Shealy Note”). On December 24, 2013, the maturity date of the $250,000 Shealy Note was extended to January 1, 2015. On March 13, 2013, the Company paid $100,000 of the principal amount of the $250,000 Shealy Note. On December 31, 2014, the Company and Mr. Shealy agreed to extend the repayment terms of the Shealy Note for the remaining total principal and interest in the amount of $193,453 so that the outstanding balance of the Shealy Note became payable in 60 monthly installments beginning January 31, 2015, with a maturity date of January 1, 2020. As of December 31, 2019 the Shealy Note was fully repaid. As of December 31, 2018, this Shealy Note had a principal balance of $46,807.

F-16

On December 30, 2016, the Company issued convertible promissory notes in an aggregate amount of $375,000 (the “2016 Related Notes”) to accredited investors (the “2016 Related Note Investors”), including Robert Taglich and Michael Taglich (each holding more than 5% beneficial interest in the Company’s shares) and Robert Schroeder (a director of the Company). The 2016 Related Notes bore interest at an annual rate of interest of 12% until maturity, with partial interest of 6% payable quarterly, and an initial maturity date of December 31, 2018. The 2016 Related Note Investors had a right, in their sole discretion, to convert the 2016 Related Notes into shares of Company common stock at a conversion rate of $0.65 per share. On September 17, 2018, the 2016 Related Notes were amended to mature on December 31, 2020, and to bear interest at an annual rate of interest of 10% until maturity, with partial interest of 5% payable quarterly. With the amendment, the 2016 Related Note Investors have the right, in their sole discretion, to convert the 2016 Related Notes into shares at a conversion rate of $0.40 per share. The amendment was accounted for as a troubled debt restructuring with the future undiscounted cash flows being greater than the carrying value of the debt prior to extension. No gain was recorded on the amendment, and a new effective interest rate on the 2016 Related Notes was established based on the carrying value of the debt and the revised future cash flows. If the 2016 Related Notes have not been fully repaid by the Company by the maturity date or converted into shares at the election of the 2016 Related Note Investors prior to the maturity date, then they will accrue interest at the annual rate of 12% from the maturity date until the date the 2016 Related Notes are repaid in full. Any interest not paid quarterly will also accrue interest at the annual rate of 7% instead of 5%. The Company used the proceeds of the 2016 Related Notes for working capital, general corporate purposes, and debt repayment. The Company recognized an initial beneficial conversion feature in the amount of $144,231, plus a fair value adjustment of $24,710 under the troubled debt restructuring accounting. Interest expense recognized on the amortization of the beneficial conversion feature of the 2016 Related Notes was $20,015 and $56,796 for the twelve months ended December 31, 2019 and 2018, respectively.

On September 21, 2017, the Company issued convertible promissory notes in an aggregate principal amount of $154,640 (the “2017 Bridge Notes”) to Robert Taglich and Michael Taglich (each holding more than a 5% beneficial interest in the Company’s shares). The 2017 Bridge Notes included an original issue discount of $4,640. Interest expense recognized on the amortization of the original discount was $889 for the twelve months ended December 31, 2017. The 2017 Bridge Notes bore interest at an annual rate of 8% beginning March 21, 2018 until maturity on September 21, 2018. The effective interest rate was 7% for the term of the 2017 Bridge Notes. Any interest not paid at maturity would accrue interest at the annual rate of 12% instead of 8%. The 2017 Bridge Note investors had the right, in their sole discretion, to convert the 2017 Bridge Notes into securities to be issued by the Company in a private placement of equity, equity equivalents, convertible debt or debt financing. In conjunction with the issue of the 2016 Bridge Notes, 150,000 warrants were issued to the 2017 Bridge Note investors. The warrants have an exercise price equal to $0.30 per share and contain a cashless exercise provision. All warrants are immediately exercisable and are exercisable for five years from issuance. The Company recognized debt issuance costs, recorded as a debt discount, on the issue of the warrants in the amount of $38,836. Interest expense recognized on the amortization of the debt discount was $38,836 for the twelve months ended December 31, 2017. On November 30, 2017, principal in the amount of $150,000 of the 2017 Bridge Notes was converted by the 2017 Bridge Note investors into the 2017 Related Notes, described below.

On November 17, 2017, the Company issued convertible promissory notes in an aggregate amount of $390,000 (the “2017 Related Notes”) to accredited investors, including Robert Taglich and Michael Taglich (each holding more than a 5% beneficial interest in the Company’s shares) and James DeSocio (President, Chief Executive Officer and Director), in exchange for the conversion of $150,000 principal amount under the 2017 Bridge Notes and the receipt of $240,000 cash. The 2017 Related Notes were initially scheduled to mature on November 30, 2019. On September 14, 2018, the 2017 Related Notes were amended to mature on December 31, 2020. The amendment was accounted for as a troubled debt restructuring with the future undiscounted cash flows being greater than the carrying value of the debt prior to extension. No gain was recorded, and a new effective interest rate was established based on the carrying value of the debt and the revised future cash flows. The 2017 Related Notes bear interest at an annual rate of 8% until maturity, with interest payable quarterly beginning July 1, 2018. The 2017 Related Note investors have the right, in their sole discretion, to convert the 2017 Related Notes into shares of Company common stock under certain circumstances at a conversion rate of $0.20 per share. If the 2017 Related Notes have not been either fully repaid by the Company or converted into shares by the maturity date, then the 2017 Related Notes will accrue interest at the annual rate of 12% from the maturity date until the date they are repaid in full. The Company used the proceeds of the 2017 Related Notes for working capital, general corporate purposes, and debt repayment.

On September 26, 2018, the Company issued convertible promissory notes in an aggregate amount of $400,000 (the “2018 Related Notes”) to accredited investors, including Robert Taglich and Michael Taglich (each holding more than a 5% beneficial interest in the Company’s shares). The 2018 Related Notes mature on December 31, 2020, and bear interest at an annual rate of 8% until maturity, with interest payable quarterly beginning January 2, 2019. The 2018 Related Note investors have the right, in their sole discretion, to convert the 2018 Related Notes into shares of Company common stock under certain circumstances at a conversion rate of $0.13 per share. If the 2018 Related Notes have not been either fully repaid by the Company or converted into shares by the maturity date, then the 2018 Related Notes will accrue interest at the annual rate of 12% from the maturity date until the date they are repaid in full. The Company used the proceeds of the 2018 Related Notes for working capital, general corporate purposes, and debt repayment.

F-17

On November 15, 2019, the Company issued promissory notes in a maximum aggregate principal amount of $397,728 (the “2019 Related Notes”) to Robert Taglich and Michael Taglich (each holding more than 5% beneficial interest in the Company’s Shares). The notes included an original issue discount of $47,728. Interest expense recognized on the amortization of the original discount was $11,932, for the twelve months ended December 31, 2019. The notes bear no interest in addition to the original issue discount, which is 12% for the term of the notes, and mature on May 15, 2020. If the 2019 Related Notes have not been either fully repaid by the Company or converted into Company shares or other securities by the maturity date, then the 2019 Related Notes will accrue interest at the annual rate of 12% from the maturity date until the date they are repaid in full. The Company is using the proceeds of the 2019 Related Notes for working capital, general corporate purposes, and debt repayment.

The table below reflects the notes payable to related parties at December 31, 2019 and 2018, respectively:

	December 31, 2019	December 31, 2018
The $250,000 Shealy Note	$-	$46,807
2016 Related Notes, net of beneficial conversion feature of $20,015 and $40,030, respectively	354,985	334,970
2017 Related Notes	390,000	390,000
2018 Related Notes	400,000	400,000
2019 Related Notes	397,728	-
Total notes payable - related party	$1,542,713	$1,171,777
Unamortized original issue discount and debt issuance costs	(75,313)	(79,033)
Less current portion	(1,467,400)	(46,807)
Long-term portion of notes payable-related party	$-	$1,045,937

Future minimum principal payments of these notes payable as described in this Note 9 are as follows:

For the Twelve Months Ending December 31,	Amount
2020	$1,562,728
TOTAL	$1,562,728

As of December 31, 2019 and 2018, accrued interest for these notes payable – related parties amounted to $294,191 and $122,956, respectively, and on the consolidated balance sheets was reflected within current liabilities as of December 31, 2019 and within other long-term liabilities as of December 31, 2018.

For the twelve months ended December 31, 2019 and 2018, interest expense in connection with notes payable – related parties was $245,215 and $199,043 respectively.

10.	Deferred Compensation

Pursuant to the Company’s employment agreements with the founders, the founders have earned incentive compensation totaling $117,166 and $165,166 in cash, as of December 31, 2019 and 2018, respectively, which payment obligation has been deferred by the Company until it reasonably believes it has sufficient cash to make the payment. Following the retirement of founder A. Michael Chretien on December 8, 2017, the Company expects to make bi-weekly payments of $1,846 until the deferred compensation has been paid, which will comprise 61 full payments and one partial payment of $1,569. For the twelve months ended December 31, 2019 and 2018, the Company paid $48,000, which is reflected as a reduction in the deferred compensation liability.

11.	Commitments and Contingencies

Employment Agreements

The Company has entered into employment agreements with three of its key executives. Under their respective agreements, the executives serve at will and are bound by typical confidentiality, non-solicitation and non-competition provisions. Deferred compensation for the founders of the Company, as disclosed in Note 10 above, is still outstanding as of December 31, 2019.

F-18

Operating Leases

On January 1, 2010, the Company entered into an agreement to lease 6,000 rentable square feet of office space in Columbus, Ohio. The lease commenced on January 1, 2010 and, pursuant to a lease extension dated August 9, 2016, the lease expires on December 31, 2021.

Future minimum lease payments under this operating lease are as follows:

For the Twelve Months Ending December 31,	Amount
2020	$54,288
2021	55,656
$109,944

Lease costs charged to operations for the twelve months ended December 31, 2019 and 2018 amounted to $51,254 and $53,006, respectively. Additional information pertaining to the Company’s lease are as follows:

For the Twelve Months Ending December 31, 2019:
Operating cash flows from operating leases	$44,247
Weighted average remaining lease term – operating leases	2 years
Weighted average discount rate – operating leases	8.0%

12.	Stockholders’ Equity

Description of Authorized Capital

The Company is authorized to issue up to 25,000,000 shares of common stock with $0.001 par value. The holders of the Company’s common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the business. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution.

Issuance of Restricted Common Stock to Directors

On January 7, 2019 and January 5, 2018, the Company issued 10,454 and 6,052 shares, respectively, of restricted common stock to directors of the Company as part of an annual compensation plan for directors. The grant of shares was not subject to vesting. Stock compensation of $87,500 and $57,500 was recorded on the issuance of the common stock for the twelve months ended December 31, 2019 and 2018, respectively.

Issuance of Warrants

Between December 30, 2016 and January 31, 2017, the Company issued convertible promissory notes, the 2016 Unrelated Notes and the 2016 Related Notes (collectively, the “2016 Notes”), in an aggregate amount of $1,250,000 to certain accredited investors, including related parties, in private placements. The Company retained Taglich Brothers, Inc. as the exclusive placement agent for the private placement offering of the 2016 Notes. In January 2017, in compensation for the placement agent’s services in the private placement offering of the 2016 Notes, the Company paid the placement agent a cash payment of $100,000, equal to 8% of the gross proceeds of the offering, along with warrants to purchase 153,846 shares of Company common stock, and the reimbursement for the placement agent’s reasonable out of pocket expenses, FINRA filing fees and related legal fees. The warrants issued to the placement agent contained an exercise price at $0.75 per share, are exercisable for a period of five years after issuance, contain customary cashless exercise provisions and anti-dilution protection and, pursuant to piggyback registration rights, the underlying shares were registered in the Company’s a Registration Statement on Form S-1 declared effective in February 2018. Of the warrants issued to the placement agent, 84,923 warrants were issued in conjunction with proceeds raised in December 2016, and underwriting expense of $65,243 was recorded for the issuance of these warrants, utilizing the Black-Scholes valuation model to value the warrants issued. The remaining 68,923 warrants were issued in conjunction with proceeds raised in January 2017, and underwriting expense of $52,951 was recorded for the issuance of these warrants, utilizing the Black-Scholes valuation model. The fair value of warrants issued was determined to be $0.77.

F-19

On September 21, 2017, the Company issued warrants to purchase 150,000 shares of Company common stock to Robert Taglich and Michael Taglich (each holding more than a 5% beneficial interest in the Company’s shares) in connection with the 2017 Bridge Notes. The warrants are exercisable at an exercise price of $0.30 per share, contain a cashless exercise provision, antidilution protection and are exercisable for five years after issuance. A debt discount of $38,837 was recorded for the issuance of these warrants, utilizing the Black-Scholes valuation model. The 2017 Bridge Notes were converted into the 2017 Related Notes in November 2017. The fair value of warrants issued was determined to be $0.26 utilizing the Black-Scholes valuation model.

Between November 17 and November 30, 2017, the Company issued convertible promissory notes, the 2017 Unrelated Notes and the 2017 Related Notes (collectively, the “2017 Notes”), in an aggregate amount of $2,150,000 to certain accredited investors, including related parties, in private placements. The Company retained Taglich Brothers, Inc. as the exclusive placement agent for the private placement offering of the 2017 Notes. In compensation for the placement agent’s services in the private placement offering of the 2017 Notes, the Company paid the placement agent a cash payment of 8% of the gross proceeds of the offering, along with warrants to purchase shares of Company common stock, and the reimbursement for the placement agent’s reasonable out of pocket expenses, FINRA filing fees and related legal fees. On November 17, 2017, the Company paid the placement agent cash in the amount of $172,000 and issued the placement agent warrants to purchase 354,000 shares at an exercise price at $0.25 per share, which are exercisable for a period of five years after issuance, contain customary cashless exercise provisions and anti-dilution protection and were entitled to piggyback registration rights that were exercised in connection with the Company’s Registration Statement on Form S-1 declared effective in February 2018. On November 30, 2017, the Company issued the placement agent warrants to purchase 506,000 shares at an exercise price at $0.25 per share, which are exercisable for a period of five years after issuance, contain customary cashless exercise provisions and anti-dilution protection and are entitled to registration rights that were exercised in connection with the Company’s Registration Statement on Form S-1 declared effective in February 2018. Debt issuance costs of $126,603 was recorded for the issuance of the November 17 and November 30, 2017 warrants, utilizing the Black-Scholes valuation model. The fair value of warrants issued was determined to be $0.17 and $0.13 for the November 17 and November 30 warrants, respectively. For the twelve months ended December 31, 2019 and 2018, interest expense of $88,356 and $149,890, respectively, was recorded as amortization of the debt issuance costs.

Between September 20 and September 26, 2018, the Company issued convertible promissory notes, the 2018 Unrelated Notes and the 2018 Related Notes (collectively, the “2018 Notes”), in an aggregate amount of $1,300,000 to certain accredited investors, including related parties, in private placements. The Company retained Taglich Brothers, Inc. as the exclusive placement agent for the private placement offering of the 2018 Notes. In compensation, the Company paid the placement agent a cash payment of 8% of the gross proceeds of the offering, along with warrants to purchase shares of Company common stock, and reimbursement for the placement agent’s reasonable out of pocket expenses, FINRA filing fees and related legal fees. On September 20, 2018, the Company paid the placement agent cash in the amount of $40,000 and issued the placement agent warrants to purchase 307,692 shares at an exercise price at $0.13 per share, which are exercisable for a period of five years after issuance, contain customary cashless exercise provisions and anti-dilution protection and are entitled to limited piggyback registration rights. On September 26, 2018, the Company paid the placement agent cash in the amount of $64,000 and issued the placement agent warrants to purchase 492,308 shares at an exercise price at $0.18 per share, which are exercisable for a period of five years after issuance, contain customary cashless exercise provisions and anti-dilution protection and are entitled to limited piggyback registration rights. Debt issuance costs of $64,348 was recorded for the issuance of the September 20 and September 26, 2018 warrants, utilizing the Black-Scholes valuation model. The fair value of warrants issued was determined to be $0.10 and $0.07 for the September 20 and September 26 warrants, respectively. For the twelve months ended December 31, 2019 and 2018, interest expense of $86,750 and $21,688, respectively, was recorded as amortization of the debt issuance costs.

F-20

The estimated values of warrants, as well as the assumptions that were used in calculating such values were based on estimates at the issuance date as follows:

	Placement Agent December 30, 2016	Bridge Noteholders September 21, 2017
Risk-free interest rate	1.93%	1.89%
Weighted average expected term	5 years	5 years
Expected volatility	123.07%	130.80%
Expected dividend yield	0.00%	0.00%

	Placement Agent November 17, 2017	Placement Agent November 30, 2017
Risk-free interest rate	2.06%	2.14%
Weighted average expected term	5 years	5 years
Expected volatility	129.87%	129.34%
Expected dividend yield	0.00%	0.00%

	Placement Agent September 20, 2018	Placement Agent September 26, 2018
Risk-free interest rate	2.96%	2.96%
Weighted average expected term	5 years	5 years
Expected volatility	122.52%	122.92%
Expected dividend yield	0.00%	0.00%

Shares Issued and Outstanding and Shares Reserved for Exercise of Warrants, Convertible Notes, and the 2015 Plan

The Company had 370,497 Shares issued and outstanding, 134,532 Shares reserved for issuance upon the exercise of outstanding warrants, 561,756 Shares reserved for issuance upon the conversion of convertible debt, and 67,330 Shares reserved for issuance under the 2015 Plan, as of December 31, 2019.

13.	Stock-Based Compensation

On April 30, 2015, the Company entered into a Non-qualified Stock Option Agreement with Sophie Pibouin, a director of the Company, in accordance with the 2015 Plan. The agreement granted options to purchase 128,000 shares prior to the expiration date of April 29, 2025 at an exercise price of $0.75. The options granted vested on a graded scale over a period of time through October 31, 2015.

On January 1, 2016, the Company granted employees stock options to purchase 250,000 shares at an exercise price of $0.90 per share in accordance with the 2015 Plan. The options were fully vested as of January 1, 2019. The total fair value of $196,250 for these stock options was recognized by the Company over the applicable vesting period.

F-21

On February 10, 2016, the Company granted employees stock options to purchase 210,000 shares at an exercise price of $0.96 per share in accordance with the 2015 Plan, with vesting continuing until 2020. The total fair value of $174,748 for these stock options is being recognized by the Company over the applicable vesting period.

On December 6, 2016, the Company granted one employee stock options to purchase 100,000 shares at an exercise price of $0.76 per share in accordance with the 2015 Plan, with vesting continuing until 2020. The total fair value of $63,937 for these stock options is being recognized by the Company over the applicable vesting period.

On September 25, 2017, the Company granted an employee stock options to purchase 750,000 shares at an exercise price of $0.30 per share and 500,000 shares at an exercise price of $0.38 per share, in accordance with the 2015 Plan. The options were fully vested as of September 25, 2019. The total fair value of $321,011 for these stock options was recognized by the Company over the applicable vesting period.

On January 30, 2019, the Company entered into a Non-qualified Stock Option Agreement with an individual consultant to the Company, in accordance with the 2015 Plan. The agreement granted options to purchase 12,500 shares prior to the expiration date of December 31, 2025 at an exercise price of $0.90. The options granted were 100% vested as of the grant date.

On March 11, 2019, the Company canceled previously granted stock options to employees in the following amounts: 150,000 shares at an exercise price of $0.90 per share; 160,000 shares at an exercise price of $0.96 per share; 100,000 shares at an exercise price of $0.76 per share; 750,000 shares at an exercise price of $0.30 per share; and 500,000 shares at an exercise price of $0.38 per share. On March 11, 2019, the Company replaced those canceled stock options exercisable for a total of 1,660,000 shares with virtually identical stock options at an exercise price of $0.13 per share in accordance with the 2015 Plan. The incremental fair value of $24,898 for these stock options is being recognized by the Company over the applicable vesting periods, which range by tranche from fully vested at issuance through vesting by December 2020.

On March 11, 2019, the Company granted employees stock options to purchase 505,000 shares at an exercise price of $0.13 per share in accordance with the 2015 Plan, with vesting continuing until 2023. The total fair value of $44,591 for these stock options is being recognized by the Company over the applicable vesting period.

The weighted average estimated values of director and employee stock option grants, as well as the weighted average assumptions that were used in calculating such values during the twelve months ended December 31, 2019 and 2018, were based on estimates at the date of grant as follows:

	April 30,	January 1,	February 10,
	2015 Grant	2016 Grant	2016 Grant
Risk-free interest rate	1.43%	1.76%	1.15%
Weighted average expected term	5 years	5 years	5 years
Expected volatility	143.10%	134.18%	132.97%
Expected dividend yield	0.00%	0.00%	0.00%

	December 6,	September 25,
	2016 Grant	2017 Grant
Risk-free interest rate	1.84%	1.85%
Weighted average expected term	5 years	5 years
Expected volatility	123.82%	130.79%
Expected dividend yield	0.00%	0.00%

F-22

	January 30,	March 11,
	2019 Grant	2019 Grant
Risk-free interest rate	2.54%	2.44%
Weighted average expected term	5 years	5 years
Expected volatility	115.80%	116.46%
Expected dividend yield	0.00%	0.00%

A summary of stock option activity during the twelve months ended December 31, 2019 and 2018 is as follows:

			Weighted-
		Weighted-	Average
	Shares	Average	Remaining	Aggregate
	Under	Exercise	Contractual	Intrinsic
	Option	Price	Life	Value
Outstanding at January 1, 2018	2,238,000	$0.55	9 years	79,200

Outstanding at December 31, 2018	2,238,000	$0.55	8 years	$79,200

Exercisable at December 31, 2018	1,589,250	$0.57	8 years	$79,200

			Weighted-
		Weighted-	Average
	Shares	Average	Remaining	Aggregate
	Under	Exercise	Contractual	Intrinsic
	Option	Price	Life	Value
Outstanding at January 1, 2019	2,238,000	$0.55	8 years	79,200
Granted	2,177,500	0.13
Forfeited and expired	(2,072,500)	0.84

Outstanding at December 31, 2019	2,343,000	$0.13	9 years	$19,200

Exercisable at December 31, 2019	1,773,000	$0.20	9 years	$19,200

The weighted-average grant date fair value of options granted during the twelve months ended December 31, 2019 was $0.09. There were no grants during the twelve months ended December 31, 2018.

As of December 31, 2019 and 2018, there was $56,012 and $185,754, respectively, of total unrecognized compensation costs related to stock options granted under our stock option agreements. The unrecognized compensation cost is expected to be recognized over a weighted-average period of two years. The total fair value of stock options that vested during the twelve months ended December 31, 2019 and 2018 was $108,035 and $249,025, respectively.

14.	Concentrations

Revenues from the Company’s services to a limited number of customers have accounted for a substantial percentage of the Company’s total revenues. For the twelve months ended December 31, 2019, the Company’s two largest customers, Loffler, Inc. (including their acquisition of Laser Systems, Inc. (“LSI”)), a reseller, and Franklin County Board of Developmental Disabilities, a direct client, accounted for approximately 6% and 6%, respectively, of the Company’s revenues for that period. For the twelve months ended December 31, 2018, the Company’s three largest customers, Tiburon, Inc., a Reseller, Mid-Ohio Strategic Technologies, a reseller, and LSI, accounted for approximately 11%, 10%, and 10%, respectively, of the Company’s revenues for that period.

For the twelve months ended December 31, 2019 and 2018, government contracts represented approximately 41% and 30% of the Company’s net revenues, respectively. A significant portion of the Company’s sales to Resellers represent ultimate sales to government agencies.

F-23

As of December 31, 2019, accounts receivable concentrations from the Company’s four largest customers were 25%, 25%, 16% and 12% of gross accounts receivable, respectively, and as of December 31, 2018, accounts receivable concentrations from the Company’s four largest customers were 22%, 16%, 14% and 14% of gross accounts receivable, respectively. Accounts receivable balances from the Company’s four largest customers at December 31, 2019 have been partially collected.

15.	Provision For Income Taxes

For the twelve months ended December 31, 2019 and 2018, we have recognized the minimum amount of state income tax as required by the states that we are required to file taxes in. We are not currently subject to further federal or state tax since we have incurred losses since our inception.

As of December 31, 2019, we had federal and state net operating loss carry forwards of approximately $18,430,000, which can be used to offset future federal income tax. The federal and state net operating loss carry forwards expire at various dates through 2039. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in our opinion, utilization is not reasonably assured.

As of December 31, 2019, the deferred tax asset, primarily related to our net operating losses, was approximately $3,809,000. A 100 % valuation allowance has been established on deferred tax assets at December 31, 2019 and 2018, due to the uncertainty of our ability to realize future taxable income.

16.	Subsequent Events

Issuance of Restricted Common Stock to Directors

On January 2, 2020, the Company issued 16,428 new Shares of restricted common stock to directors of the Company in accordance with the Company’s director compensation policy. Stock compensation of $57,500 will be recorded over the requisite service period of the twelve months ending December 31, 2020 on the issuance of the common stock.

Reverse Stock Split

Effective February 27, 2020, upon recommendation and authorization by the Board of Directors, stockholders holding a majority in interest of the issued and outstanding shares of common stock, acting by written consent, adopted an amendment to the Company’s Articles of Incorporation to (i) effectuate the reverse split at a ratio of one-for-fifty (1-for-50) and (ii) reduce the number of authorized shares of common stock of the Company as of the effective date of such amendment to 25,000,000 shares. On March 3, 2020, the Company filed the amendment, which became effective on March 20, 2020. On March 1, 2020, upon recommendation and authorization by the Board of Directors, stockholders holding a majority in interest of the issued and outstanding shares of common stock of the Company, acting by written consent, adopted an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of common stock to 3,200,000 shares (representing 160,000,000 on a pre-split basis) from 1,500,000 shares (representing 75,000,000 on a pre-split basis), in order to facilitate the GSI Acquisition, the Offering, and the 2020 note conversion. On March 2, 2020, the Company filed the Shares Increase Amendment, which was effective immediately upon filing.

The reverse stock split did not cause an adjustment to par value of the common stock. As a result of the reverse stock split, the Company also adjusted the share amounts for shares reserved for issuance upon the exercise of outstanding warrants, outstanding stock options, and shares reserved for the 2015 Plan. All disclosures of common shares and per share data in the accompanying financial statements related notes have been adjusted to reflect the reverse stock split for all periods presented.

Note Conversion

On March 2, 2020, the Company entered into amendments to all of its currently outstanding Convertible Promissory Notes, which were issued by the Company to various investors in 2016, 2017, and 2018. The Note Amendments permit the Company, in the event the Company offers its shares of common stock to investors in any private placement of securities, to convert all of the then-outstanding principal and accrued and unpaid interest payable with respect to the 2016-2018 Notes into shares of common stock upon the same terms as such private placement. Pursuant to the Note Amendments, on March 2, 2020, the Company converted all of the then-outstanding principal and accrued and unpaid interest payable with respect to the 2016-2018 Notes and $350,000 of the 2019 Related Notes into the aggregate amount of 1,433,739 shares of common stock at a conversion price of $4.00 per share. Taglich Brothers, Inc. acted as the exclusive placement agent for the Note Conversion, and earned fees in the form of 35,250 shares of common stock.

Private Securities Offering

On March 2, 2020, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors, pursuant to which the Company issued and sold (i) 875,000 shares of the Company’s common stock, at a price of $4.00 per share, for aggregate gross proceeds of $3,500,000 and (ii) 2,000 units (“Units”), with each Unit consisting of $1,000 in 12% Subordinated Notes and 40 shares, for aggregate gross proceeds of $2,000,000 in Units and $5,500,000 for the combined private placement pursuant to the Securities Purchase Agreement. After full subscription of the Offering, the Company will have issued 955,000 new shares of common stock. The Company used a portion of the net proceeds of the Offering to finance the acquisition of Graphic Sciences described in Item 2.01 of this Report, and intends to use the remaining net proceeds for working capital and general corporate purposes, including potentially other future acquisitions.

The principal amount of the Notes, together with any accrued and unpaid interest thereon, become due and payable on February 28, 2023. Interest on the Notes will accrue at the rate of 12% per annum, payable quarterly in cash, beginning on June 30, 2020 and the entire outstanding principal and accrued but unpaid interest due on the Notes is payable on the Maturity Date. Any accrued but unpaid quarterly installment of interest shall accrue interest at the rate of 14.0% per annum. Any overdue principal and accrued and unpaid interest at the Maturity Date shall accrue a mandatory default penalty of 20% of the outstanding principal balance and an interest rate of 14% per annum from the Maturity Date until paid in full.

The Company retained Taglich Brothers, Inc. as the exclusive placement agent for the private placement offering of the Securities Purchase Agreement. In compensation, the Company paid the placement agent a cash payment of 8% of the gross proceeds of the offering, along with warrants to purchase shares of Company common stock, and reimbursement for the placement agent’s reasonable out of pocket expenses, FINRA filing fees and related legal fees. On March 2, 2020, the Company paid the placement agent cash in the amount of $440,000 and issued the placement agent warrants to purchase 95,500 shares at an exercise price at $4.00 per share, which are exercisable for a period of five years after issuance, contain customary cashless exercise provisions and anti-dilution protection and are entitled to limited piggyback registration rights.

Acquisition of Graphic Sciences, Inc.

On March 2, 2020, the Company acquired 100% of the Graphic Sciences capital stock, pursuant to a Stock Purchase Agreement, dated as of March 2, 2020 (the “Purchase Agreement”). Located in Madison Heights, Michigan, Graphic Sciences is a document management company that provides indexing and scanning services, as well as physical document storage and retrieval services. Multi-year state and local government contracts account for the majority of Graphic Sciences’ sales. Graphic Sciences provides services to the State of Michigan pursuant to the State of Michigan’s Standard Contract Terms, dated June 1, 2018 and expiring on May 30, 2023, unless earlier terminated in accordance with its terms (the “Michigan Contract”). Pursuant to the Michigan Contract, the various subdivisions, agencies, and municipalities within the State of Michigan may procure document management services from Graphic Sciences at a fixed price during the term of the Michigan Contract.

The acquisition was consummated pursuant to a Stock Purchase Agreement, dated as of March 2, 2020 (the “Purchase Agreement”), by and among the Company, Graphic Sciences, and four individual sellers (“Sellers”). The initial purchase price for Graphic Sciences consisted of approximately $3.5 million in cash, on a cash-free, debt-free basis, and subject to a post-closing net working capital adjustment. The positive net working capital at the time of closing consisted of approximately $1.0 million in accounts receivable and other current assets and approximately $0.3 million in trade payables and other obligations relating to Graphic Sciences’ ongoing business and contracts. In addition to the initial purchase price, three annual potential earnout payments of up to an aggregate of $2.5 million will be payable to the Sellers over three years if certain gross profit levels are achieved. The Company retained Taglich Brothers, Inc. on an exclusive basis to render financial advisory and investment banking services to the Company in connection with the acquisition of Graphic Sciences, for a success fee of $300,000, plus reasonable expenses not exceeding $5,000.

The Company incurred $84,982 of related acquisition costs in the twelve months ended December 31, 2019 which are reflected in general and administrative costs in the Consolidated Statement of Operations. The Company expects to report Graphic Sciences as a separate segment during fiscal year 2020. The acquisition qualifies as a business combination and will be accounted for using the acquisition method of accounting.

As a result of limited access to Graphic Sciences information required to prepare initial accounting, together with the limited time since the acquisition date and the effort required to conform the financial statements to the Company’s practices and policies, the initial accounting for the business combination is incomplete at the time of this filing. As a result, the Company is unable to provide the amounts recognized as of the GSI Acquisition date for the major classes of assets acquired and liabilities assumed, pre-acquisition contingencies and goodwill. Also, the Company is unable to provide proforma revenues and earnings of the combined entity. This information will be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Impact of Coronavirus

In December 2019, a novel strain of coronavirus (COVID-19) was reported in Wuhan, China. The COVID-19 pandemic has continued to spread and has already caused severe global disruptions. The extent of COVID-19’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. For example, the impact of COVID-19 on any of our channel partners or customers may negatively affect our revenues. Additionally, if we are forced to scale back hours of operations or close our document services or storage facilities in response to the pandemic, we expect our business, financial condition and results of operations would be materially adversely affected. In addition, our growth strategy to expand our operations may be impeded. We may also be impacted by decreased customer demand and/or subscription terminations as a result of a reduction in customer spending or as a result of government-imposed restrictions on businesses, shelter-in place orders and temporary restaurant, retail and grocery store closures. If the pandemic continues to evolve into a severe worldwide health crisis, the disease could have a material adverse effect on our business, results of operations, financial condition and cash flows.

F-24

Financial Statements

Graphic Sciences, Inc.

September 30, 2019 and 2018

F-25

F-26

To the Board of Directors and Shareholders

Graphic Sciences, Inc.

Madison Heights, Michigan

Independent Auditor’s Report

We have audited the accompanying financial statements of Graphic Sciences, Inc., which comprise the balance sheets as of September 30, 2019 and 2018, and the related statements of operations and accumulated earnings (deficit) and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Graphic Sciences, Inc. as of September 30, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Columbus, Ohio

May 11, 2020

F-27

Graphic Sciences, INC.

Balance Sheets

September 30, 2019 and 2018

	2019	2018

ASSETS
Current Assets
Cash	$63,122	$110,708
Accounts receivable	747,773	684,985
Accounts receivable - unbilled	244,830	155,381
Other receivable	50,898	-
Employee advances	11,238	8,114
Parts and supplies, net	95,104	134,108
Prepaid expenses	103,677	141,056
Total current assets	1,316,642	1,234,352

Property and Equipment, at cost
Leasehold improvements	66,038	38,833
Office equipment	641,966	624,282
Production equipment	1,514,864	1,467,972
	2,222,868	2,131,087
Accumulated depreciation	(1,450,105)	(1,325,490)
Total property and equipment	772,763	805,597

Other Assets	16,779	33,479

TOTAL ASSETS	$2,106,184	$2,073,428

The accompanying notes are an integral part of the financial statements.

F-28

Graphic Sciences, INC.

Balance Sheets (continued)

September 30, 2019 and 2018

	2019	2018
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Line of credit	$-	$545,615
Current portion of capital lease obligations	68,532	83,494
Accounts payable	83,036	150,071
Accrued compensation	221,088	137,710
Other accrued expenses	101,028	115,346
Accrued interest - shareholders	290,595	357,435
Deferred revenue	66,306	138,494
Total current liabilities	830,585	1,528,165

Noncurrent Liabilities
Deferred income taxes	157,600	-
Capital lease obligations, net of current portion	211,212	280,365
Notes payable - shareholders	556,401	556,401
Total liabilities	1,755,798	2,364,931

Shareholders’ Equity
Common stock	1,000	1,000
Additional paid-in capital	24,000	24,000
Accumulated earnings (deficit)	325,386	(316,503)
Total shareholders’ equity (deficit)	350,386	(291,503)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,106,184	$2,073,428

The accompanying notes are an integral part of the financial statements.

F-29

Graphic Sciences, INc.

Statements of Operations and Accumulated Earnings (Deficit)

For the Years Ended September 30, 2019 and 2018

	2019	2018

Sales	$6,710,309	$5,356,430

Cost of Sales	3,394,040	3,477,929

Gross profit	3,316,269	1,878,501

Selling, General and Administrative Expenses	2,273,511	1,781,266

Operating income	1,042,758	97,235

Other Expense, net	(186,604)	(141,627)

Income (Loss) Before Income Taxes	856,154	(44,392)

Income Taxes Provision (Benefit)	214,265	(1,300)

Net Income (Loss)	641,889	(43,092)

Accumulated Deficit - Beginning of Year	(316,503)	(273,411)
Accumulated Earnings (Deficit) - End of Year	$325,386	$(316,503)

The accompanying notes are an integral part of the financial statements.

F-30

Graphic Sciences, INc.

Statements of Cash Flows

For the Years Ended September 30, 2019 and 2018

	2019	2018

Cash Flow from Operating Activities
Net income (loss)	$641,889	$(43,092)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	124,615	97,227
Gain on sale of property and equipment	-	(5,593)
Deferred income taxes	157,600	(1,300)
Changes in operating assets and liabilities:
Accounts receivable	(62,788)	(111,718)
Accounts receivable - unbilled	(89,449)	72,692
Other receivable	(50,898)	-
Employee advances	(3,124)	6,444
Inventories	39,004	19,225
Prepaid expenses	37,379	3,939
Other assets	16,700	(12,279)
Accounts payable	(67,035)	(42,773)
Accrued compensation	83,378	(22,062)
Other accrued expenses	(14,318)	(11,376)
Accrued interest - shareholders	(66,840)	58,000
Deferred revenue	(72,188)	(25,285)
Total adjustments	32,036	25,141
Net cash flow provided by (used in) operating activities	673,925	(17,951)

Cash Flow from Investing Activities
Acquisition of property and equipment	(91,781)	(25,676)
Proceeds from sale of property and equipment	-	12,645
Net cash used in investing activities	(91,781)	(13,031)

Cash Flow from Financing Activities
Net (repayments) borrowings on line of credit	(545,615)	109,972
Payments on notes payable - shareholders	(15,707)	(28,564)
Payments on capital lease obligations	(68,408)	(24,957)
Net cash (used in) provided by financing activities	(629,730)	56,451

Net (decrease) increase in cash	(47,586)	25,469

Cash - Beginning of Year	110,708	85,239
Cash - End of Year	$63,122	$110,708

Noncash Investing and Financing Activity
Equipment acquired under capital lease obligation	$-	$338,200

Supplemental Financial Information
Interest paid	$226,077	$89,606
Taxes paid	$7,000	-

The accompanying notes are an integral part of the financial statements.

F-31

GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Nature and Scope of Business

Graphic Sciences, Inc. (the Company), with locations in Madison Heights, Oak Park, and Traverse City, Michigan, is a closely held Michigan corporation whose principal business activities consist of providing document imaging services and the sale and service of related document imaging equipment and software to customers located principally in Michigan, Ohio, and Indiana.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Accounts Receivable and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms, and are stated at the amount the Company expects to collect from outstanding balances. There are no interest charges on unpaid balances.

The Company’s invoicing is done based on agreed-upon contractual terms, either at periodic intervals or upon achievement of contractual milestones. Accounts receivable unbilled represent services performed but not billed as of the reporting date.

Management estimates an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible and an additional allowance based on certain percentages of the aged receivables, which are determined based on historical experience and a current assessment of the general financial conditions affecting the customer base. At September 30, 2019 and 2018, management believes all accounts to be collectible and therefore no allowance for doubtful accounts has been recorded.

Inventory – Parts and Supplies

Inventories are valued at the lower of cost or net realizable value. Costs are determined using the first-in, first-out method. Inventory consistent of parts and supplies used for scanning services. A provision for potentially obsolete or slow-moving inventory to is made based on inventory levels, future sales forecasted and management’s judgment of potentially obsolete inventory. The Company recorded an allowance of $30,000 and $12,000 at September 30, 2019 and 2018, respectively.

F-32

GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are carried at cost. Depreciation is calculated using the straight-line and declining balance methods over the estimated useful lives of the assets. Maintenance and repairs, which do not improve or extend the estimated useful lives of the respective assets, are expensed as incurred. Major improvements or betterments are capitalized. Assets purchased, but not placed in service, are capitalized and depreciation is not computed until the asset is placed in service. When property or equipment is sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Estimated useful lives by major asset class are as follows:

Leasehold improvements	3 - 10 years
Office equipment	3 - 10 years
Production Equipment	3 - 10 years

Depreciation expense of property and equipment was approximately $124,600 and $97,200 for the years ended September 30, 2019 and 2018, respectively.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability of the selling price is reasonably assured. Service contract payments received in advance are recorded as deferred revenue and are recognized over the term of the associated contract.

Shipping and Handling Costs

Shipping and handling costs are charged to cost of sales in the statements of operations and accumulated earnings (deficit).

Rent Expense

Rental expense for leases that contain a predetermined fixed escalation of the minimum rent is recognized on a straight-line basis over the term of the lease. The difference between the recognized rental expense and the amounts payable under the lease is recorded as prepaid or deferred rent on the accompanying balance sheets.

F-33

GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes in accordance with U.S. GAAP. The accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues.

The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term “more likely than not” means a likelihood of more than 50%; the terms “examined” and “upon examination” also include resolution of the related appeals or litigation processes, if any. A tax position that meets the “more likely than not” recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the “more likely than not” recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

New Accounting Pronouncement

In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 clarifies the accounting principles for recognizing contract revenue between a vendor and a customer for the provision of goods and services. The update is effective for the Company for annual periods beginning after December 15, 2018. Management is in the process of determining the effect of this change on its accounting and financial statement disclosures.

In February 2016, FASB issued ASU 2016-02, Leases, a new standard for both lessees and lessors. Under its core principle, a lessee will recognize lease assets and liabilities on the balance sheet for nearly all lease arrangements. The new standard is effective for annual periods beginning after December 15, 2020. The Company has not yet determined the effect of the pronouncement on the financial statements.

Cash

The Company maintains cash at financial institutions which may exceed federally insured amounts at various times.

F-34

GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Line of Credit

The Company has a Security Agreement (LSA) with a third party that provides credit facilities for 1) a revolving line of credit and 2) a convertible line of credit.

A description of each line is as follows:

●	Revolving Line of Credit - The line provides for $800,000 of formula based borrowings that bear interest at the current prime rate plus 3% (effective annual rate of 8% at September 30, 2019). Any outstanding borrowings are due on demand and the line expires March 31, 2021.

●	Convertible Line of Credit - The line provides for maximum borrowings of $100,000 to provide financing for new racking and $85,000 for property and equipment. Any borrowings immediately reduce the available revolving line of credit and convert to term loans, which will amortize over a period of 36 months and will bear interest at the current prime rate plus 3%. Draws on this line can be made through March 31, 2021. There were no outstanding borrowings on this line of credit at September 30, 2019 and 2018.

Under the LSA, the credit facilities are collateralized by all Company assets and are guaranteed by certain shareholders. The LSA requires that the Company shall not incur additional principal indebtedness with another lender. The LSA also requires a monthly loan processing fee of 0.25% of the average monthly loan balance outstanding and a 0.15% underutilization fee.

Capital Lease Obligations

The Company leases certain equipment under a capital lease obligation that matures in 2023.

Future minimum payments due under the capital lease obligation and the present value of the future minimum lease payments as of September 30, 2019 are as follows:

2019

2020	$86,399
2021	80,130
2022	80,130
2023	73,452

Total minimum lease payments	320,111
Less: amount representing interest (at 7% per annum)	(40,367)

Present value of net minimum lease payments	279,744
Less: current maturities of capital lease obligations	(68,532)

Long-term capital lease obligations	$211,212

F-35

GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Notes Payable - Shareholders

The Company has promissory notes payable to its shareholders that are due on demand with interest payable monthly at an annual rate of 12.25%. These notes are subordinated to the Company’s external financing. Interest expense on these notes totaled approximately $68,000 for each the years ended September 30, 2019 and 2018. Accrued interest on these notes payable totaled approximately $291,000 and $357,000 at September 30, 2019 and 2018, respectively, and was included in accrued interest related party on the accompanying balance sheet. The debt is classified as long-term in the accompanying balance sheet.

Income Taxes

The tax effect of temporary differences related to the deferred taxes shown on the balance sheets are as follows at September 30:

	2019	2018

Deferred tax assets:
Accrued rent	$11,200	$5,900
Net operating loss carryforward	2,600	120,100
Section 179 depreciation carryforward	-	73,300
Total deferred tax assets	13,800	199,300

Deferred tax liability:
Excess of tax over financial reporting
depreciation	(171,400)	(178,100)

Net deferred tax (liabilities) assets	$(157,600)	$21,200

Deferred tax assets are shown in other noncurrent assets on accompanying balance sheets.

Income tax expense differs from the amount expected by applying statutory rates to net income (loss) before taxes principally due to non-deductible expenses and the rates at which the deferred tax assets and liabilities are realized or expected to be realized.

Commitments

Operating Leases

The Company leases its operating facilities under three long-term operating leases expiring through August 2026, and transportation equipment under long-term operating lease agreements that expire through October 2022. The Company also periodically leases other office and storage space on a month-to-month basis.

F-36

GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Commitments (continued)

Operating Leases (continued)

The Company is responsible for maintenance, taxes and other expenses associated with the leased property. Minimum annual rentals are as follows:

2020	$731,000
2021	719,000
2022	594,000
2023	595,000
2024	565,000
Thereafter	1,047,000

Total	$4,251,000

Total lease expense amounted to approximately $736,000 and $556,000 for the years ended September 30, 2019 and 2018, respectively.

Included in other accrued expenses, at September 30, 2018, is approximately $80,000, due to a related entity for payments due on an expired lease.

Retirement Plans

The Company has a 401(k) retirement plan covering all eligible employees. The Company may make discretionary matching or profit sharing contributions to the plan. The Company made no contributions to the plan for the years ended September 30, 2019 or 2018.

Concentration of Credit Risk

A limited number of the Company’s customers have individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customers’ credit worthiness or other matters affecting the collectability of amounts due from such customers could have a materially adverse effect on the financial position, results of operations, and cash flows in the period in which such changes or events occur. The Company had one customer that accounted for approximately 73% and 63% of sales during the year ended September 30, 2019 and 2018, respectively. At September 30, 2019 and 2018, the Company had one customer who accounted for approximately 77% and 72% of accounts receivable.

Subsequent Events

In March 2020, the World Health Organization declared the global novel coronavirus disease (COVID-19) outbreak a pandemic. As a result of the spread of COVID-19, economic uncertainties have arisen that are likely to negatively impact the results of operations. However, the Company cannot reasonably estimate at this time the specific extent, duration or full impact that the COVID-19 pandemic will have on its financial condition and operations.

On March 2, 2020, 100% of the Company’s capital stock was sold for a purchase price of approximately $3,500,000 subject to a post-closing net working capital adjustment. In addition to the initial purchase price, three annual potential earn out payments of up to an aggregate of $2,500,000 will be receivable to the sellers over three years if certain gross profit levels are achieved.

Management has evaluated subsequent events through the date of the Independent Auditor’s Report, the date on which the financial statements were available to be issued.

F-37

Financial Statements (Unaudited)

Graphic Sciences, Inc.

December 31, 2019 and 2018

F-38

GRAPHIC SCIENCES, INC.

Balance Sheets

December 31, 2019 and September 30, 2019

	December 31, 2019 (Unaudited)	September 30, 2019

ASSETS
Current Assets
Cash	$170,274	$63,122
Accounts receivable	892,371	747,773
Accounts receivable - unbilled	286,625	244,830
Other receivable	165,195	50,898
Employee advances	11,130	11,238
Parts and supplies - net	100,948	95,104
Prepaid expenses	110,654	103,677
Total current assets	1,737,197	1,316,642

Property and Equipment, at cost
Leasehold improvements	66,038	66,038
Office equipment	653,889	641,966
Production equipment	1,514,864	1,514,864
	2,234,791	2,222,868
Less: accumulated depreciation	1,481,537	(1,450,105)
Total property and equipment	753,254	772,763

Other Assets	19,959	16,779

TOTAL ASSETS	$2,510,410	$2,106,184

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Line of credit	$-	$-
Accounts payable	63,827	83,036
Accrued compensation, withholdings and taxes	183,568	221,088
Other accrued expenses	517,517	101,028
Customer deposits	16,945	-
Deferred service contract revenue	44,480	66,306
Current portion of capital lease obligations	64,314	68,532
Current portion of notes payable	-	290,595
Total current liabilities	890,651	830,585

Noncurrent Liabilities
Deferred income taxes	167,300	157,600
Capital lease obligations	194,718	211,212
Notes payable - shareholders	556,401	556,401
Total liabilities	1,809,070	1,755,798

Shareholders’ Equity
Common stock	1,000	1,000
Additional paid-in capital	24,000	24,000
Retained earnings (deficit)	676,340	325,386
Total shareholders’ equity	701,340	350,386

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,510,410	$2,106,184

The accompanying notes are an integral part of the financial statements.

F-39

GRAPHIC SCIENCES, INC.

Statement of Operations and Accumulated Earnings (Deficit)

Three Months Ended December 31, 2019 and 2018

(Unaudited)

	2019	2018

Sales	$1,837,610	$1,287,383

Cost of Sales	1,021,316	944,601

Gross profit	816,294	342,782

Selling, General and Administrative Expenses	322,610	268,256

Operating income	493,684	74,526

Other Expense, net	(26,295)	(44,676)

Income (Loss) Before Income Taxes	467,389	29,850

Income Taxes	116,435	7,500

Net Income (Loss)	350,954	22,350

Accumulated Deficit - Beginning of Year	325,386	(316,503)

Accumulated Earnings (Deficit) - End of Year	$676,340	$(294,153)

The accompanying notes are an integral part of the financial statements.

F-40

GRAPHIC SCIENCES, INC.

Statement of Cash Flows

Three Months Ended December 31, 2019 and 2018

(Unaudited)

	2019	2018

Cash Flow Provided From Operating Activities
Net income (loss)	$350,954	$22,350
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	31,432	38,550
Gain on sale of property and equipment	-	-
Deferred income taxes	11,020	17,900
Changes in operating assets and liabilities:
Accounts receivable	(144,598)	(172,475)
Accounts receivable, unbilled	(41,795)	(68,149)
Other receivable	(114,297)	-
Employee advances	108	(1,247)
Inventories	(5,844)	3,544
Prepaid expenses	(6,977)	16,807
Deposits	(4,500)	(4,500)
Accounts payable	(19,209)	(408)
Accrued compensation and related withholdings and taxes	(37,520)	-
Other accrued expenses	126,839	10,322
Customer deposits	16,000	(11,282)
Deferred service contract revenue	(21,826)	(21,274)
Total adjustments	(211,167)	(192,212)
Net cash flow provided by (used in) operations	139,787	(169,862)

Cash Flow Used in Investing Activities
Acquisition of property and equipment	(11,923)	(8,511)
Proceeds from sale of property and equipment	-	-
Net cash used in investing activities	(11,923)	(8,511)

Cash Flow Provided From (Used In) Financing Activities
Borrowings (repayments) on line of credit - net	-	94,065
Payments on notes payable	(15,707)	(5,933)
Payments on capital lease obligations	(5,005)	-
Net cash (used in) provided by financing activities	(20,712)	88,132

Increase in cash	107,152	(90,241)

Cash - Beginning of Year	63,122	110,708

Cash - End of Year	$170,274	$20,467

Supplemental Financial Information
Interest paid	$71,432	$28,056

The accompanying notes are an integral part of the financial statements.

F-41

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Nature and Scope of Business

Graphic Sciences, Inc. (the Company), with locations in Madison Heights, Oak Park, and Traverse City, Michigan, is a closely held Michigan corporation whose principal business activities consist of providing document imaging services and the sale and service of related document imaging equipment and software to customers located principally in Michigan, Ohio, and Indiana.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Accounts Receivable and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms, and are stated at the amount the Company expects to collect from outstanding balances. There are no interest charges on unpaid balances.

The Company’s invoicing is done based on agreed-upon contractual terms, either at periodic intervals or upon achievement of contractual milestones. Accounts receivable unbilled represent services performed but not billed as of the reporting date.

Management estimates an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible and an additional allowance based on certain percentages of the aged receivables, which are determined based on historical experience and a current assessment of the general financial conditions affecting the customer base. At December 31, 2019 and September 30, 2019, management believes all accounts to be collectible and therefore no allowance for doubtful accounts has been recorded.

Inventory – Parts and Supplies

Inventories are valued at the lower of cost or net realizable value. Costs are determined using the first-in, first-out method. Inventory consistent of parts and supplies used for scanning services. A provision for potentially obsolete or slow-moving inventory to is made based on inventory levels, future sales forecasted and management’s judgment of potentially obsolete inventory. The Company recorded an allowance of $34,500 and $30,000 at December 31, 2019 and September 30, 2019, respectively.

F-42

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are carried at cost. Depreciation is calculated using the straight-line and declining balance methods over the estimated useful lives of the assets. Maintenance and repairs, which do not improve or extend the estimated useful lives of the respective assets, are expensed as incurred. Major improvements or betterments are capitalized. Assets purchased, but not placed in service, are capitalized and depreciation is not computed until the asset is placed in service. When property or equipment is sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Estimated useful lives by major asset class are as follows:

Leasehold improvements	3 - 10 years
Office equipment	3 - 10 years
Production Equipment	3 - 10 years

Depreciation expense was approximately $31,432 and $38,550 for the three month periods ended December 31, 2019 and 2018, respectively.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability of the selling price is reasonably assured. Service contract payments received in advance are recorded as deferred revenue and are recognized over the term of the associated contract.

Shipping and Handling Costs

Shipping and handling costs are charged to cost of sales in the statements of operations and accumulated earnings (deficit).

Rent Expense

Rental expense for leases that contain a predetermined fixed escalation of the minimum rent is recognized on a straight-line basis over the term of the lease. The difference between the recognized rental expense and the amounts payable under the lease is recorded as a component of other accrued expenses within the accompanying balance sheets.

F-43

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes in accordance with U.S. GAAP. The accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues.

The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term “more likely than not” means a likelihood of more than 50%; the terms “examined” and “upon examination” also include resolution of the related appeals or litigation processes, if any. A tax position that meets the “more likely than not” recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the “more likely than not” recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

New Accounting Pronouncement

In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 clarifies the accounting principles for recognizing contract revenue between a vendor and a customer for the provision of goods and services. The update is effective for the Company for annual periods beginning after December 15, 2018. Management is in the process of determining the effect of this change on its accounting and financial statement disclosures.

In February 2016, FASB issued ASU 2016-02, Leases, a new standard for both lessees and lessors. Under its core principle, a lessee will recognize lease assets and liabilities on the balance sheet for nearly all lease arrangements. The new standard is effective for annual periods beginning after December 15, 2020. The Company has not yet determined the effect of the pronouncement on the financial statements.

Cash

The Company maintains cash at financial institutions which may exceed federally insured amounts at various times.

F-44

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Line of Credit

The Company has a Security Agreement (LSA) with a third party that provides credit facilities for 1) a revolving line of credit and 2) a convertible line of credit.

A description of each line is as follows:

●	Revolving Line of Credit - The line provides for $800,000 of formula based borrowings that bear interest at the current prime rate plus 3% (effective annual rate of 8% at September 30, 2019). Any outstanding borrowings are due on demand and the line expires March 31, 2021.

●	Convertible Line of Credit - The line provides for maximum borrowings of $100,000 to provide financing for new racking and $85,000 for property and equipment. Any borrowings immediately reduce the available revolving line of credit and convert to term loans, which will amortize over a period of 36 months and will bear interest at the current prime rate plus 3%. Draws on this line can be made through March 31, 2021. There were no outstanding borrowings on this line of credit at September 30, 2019 and 2018.

Under the LSA, the credit facilities are collateralized by all Company assets and are guaranteed by certain shareholders. The LSA requires that the Company shall not incur additional principal indebtedness with another lender. The LSA also requires a monthly loan processing fee of 0.25% of the average monthly loan balance outstanding and a 0.15% underutilization fee.

F-45

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Capital Lease Obligations

The Company leases certain equipment under a capital lease obligation that matures in 2023.

Future minimum payments due under the capital lease obligation and the present value of the future minimum lease payments as of December 31, 2019 are as follows:

2020	$80,130
2021	80,130
2022	80,130
2023	53,420

Total minimum lease payments	293,810
Less: amount representing interest (at 7% per annum)	(34,778)

Present value of net minimum lease payments	259,032
Less: current maturities of capital lease obligations	(64,314)

Long-term capital lease obligations	$194,718

Notes Payable - Shareholders

The Company has promissory notes payable to its shareholders that are due on demand with interest payable monthly at an annual rate of 12.25%. These notes are subordinated to the Company’s external financing. Interest expense on these notes totaled approximately $17,000 for each the years ended December 31, 2019 and 2018. Accrued interest on these notes payable totaled approximately $248,000 and $370,000 at December 31, 2019 and 2018, respectively, and was included in accrued interest – shareholders on the accompanying balance sheet. The debt is classified as long-term as in the accompanying balance sheet.

Income Taxes

The tax effect of temporary differences related to the deferred taxes shown on the balance sheet (deferred tax assets are shown in other noncurrent assets on accompanying balance sheet) are as follows at December 31:

	2019	2018

Deferred tax assets
Expenses not currently deductible for tax purposes	$12,300	$5,900
Net operating loss carryforward	-	120,100
Section 179 depreciation carryforward	-	65,800
	12,300	191,800

Deferred tax liability
Excess of tax over financial reporting depreciation	(179,600)	(191,800)

Net deferred tax (liabilities) assets	$(167,300)	$-

Income tax expense differs from the amount expected by applying statutory rates to net income (loss) before taxes principally due to accrued rent and the rates at which the deferred tax assets and liabilities are realized or expected to be realized.

Commitments

Operating Leases

The Company leases its operating facilities under three long-term operating leases expiring through August 2026, and transportation equipment under long-term operating lease agreements that expire through October 2022. The Company also periodically leases other office and storage space on a month-to-month basis.

F-46

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Commitments (continued)

Operating Leases (continued)

The Company is responsible for maintenance, taxes and other expenses associated with the leased property. Minimum annual rentals are as follows:

2020	$704,000
2021	719,000
2022	595,000
2023	594,000
2024	551,000
Thereafter	908,000

Total	$4,071,000

Total lease expense amounted to approximately $185,000 and $164,000 for the three months ended December 31, 2019 and 2018, respectively.

Retirement Plans

The Company has a 401(k) retirement plan covering all eligible employees. The Company may make discretionary matching or profit sharing contributions to the plan. The Company made no contributions to the plan for the three months ended December 31, 2019 or 2018.

Concentration of Credit Risk

A limited number of the Company’s customers have individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customers’ credit worthiness or other matters affecting the collectability of amounts due from such customers could have a materially adverse effect on the financial position, results of operations, and cash flows in the period in which such changes or events occur. The Company had one customer that accounted for approximately 77% and 65% of sales during the year ended December 31, 2019 and 2018, respectively. At December 31, 2019 and 2018, the Company had one customer who accounted for approximately 78% and 67% of accounts receivable.

Subsequent Events

In March 2020, the World Health Organization declared the global novel coronavirus disease (COVID-19) outbreak a pandemic. As a result of the spread of COVID-19, economic uncertainties have arisen that are likely to negatively impact the results of operations. However, the Company cannot reasonably estimate at this time the specific extent, duration or full impact that the COVID-19 pandemic will have on its financial condition and operations.

F-47

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Subsequent Events (continued)

On March 2, 2020, 100% of the Company’s capital stock was sold for a purchase price of approximately $3,500,000 subject to a post-closing net working capital adjustment. In addition to the initial purchase price, three annual potential earn out payments of up to an aggregate of $2,500,000 will be receivable to the sellers over three years if certain gross profit levels are achieved.

Management has evaluated subsequent events through the date of the Independent Auditor’s Report, the date on which the financial statements were available to be issued.

F-48

Unaudited Pro Forma Condensed Combined Financial Statements

On March 2, 2020, Intellinetics, Inc. (“Intellinetics” or the “Company”) acquired all of the issued and outstanding capital stock of Graphic Sciences, Inc. (“GSI”). The consideration paid by the Company to the stockholders of GSI consisted of approximately $3.5 million in cash plus three annual potential earnout payments of up to an aggregate of $2.5 million, for a total potential purchase price of approximately $6 million.

The following unaudited pro forma condensed combined financial statements are presented for informational purposes only and should be read in conjunction with the:

●	Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

●	Separate historical financial statements of Intellinetics included in its Annual Report on Form 10-K for the year ended December 31, 2019; and

●	Separate historical financial statements of GSI for the years ended September 30, 2019 and 2018, which are included in this Prospectus.

●	Separate historical financial statements of GSI for the quarter ended December 31, 2019 and 2018, which are included in this Prospectus.

The following unaudited pro forma condensed combined balance sheet presents Intellinetics’ historical financial position combined with GSI as if the acquisition had occurred on December 31, 2019 and includes adjustments which give effect to events that are directly attributable to the transaction and that are factually supportable. The unaudited pro forma condensed combined statement of income presents the combined results of Intellinetics’ operations with GSI as if the acquisition had occurred on January 1, 2019 and includes adjustments that are directly attributable to the acquisition, are expected to have a continuing impact on the combined results, and are factually supportable. The pro forma condensed combined financial statements are not necessarily indicative of what Intellinetics’ financial position or results of operations actually would have been had the Company completed the acquisition at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

Intellinetics and GSI have different fiscal years. The unaudited pro forma condensed combined balance sheet and statements of income have been prepared utilizing period ends that differ by less than 93 days, as permitted by Regulation S-X. The pro forma statement of income information is based on the following:

●	With respect to Intellinetics, the audited consolidated financial statements of Intellinetics contained in its Annual Report on Form 10-K for the year ended December 31, 2019; and

●	With respect to GSI, the audited financial statements of GSI for the year ended September 30, 2019.

The pro forma balance sheet information is based on the following:

●	With respect to Intellinetics, the Intellinetics audited consolidated balance sheet as of December 31, 2019; and

●	With respect to GSI, the GSI unaudited balance sheet as of December 31, 2019.

The Company has not completed a full, detailed valuation analysis necessary to determine the fair values of GSI’s identifiable assets acquired and liabilities assumed in the acquisition. However, a preliminary valuation analysis based upon assumptions used by management was performed as of December 31, 2019, the date of which the acquisition is deemed to have occurred for purposes of the pro forma balance sheet, related to its assets and liabilities, including intangible assets. The acquisition of GSI created goodwill as the acquisition consideration exceeded the fair value attributable to identifiable assets and liabilities. The unaudited pro forma combined balance sheet includes only preliminary estimates assuming the acquisition had occurred on December 31, 2019. The final valuation of amounts of assets acquired and liabilities assumed in the acquisition accounting will be based on their respective fair values as determined as of March 2, 2020, the date of acquisition, and may differ significantly from these preliminary estimates.

The pro forma financial statements do not include integration costs expected to result from the acquisition or the realization of any cost synergies or revenue synergies expected to result from the acquisition. The effects of the foregoing excluded items could, individually or in the aggregate, materially impact the pro forma financial statements.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and GSI’s historical information included herein

F-49

INTELLINETICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

DECEMBER 31, 2019

	Intellinetics	Graphic Sciences	Pro Forma Adjustments		Combined

ASSETS

Current assets:
Cash	$404,165	$170,274	$377,418	a	$951,857
Accounts receivable, net	329,571	1,057,566	14,204	b	1,401,341
Accounts receivable – unbilled	23,371	286,625	(10,602)	b	299,394
Parts and supplies – net		100,948	(9,552)	b	91,396
Prepaid expenses and other current assets	115,025	121,784	(42,714)	b	194,095

Total current assets	$872,132	$1,737,197	$328,754		$2,938,083

Property and equipment, net	6,919	753,254	(20,882)	b	739,291
Right of use asset	97,239	-	2,885,619	d	2,982,858
Other assets	10,284	19,959	(19,959)	b	10,284
Intangible assets, net			1,230,000	e
Goodwill			1,780,178	e

Total assets	$986,574	$2,510,410	$6,183,710		$9,680,694

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$160,911	$63,827	$45,797	b	$270,535
Accrued Expenses	210,106	718,030	32,885	b	961,021
Lease liability - current	47,397	59,002	529,519	d	635,918
Deferred revenues	754,073	44,480	(5,294)	b	793,259
Deferred compensation	117,166		-		117,166
Accrued interest payable	1,212,498		-		1,212,498
Notes payable, net	3,339,963	5,312	(5,312)	c	3,339,963
Notes payable - related party, net	1,467,400		0		1,467,400

Total current liabilities	$7,309,514	$890,651	$597,595		$8,797,760

Long-term liabilities:
Notes payable	$-	$556,401	$(556,401)	c	$-
Subordinated notes			1,386,318	f
Lease liability - net of current portion	53,318	194,718	2,102,380	d	$2,350,416
Contingent Consideration			686,200	h
Deferred tax liability		167,300	(167,300)	i	-

Total long-term liabilities	$53,318	$918,419	$3,451,197		$4,422,934

Total liabilities	$7,362,832	$1,809,070	$4,048,792		$13,220,694

Stockholders’ Equity (Deficit):
Common Stock	$31,528	$1,000	$(31,023)	j	$1,505
Additional paid-in capital	14,388,280	24,000	2,842,281	k	17,254,561
Accumulated (deficit) equity	(20,796,066)	676,340	(676,340)	l	(20,796,066)
Total stockholders’ (deficit) equity	(6,376,258)	701,340	2,134,918		$(3,540,000)
Total liabilities and stockholders’ deficit	$986,574	$2,510,410	$6,183,710		$9,680,694

See Notes to these financial statements

F-50

INTELLINETICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2019

	Intellinetics	Graphic Sciences	Pro Forma Adjustments		Combined

Sale of software	$189,165	$-	$-		$189,165
Software as a service	859,637				859,637
Software maintenance services	1,011,278				1,011,278
Professional services	449,707	6,710,309			7,160,016
Third party services	26,168				26,168

Total revenues	$2,535,955	$6,710,309	$-		$9,246,264

Cost of revenues:
Sale of software	$8,633	$-	$-		$8,633
Software as a service	254,999				254,999
Software maintenance services	87,280				87,280
Professional services	192,129	3,394,040			3,586,169
Third party services	24,802				24,802

Total cost of revenues	$567,843	$3,394,040	$-		$3,961,883

Gross profit	$1,968,112	$3,316,269	$-		$5,284,381

Operating expenses:
General and administrative	$2,131,385	$2,148,911	$(117,000)	m	$4,163,296
Sales and marketing	981,618				981,618
Depreciation and amortization	7,701	124,600	161,904	n	294,205

Total operating expenses	$3,120,704	$2,273,511	$44,904		$5,439,119

Loss from operations	$(1,152,592)	$1,042,758	$(44,904)		$(154,738)

Other income (expense)
Income tax expense	$-	$(214,265)	$214,265	o	-
Interest expense, net	$(980,689)	$(186,604)	$(156,396)	p	(1,323,689)

Net loss	$(2,133,281)	$641,889	$12,965		$(1,478,427)

Basic and diluted net loss per share:	(5.76)				(0.53)

Weighted average number of common shares outstanding - basic and diluted	370,279		2,423,914	h	2,794,193

See Notes to these consolidated financial statements

F-51

1. Transaction and Basis of Presentation

On March 2, 2020, Intellinetics, Inc. (“Intellinetics” or the “Company”) acquired all of the issued and outstanding capital stock of Graphic Sciences, Inc., a Michigan corporation (“GSI”). Located in Madison Heights, Michigan, GSI is a document management company that provides indexing and scanning services, as well as physical document storage and retrieval services. Multi-year state and local government contracts account for the majority of GSI’s sales.

The acquisition was consummated pursuant to a Stock Purchase Agreement, dated as of March 2, 2020, by and among the Company, as the purchaser, GSI, as the target, and Thomas M. Liebold, Gregory P. Colton, Fredrick M. Kamienny, and Frederick L. Erlich, collectively as the sellers. The initial purchase price for GSI consisted of approximately $3.5 million in cash, on a cash-free, debt-free basis, and subject to a post-closing net working capital adjustment. The positive net working capital at the time of closing consisted of approximately $1.0 million in accounts receivable and other current assets and approximately $0.3 million in trade payables and other obligations relating to GSI’s ongoing business and contracts. In addition to the initial purchase price, three annual potential earnout payments of up to an aggregate of $2.5 million will be payable to the Sellers over three years if certain gross profit levels are achieved. The acquisition was effective as of 12:01 a.m. on March 2, 2020. The Company financed the transaction by entering into a Securities Purchase Agreement with certain accredited investors, pursuant to which the Company issued and sold (i) 875,000 shares of the Company’s common stock, at a price of $4.00 per share, for aggregate gross proceeds of $3,500,000 and (ii) 2,000 units (“Units”), with each Unit consisting of $1,000 in 12% Subordinated Notes and 40 shares, for aggregate gross proceeds of $2,000,000 in Units and $5,500,000 for the combined private placement.

The accompanying unaudited pro forma condensed combined balance sheet presents Intellinetics’ historical financial position combined with GSI as if the acquisition had occurred on December 31, 2019 and the unaudited pro forma condensed combined statement of income presents the combined results of Intellinetics’ operations with GSI as if the acquisition had occurred on January 1, 2019. The accompanying pro forma condensed combined financial statements include management’s assumptions and certain adjustments described in greater detail below.

Intellinetics and GSI have different fiscal years. The unaudited pro forma condensed combined balance sheet and statements of income have been prepared utilizing period ends that differ by less than 93 days, as permitted by Regulation S-X. The pro forma statement of income information is based on the following:

●	With respect to Intellinetics, the audited consolidated financial statements of Intellinetics contained in its Annual Report on Form 10-K for the year ended December 31, 2019; and

●	With respect to GSI, the audited financial statements of GSI for the year ended September 30, 2019.

The pro forma balance sheet information is based on the following:

●	With respect to Intellinetics, the Intellinetics audited consolidated balance sheet as of December 31, 2019; and

●	With respect to GSI, the GSI unaudited balance sheet as of December 31, 2019.

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of GSI’s assets acquired and liabilities assumed and conformed the accounting policies of GSI to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

F-52

The unaudited pro forma condensed combined financial information does not reflect any cost savings from operating efficiencies or synergies that could result from the acquisition. Additionally, the unaudited pro forma condensed combined financial information does not reflect additional revenue opportunities following the acquisition. The unaudited pro forma condensed combined financial information also does not impute any on-going financing costs which the Company may or may not incur related to the transaction.

Certain reclassifications have been made relative to GSI’s historical financial statements to conform to the financial statement presentation of Intellinetics. Such reclassifications are described in further detail in Note 5 to the unaudited pro forma combined condensed financial statements.

2. Accounting Policies

As a result of the continuing review of GSI’s accounting policies, Intellinetics may identify differences between the accounting policies of the two businesses that, when conformed, could have a material impact on the combined financial statements. The unaudited pro forma combined condensed financial statements do not assume any differences in accounting policies other than as described in Note 4.

3. Purchase Price and Allocation

The following table sets forth the purchase consideration paid to shareholders of GSI on March 2, 2020, the date of acquisition. The preliminary purchase price allocation set forth below assumes the acquisition had closed on December 31, 2019:

Consideration paid to GSI’s Stockholders:
Cash	$3,500,000
Working capital adjustment	133,080
Work in process payout	276,023

Total consideration	$3,909,103

Preliminary purchase price allocation:
Cash and cash equivalents	$20,119
Accounts receivable	1,071,770
Inventories	367,419
Prepaid expenses and other current assets	79,070
Property, plant and equipment	732,372
Right of use asset	2,885,619
Accounts payable	(109,624)
Accrued expenses	(386,915)
Deferred revenues	(39,186)
Lease liability	(2,885,619)
Noncurrent deferred tax liability, net	(149,900)

Total tangible assets acquired and liabilities assumed	1,585,125
Intangible assets	1,230,000
Contingent liability	(686,200)
Goodwill	1,780,178

Total pro forma net assets acquired	$3,909,103

The final determination of the purchase price allocation and the amount of goodwill acquired will be based on GSI’s assets acquired and liabilities assumed as of March 2, 2020, the date of acquisition.

For the purposes of this pro forma analysis, the purchase price has been preliminarily allocated based on an estimate of the fair value of assets acquired and liabilities assumed as of the date of acquisition. The determination of estimated fair value requires management to make significant estimates and assumptions. The final valuation of net assets is expected to be completed as soon as possible but no later than one year from the acquisition date. The Company will adjust its estimates as needed based upon the final valuation. The following is a summary of preliminary valuation estimates along with management’s assumptions included in the adjustments reflected in the pro forma condensed combined financial information:

Tangible assets and liabilities: Tangible assets and liabilities were valued at their respective carrying amounts which management believes approximate their fair values as of the assumed date of acquisition.

Accrued and other liabilities: Accrued expenses were adjusted to record combined estimated transaction costs incurred. These costs were incurred after December 31, 2019, but are included as an adjustment to accrued and other liabilities and accumulated deficit for purposes of presenting the pro forma condensed combined balance sheet as if the transaction had occurred on December 31, 2019. These transaction expenses are not reflected in the pro forma condensed combined statement of income for the year ended December 31, 2019, as they are not expected to have a continuing impact on future operations.

Identifiable intangible assets: The fair value of intangible assets acquired is based on management’s preliminary valuation as of the acquisition date. Estimated useful lives are based on the time periods during which the intangibles are expected to result in incremental cash flows. The following reflects the estimated fair values and useful lives of the significant intangible assets identified based on management’s preliminary purchase accounting assessments:

		Estimated
	Estimated	Useful Life
	Fair Value	(in years)
Customer contracts	$1,111,000	6-8
Trademarks and trade name	119,000	10
	$1,230,000

The fair value of customers contracts has been estimated using the multi-period excess earnings method, based on forecasted revenue, after-tax cash flow, and contributor asset charges. The fair value of the Trademarks and trade names has been estimated using the relief from royalty method, assuming that if the company did not own the intangible asset or intellectual property, then it would be willing to pay a royalty for its use.

F-53

At this time, the Company’s estimates of the fair values of intangible assets are still subject to considerable uncertainty, as substantial amounts of GSI’s data must be thoroughly analyzed before more precise valuations can be determined. The Company anticipates that these analyses will be completed during the measurement period following the closing date.

Goodwill: Goodwill represents the excess of the acquisition consideration over the preliminary estimated fair values of nets assets acquired. Goodwill presented in the unaudited combined balance sheet was based on the net assets as if the acquisition had occurred on December 31, 2019. Goodwill for the final allocation of the purchase price will be based on the fair value of the net assets acquired on March 2, 2020, the date of acquisition.

Deferred income tax assets and liabilities: On a historical basis, the Company provided for a valuation allowance equal to the full amount of its net deferred tax asset, which consisted primarily of its net operating loss carryforwards for income tax purposes. On a combined basis, the Company currently expects a full valuation allowance would need to be recorded in the first reporting period in 2020 for this due to uncertainty. In addition, the acquisition results in the assumption of net deferred tax liabilities associated with the historical book values of assets acquired and liabilities assumed verses the tax basis of those same assets and liabilities.

4. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the consideration paid to GSI’s stockholders and to adjust amounts related to the tangible and intangible assets and liabilities of GSI to reflect the preliminary estimate of their fair values and the impact on the combined statement of income as if Intellinetics and GSI had been combined during the periods presented. The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

(a)	To record an adjustment to remove GSI cash not acquired in transaction. This amount is offset by an increase in cash related to remaining unused net proceeds from equity offering.

(b)	To record an adjustment to accounts to align with opening balance amounts based on preliminary fair value assessment.

(c)	To record an adjustment to remove GSI note payables not included or acquired in transaction.

(d)	To record an adjustment to record right of use asset and related lease liability in connection with the adoption of ASC 842 “leases”.

(e)	To record an adjustment to record intangible assets and goodwill based on preliminary purchase price allocation.

(f)	To record an adjustment to record the issuance of subordinated notes, net of related financing fees, as net proceeds were used in connection with the transaction

(g)	To record an adjustment to record contingent consideration due to seller in connection with the transaction, based on preliminary purchase price allocation.

(h)	To adjust number of shares outstanding and basic and diluted EPS based on reverse split and stock issuance.

(i)	To record an adjustment to remove deferred tax amounts not attributable to consolidated entity.

(j)	Adjustment to effectuate the reverse stock split and issuance of common equity which proceeds were used in connection with the transaction.

(k)	Adjustments to remove GSI additional paid in capital, offset by an increase due to stock issuance net of transaction costs.

(l)	To remove GSI retained earnings.
(m)	To record an adjustment to remove non-recurring transaction expenses included in historical amounts.
(n)	To record an adjustment for depreciation and amortization of intangibles and property, plant and equipment based on purchase accounting adjustments.

(o)	To remove historical income tax expense of GSI.

(p)	To record an adjustment to remove historical GSI interest expense, offset by additional expense incurred associated with subordinated notes.

F-54

5. Non-recurring Transaction Costs

The Company and GSI have incurred and the Company will continue to incur certain non-recurring transaction expenses. The pro forma condensed combined balance sheet as of December 31, 2019 includes an adjustment of approximately $364,000 to accrued and other liabilities for combined estimated transaction costs (See Note 2 above). These transaction expenses are not reflected in the pro forma condensed combined statement of income for the year ended December 31, 2019, as they are not expected to have a continuing impact on future operations.

6. Pro Forma Combined Net Income (Loss) per Share

The pro forma basic and diluted net income (loss) per share presented in the unaudited pro forma combined condensed consolidated statements of operations is computed based on the weighted-average number of shares outstanding:

Twelve months ended
December 31, 2019
Pro forma net loss	$1,478,427
Intellinetics’ weighted average shares, basic and diluted	370,279
Shares expected to be issued in conjunction with acquisition of GSI	2,423,914
Pro forma weighted average shares, basic and diluted	2,794,193
Pro forma net loss per share, basic and diluted	$0.53

F-55

2,519,490 Shares of Common Stock

INTELLINETICS, INC.

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses that are payable by the Registrant in connection with the offering described in the prospectus that is part of this Registration Statement. All amounts, other than the SEC Registration Fee, are estimates. Although the Registrant will not receive any of the proceeds from the sale of the shares of our common stock being registered in this Registration Statement, the Registrant agreed to bear the costs and expenses of the registration of such shares.

SEC registration fee	$981
Printing fees and expenses	2,000
Accounting fees and expenses	12,000
Legal fees and expenses	25,000
Total	$39,981

Item 14. Indemnification of Directors and Officers.

The Nevada General Corporation Law, our Articles of Incorporation, and our bylaws provide for the indemnification of directors, officers and certain other persons in the circumstances outlined below.

Actions other than by the Registrant

The Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person (i) was liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his or her conduct was unlawful.

Actions by the Registrant

The Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or other entity, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if (i) such person is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of the law, or (ii) such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction to be liable to the Registrant or for amounts paid in settlement to the Registrant, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

Successful Defense

To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the Registrant against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Required Approval

Any discretionary indemnification, unless ordered by a court, must be made by the Registrant only as authorized in the specific case upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances. The determination must be made by (i) the stockholders, (ii) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (iii) if a majority of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Advance of Expenses

The articles of incorporation, the bylaws, or an agreement made by the Registrant may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Registrant.

Other Rights

The indemnification provisions above and the advancement of expenses (i) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled for either an action in his or her official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of the action, and (ii) continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

Registrant has obtained liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacities as directors and officers of the Registrant.

II-2

Item 15. Recent Sales of Unregistered Securities

The offers, sales, and issuances of the securities described below were exempt from the registration requirements under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, including Regulation D promulgated thereunder, regarding transactions by an issuer not involving a public offering. All purchasers of securities in the following transactions represented that they were accredited investors and were acquiring the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration under the Securities Act. All certificates representing the securities in the transactions described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities.

2016 Private Placement

On November 30, 2016, December 30, 2016, January 6, 2017, and January 31, 2017, the Registrant issued to certain accredited investors an aggregate principal amount of $1,250,000 in 12% subordinated convertible notes, convertible into shares of common stock at a conversion price of $32.50 per share. The Registrant retained Taglich Brothers, Inc. as the exclusive placement agent, and paid the placement agent a cash payment of $100,000, which represented an 8% commission of the gross proceeds received in this closing. The Registrant also reimbursed the placement agent for reasonable out of pocket expenses, Financial Industry Regulatory Authority (FINRA) filing fees and related legal fees in an amount of up to $30,000. In addition, the placement agent earned warrants to purchase 3,076 shares of common stock, which represented 8% of the shares of common stock into which the notes sold in the 2016 private placement are convertible, which have an exercise price of $37.50 per share.

2017 Private Placement

On September 21, 2017, November 17, 2017, and November 29, 2017, the Registrant issued to certain accredited investors an aggregate principal amount of $2,150,000 in 8% Secured Convertible Notes, convertible into shares of common stock at a conversion price of $10.00 per share. The Registrant retained Taglich Brothers, Inc. as the exclusive placement agent, and paid the placement agent a cash payment of $172,000, which represented an 8% commission of the gross proceeds received in this closing. The Registrant also reimbursed the placement agent for reasonable out of pocket expenses, FINRA filing fees and related legal fees in an amount of up to $35,000. In addition, the Placement Agent earned warrants to purchase 17,200 shares of common stock, which represented 8% of the shares of common stock into which the notes sold in the 2017 private placement are convertible, which have an exercise price of $12.50 per share.

2018 Private Placement

On September 20, 2018 and September 26, 2018, the Registrant issued to certain accredited investors an aggregate principal amount of $1,300,000 in 8% Subordinated Convertible Notes, convertible into shares of common stock at a conversion price of $6.50 per share. The Registrant retained Taglich Brothers, Inc. as the exclusive placement agent, and paid the placement agent a cash payment of $104,000, which represented an 8% commission of the gross proceeds received in this closing. The Registrant also reimbursed the placement agent for reasonable out of pocket expenses, FINRA filing fees and related legal fees in an amount of up to $20,000. In addition, the Placement Agent earned warrants to purchase 16,000 shares of common stock, which represented 8% of the shares of common stock into which the notes sold in the 2018 private placement are convertible, which have an exercise price of $9 per share.

2019 Convertible Bridge Notes

On November 15, 2019, the Registrant issued the 2019 Bridge Notes to certain accredited investors as described above, with an aggregate principal balance of $397,728. The terms provided for an original issue discount of 12% and maturity on May 15, 2020. Each note holder had a right, in their sole discretion, to convert the notes into securities to be issued by the Registrant in a private placement of equity, equity equivalent, convertible debt or debt financing. The noteholders converted the non-OID portion of the 2019 Bridge Notes into shares of common stock as part of the 2020 private placement, described below.

2020 Private Placement

On March 2, 2020, the Registrant completed the 2020 private placement with certain accredited investors, pursuant to which the Registrant issued and sold (i) 875,000 shares of the Registrant’s common stock, at a price of $4.00 per Share, for aggregate gross proceeds of $3,500,000 and (ii) 2,000 Units, with each Unit consisting of $1,000 in 12% subordinated notes and 40 shares of Registrant’s common stock, for aggregate gross proceeds of $2,000,000 and $5,500,000 for the combined private placement. The principal amount of the 12% subordinated notes, together with any accrued and unpaid interest thereon, become due and payable on February 28, 2023. The Registrant retained Taglich Brothers, Inc. as the exclusive placement agent, and paid Taglich Brothers, Inc. a cash payment of $440,000, which represented an 8% commission of the gross proceeds received in this closing. In addition, Taglich Brothers, Inc. earned warrants to purchase 95,500 shares of common stock, which represented 8% of the shares of common stock sold, which have an exercise price of $4 per share.

II-3

2020 Note Conversion

On March 2, 2020, the Registrant entered into amendments to all of its currently outstanding convertible promissory notes, which were issued by the Registrant to various investors in 2016, 2017, and 2018. As amended, the 2016-2018 Notes permitted the Registrant to convert all of the then-outstanding principal and accrued and unpaid interest payable with respect to the notes into shares of common stock upon the same terms as those offered to investors in any concurrent private placement of securities. In accordance with the amended terms, the Registrant converted all of the then-outstanding principal and accrued and unpaid interest payable with respect to the 2016-2018 Notes into shares of common stock at a conversion price of $4.00 per share. The Registrant retained Taglich Brothers, Inc. as the exclusive placement agent for the 2020 note conversion. In connection with the 2020 note conversion, the Registrant issued 35,250 shares of common stock to Taglich Brothers, Inc., which, based on the conversion price of $4.00 per share, was equal to 3% of the original principal amount of the converted notes.

Stock-Based Compensation

In accordance with the Intellinetics, Inc. 2015 Equity Incentive Plan, the Registrant issued the following stock-based compensation in the previous three fiscal years:

The following Incentive Stock Options to purchase common stock of the Registrant were issued to employees and consultants of the Registrant, all subject to vesting requirements:

Grant Date	Exercise Price	Number of Options	Expiration Date
03/15/2017	$42.50	2,000	March 14, 2027
09/25/2017	$15.00	15,000	September 24, 2027
09/25/2017	$19.00	10,000	September 24, 2027
01/30/2019	$45.00	250	December 31, 2025
03/11/2019	$6.50	33,200	Varies, see note*
03/11/2019	$6.50	10,100	March 10, 2029

* On March 11, 2019, the Registrant canceled previously granted stock options to employees in the following amounts: 3,000 shares at an exercise price of $45.00 per share; 3,200 shares at an exercise price of $48.00 per share; 2,000 shares at an exercise price of $38.00 per share; 15,000 shares at an exercise price of $15.00 per share; and 10,000 shares at an exercise price of $19.00 per share. On the same day, the Registrant replaced those canceled stock options exercisable for a total of 33,200 shares with virtually identical stock options terms in accordance with the 2015 Plan, but at an exercise price of $6.50 per share. Each replaced stock option retained its original expiration date.

On January 7, 2019, the Company issued 5,454 new shares of restricted common stock to an employee of the Company in lieu of cash for a portion of that employee’s base salary.

The following grants of common stock of the Registrant were issued to directors of the Registrant, in accordance with the Registrant’s outside director compensation policy:

Grant Date	Number of Shares
01/03/2017	1,222
03/22/2017	59
01/05/2018	6,052
01/07/2019	10,454
01/02/2020	16,428

II-4

Item 16. Exhibits and Financial Statement Schedules

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which follows the signature page to this Registration Statement and is incorporated herein by reference. All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) of this section do not apply if the Registration Statement is on Form S-1, Form S-3, Form SF-3, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbus, State of Ohio, on the date indicated below.

INTELLINETICS, INC

Date: May 12, 2020	By:	/s/ James F. DeSocio
James F. DeSocio
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. DeSocio and Joseph D. Spain, jointly and severally, with full power to act without the joinder of others, as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution in each, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-1, including, without limitation, any post-effective amendments hereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 12, 2020.

Signature	Title

/s/ James F. DeSocio	President, Chief Executive Officer,
James F. DeSocio	and Director(Principal Executive Officer)

/s/ Matthew L. Chretien	Chief Strategy Officer,
Matthew L. Chretien	Chief Technology Officer, Secretary, and Director
(Principal Executive Officer for prior period)

/s/ Joseph D. Spain	Chief Financial Officer, Treasurer
Joseph D. Spain	(Principal Financial Officer; Principal Accounting Officer)

/s/ Rye D’Orazio	Director
Rye D’Orazio

/s/ Robert Schroeder	Director, Chairman of the Board
Robert Schroeder

/s/ Sophie Pibouin	Director
Sophie Pibouin

/s/ Roger Kahn	Director
Roger Kahn

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INTELLINETICS, INC.

Form S-1

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit No.	Description	Incorporation by Reference
		Form	Exhibit	Filing Date

2.1	Stock Purchase Agreement, dated as of March 2, 2020, by and among Intellinetics, Inc., Graphic Sciences, Inc., and Thomas M. Liebold, Gregory P. Colton, Fredrick M. Kamienny, and Frederick L. Erlich	8-K	2.1	03-04-2020

2.2	Asset Purchase Agreement, dated April 21, 2020, by and among Intellinetics, Inc., CEO Imaging Systems, Inc., and Bradley R. Lahr	8-K	2.1	04-24-2020

3.1.1	Articles of Incorporation of Intellinetics, Inc.	10-SB	3.1	10-02-2000

3.1.2	Certificate of Correction, effective May 22, 2007	8-K	3.1	06-15-2007

3.1.3	Certificate of Amendment to Articles of Incorporation of Intellinetics, Inc.	8-K	99.1	09-03-2014

3.1.4	Certificate of Amendment to Articles of Incorporation of Intellinetics, Inc., dated March 2, 2020	8-K	3.1	03-04-2020

3.1.5	Certificate of Amendment to Articles of Incorporation of Intellinetics, Inc., dated March 3, 2020	8-K	3.2	03-04-2020

3.2.1	Bylaws of Intellinetics, Inc.	10-SB	3.3	10-02-2000

3.2.2	Amendment No. 1 to the Bylaws of Intellinetics, Inc.	8-K	3.4	03-01-2012

3.2.2	Amendment No. 2 to the Bylaws of Intellinetics, Inc.	8-K	3.3	03-04-2020

4.1	Form of Stock Certificate	10-K	4.1	03-30-2020

4.2	Form of Warrants dated November 30, 2016	8-K	10.2	12-06-2016

4.3	Form of Placement Agent Warrants, dated January 31, 2017	8-K	10.3	01-06-2017

4.4	Form of Warrant to Purchase Common Stock, issued October 22, 2017	8-K	10.2	10-26-2017

4.5	Form of Placement Agent Warrants	8-K	10.5	11-24-2017

4.6	Form of Placement Agent Warrants	8-K	10.3	09-26-18

4.7	Form of 12% Subordinated Notes, dated March 2, 2020	8-K	10.2	03-04-2020

4.8	Form of Placement Agent Warrants, dated March 2, 2020	8-K	4.4	03-04-2020

4.9	Paycheck Protection Program Term Note +

5.1	Opinion of McDonald Carano LLP +

10.1	Amended Employment Agreement of Matthew L. Chretien, dated September 16, 2011	8-K	10.37	02-13-2012

10.2	Amended Offer of Employment of Matthew L. Chretien, dated September 16, 2011	8-K	10.38	02-13-2012

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10.3	Employment Agreement of Joseph D. Spain dated December 2, 2016	8-K	10.3	12-06-2016

10.4	Lease Renewal Agreement by and between Intellinetics, Inc. and Dividend Drive LLC, dated as of August 9, 2016	10-K	10.6	03-30-2017

10.5	Intellinetics, Inc. 2015 Equity Incentive Plan	8-K	10.3	04-30-2015

10.6	First Amendment to Intellinetics, Inc. 2015 Equity Incentive Plan, dated September 25, 2017	8-K	10.2	09-26-2017

10.7	Second Amendment to Intellinetics, Inc. 2015 Equity Incentive Plan, dated February 19, 2018	8-K	10.2	02-23-2018

10.8	Form of Non-Qualified Stock Option Agreement under Company’s 2015 Equity Incentive Plan	10-K	10.9	03-28-2016

10.9	Form of Incentive Stock Option Agreement under Company’s 2015 Equity Incentive Plan	8-K	10.6	01-05-2016

10.10	Offer Letter, dated September 25, 2017, between Intellinetics, Inc. and James F. DeSocio	8-K	10.1	09-26-2017

10.11	Intellinetics, Inc. 2018 Executive Incentive Compensation Plan	8-K	10.3	02-23-2018

10.12	Amendment, dated February 19, 2018, between Intellinetics, Inc. and Joseph D. Spain	8-K	10.1	02-23-2018

10.13	State of Michigan Enterprise Procurement Notice of Contract No 171 180000000749, between the State of Michigan and Graphic Sciences, Inc., with Standard Contract Terms, dated June 1, 2018	8-K	10.4	03-04-2020

10.14	Form of Securities Purchase Agreement, dated March 2, 2020	8-K	10.1	03-04-2020

10.15	Form of Registration Rights Agreement, dated March 2, 2020	8-K	10.3	03-04-2020

21.1	List of Subsidiaries of Intellinetics, Inc. +

23.1	Consent of Independent Registered Public Accounting Firm +

23.2	Consent of Independent Registered Public Accounting Firm +

+	Filed herewith:

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